As filed with the Securities and Exchange Commission on March 29, 2006
                                                     Registration No. 333-131254

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO


                                    Form S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                TRUEYOU.COM INC.
             (Exact name of Registrant as specified in its charter)


------------------------------------------------------------------------------------------
           Delaware                            7389                      13-4024017
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)       Classification Code Number)    Identification Number)
------------------------------------------------------------------------------------------


                          Building No. 501, Fifth Floor
                                7 Corporate Park
                                Norwalk, CT 06851
                                 (203) 295-2121
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                  John Higgins
                                    President
                        Klinger Advanced Aesthetics, Inc.
                          Building No. 501, Fifth Floor
                                7 Corporate Park
                                Norwalk, CT 06851
                                 (203) 295-2121
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             Edward R. Mandell, Esq.
                              Troutman Sanders LLP
                              The Chrysler Building
                              405 Lexington Avenue
                               New York, NY 10174
                                 (212) 704-6163

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________

                         CALCULATION OF REGISTRATION FEE


                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
   Title of each class of            Amount to              Proposed maximum           Proposed maximum       Amount of
securities to be registered        be registered      offering price per share    aggregate offering price    registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per share       8,611,360(1)          0.32(2)              $2,755,635               $294.85
-------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per share     278,589,673(3)          0.32(4)             $89,148,695             $9,538.91
-------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per share      84,520,222(5)          0.32(4)             $27,046,471             $2,893.97
-------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per share      79,828,028(6)          0.32(4)             $25,544,968             $2,733.31
-------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per share      63,638,770(7)          0.32(4)             $20,364,406             $2,178.99
--------------------------------------------------------------------------------------------------------------------------

Total                                                                                                           $17,640.03*

--------------------------------------------------------------------------------------------------------------------------

(1)      Consists of issued and outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average bid and ask price as reported on the Pink Sheets(R) on January 19, 2006, which date is within five business days prior to the initial filing date of this registration statement.


(3) Consists of shares of Common Stock issuable upon conversion of 27,858.9673 shares of our Series B Preferred Stock.


(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(g) under the Securities Act of 1933, as amended, based on the average bid and ask price as reported on the Pink Sheets(R) on January 19, 2006, which date is within five business days prior to the initial filing date of this registration statement.


(5) Consists of shares of Common Stock issuable upon conversion of 8,452.0222 shares of our Series C Preferred Stock.


(6) Consists of shares of Common Stock issuable upon conversion of 1,530 shares of our Series D Preferred Stock.

(7) Consists of shares of Common Stock issuable upon the exercise of Warrants to purchase 6,363.8770 shares of our Series B Preferred Stock.


*        Previously paid.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, DATED, March 29, 2006


                                   PROSPECTUS

                       515,188,042 Shares of Common Stock

                                TRUEYOU.COM INC.

                                ----------------


         We are registering up to 515,188,042 shares of our Common Stock for sale by certain of our shareholders from time to time. 8,611,360 of the shares have already been issued, 278,589,673 of the shares are issuable upon conversion of shares of our Series B Preferred Stock, 84,520,222 of the shares are issuable upon conversion of shares of our Series C Preferred Stock, 79,828,028 of the shares are issuable upon conversion of shares of our Series D Preferred Stock and 63,638,770 of the shares are issuable upon exercise of Warrants to purchase shares of our Series B Preferred Stock. The selling shareholders will receive all the proceeds from the sale of the offered shares. See "Selling Shareholders" on page 65 of this prospectus.


         The selling shareholders named in this prospectus are selling 515,188,042 shares of our Common Stock. We will not receive any proceeds from the sale of any shares of Common Stock sold by the selling shareholders. We may receive proceeds in connection with the exercise of Warrants, the underlying shares of which may be sold by the selling shareholders under this prospectus.


         Our Common Stock is quoted on the on the Pink Sheets(R) under the symbol "TUYU.PK." The last reported sale price of our Common Stock on the on the Pink Sheets(R) on March 21, 2006 was $0.67 per share.


                                ----------------


         Investing in our Common Stock involves risks. See "Risk Factors" beginning on page 9.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    The date of this Prospectus is [ ], 2006

         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                ----------------

                                TABLE OF CONTENTS


SUMMARY                                                                        1

THE OFFERING                                                                   7

RISK FACTORS                                                                   9

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS                               15

USE OF PROCEEDS                                                               16

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY                           17

SELECTED CONSOLIDATED FINANCIAL DATA                                          18

MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS                                         20

RECENT ACCOUNTING PRONOUNCEMENT                                               30

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK                    31

BUSINESS                                                                      31

PROPERTIES                                                                    46

LEGAL PROCEEDINGS                                                             48

DIRECTORS AND EXECUTIVE OFFICERS                                              48

PRINCIPAL STOCKHOLDERS                                                        57

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS                          59

DESCRIPTION OF CAPITAL STOCK                                                  61

SELLING SHAREHOLDERS                                                          65

VALIDITY OF SECURITIES                                                        76

EXPERTS                                                                       76

WHERE YOU CAN FIND MORE INFORMATION                                           77

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS                                    78

                                     SUMMARY


         This summary highlights selected information about TrueYou.Com Inc. (the "Company") and Klinger Advanced Aesthetics, Inc. ("KAAI") and the material terms of the offering. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus contains forward-looking statements that involve risks and uncertainties. Our results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in "Risk Factors" and elsewhere in this prospectus. Unless otherwise indicated: references to "TrueYou" refer to TrueYou.Com Inc.; references to "KAAI" refer to Klinger Advanced Aesthetics, Inc. and its consolidated subsidiaries; references to the "Company," "we," "our," and "us" refer to TrueYou.Com Inc. and its consolidated subsidiaries (including KAAI); and the terms "fiscal year" and "year" in this prospectus refer to the years ended on June 30 of the year referenced.


                                  Our Business


         We are a business platform that offers: (i) integrated and branded appearance enhancement services, (ii) scientifically tested appearance and skin health improvement products (our Cosmedicine line) that deliver measurable results and (ii) intellectual property to support the delivery of aesthetic-related services by other service providers. We bring medical aesthetics (cosmetic dermatology, cosmetic surgery and cosmetic dentistry) and non-medical aesthetics services (skin care, hair care and spa care) and related products together in an upscale environment. We currently have 12 locations in top markets across the United States, including two fully integrated facilities and 10 spa/salons that are awaiting conversion to the KAAI model.


         Our Strategic Advantages. We believe that our business model responds directly to consumer needs uncovered through over $4 million of research conducted prior to KAAI's formation. Using the knowledge gained in this research we have developed core components to answer what we believe are unmet market/consumer needs in a manner which we believe differentiates us from our competition and provides us with a strategic advantage.


         Prestigious Strategic Partners. We have a distribution agreement with Sephora USA, LLC ("Sephora"), the U.S. affiliate of a premier beauty retail chain with over 500 stores in 14 countries. Sephora has paid us a $5 million performance deposit in connection with its commitment to sell our Cosmedicine product line throughout the U.S. and its website. If Sephora terminates the agreement in accordance with its terms, it may have the right to recover a portion of the $5 million performance deposit. In addition, the agreement includes a comprehensive joint marketing arrangement with us.

         We have a multi-pronged alliance with Johns Hopkins Medicine, acting through The Johns Hopkins Health System Corporation and The Johns Hopkins University ("Johns Hopkins"), widely acknowledged to be among the most respected medical institutions in the U.S. Johns Hopkins has agreed to review and assess our process for verifying the safety and clinical quality of our practitioners, protocols and facilities; it also provides oversight of our Medical Advisory Board and provides oversight of the scientific testing of our Cosmedicine product line. Johns Hopkins approved the use of the Johns Hopkins Medicine name as part of the marketing of our facilities, intellectual property, collateral materials and Cosmedicine products and we are in the process of finalizing a formal agreement with respect to the foregoing.

         Cosmedicine Product Line. We have developed and are continuing to develop our Cosmedicine line of skin care products which we believe measurably improve skin health and appearance. This line is being distributed through Sephora stores, KAAI locations and on our respective websites and contain ingredients clinically proven for performance and safety. These products have been specifically formulated for us and Johns Hopkins consulted on the formulation and packaging of the products and the analysis of the data resulting from the clinical studies of the products.

         Aesthetic Practice Delivery System. We are currently developing a practice management system called Aesthetic Practice Delivery System ("APDS"), a tool for medical offices that perform aesthetic procedures. APDS is being designed and developed in consultation with our Medical Advisory Board. APDS will provide a series of proprietary tools that we believe will improve the quality, safety and predictability of aesthetic services performed in a medical setting. We expect to license APDS to cosmetic medical practitioners in the United States and abroad.

         Protocol-Driven Signature Services. We are developing standardized service protocols for each of our signature appearance-improvement services in skin care, hair care and aesthetic medical service care (the KAAI Signature Services, which we expect to launch in May 2006. These protocols are specific, step-by-step sequential techniques required to perform our KAAI Signature Services. These protocols are being developed to (i) use best-practice techniques and provider training methods that can assure a high quality and predictable client experience (ii) serve as an objective basis for monitoring other aesthetics service providers' compliance with our KAAI Signature Services and (iii) incorporate our Cosmedicine products into our KAAI Signature Services in a standardized way. We intend to license these protocols to other aesthetics service providers who wish to offer our KAAI Signature Services.


         Comfortable Environment. Our fully integrated facilities are carefully designed to ensure client comfort and privacy. We also utilize our Aesthetic Concierges who are trained aesthetic decision support professionals and who assist clients relating to aesthetic services, products and other issues.


         In addition to our strategic alliances with Johns Hopkins and Sephora and a Medical Advisory Board that is comprised of leading aesthetic physicians, we have an agreement with Mandalay Entertainment that provides us with preferred access to entertainment industry events and venues. We believe our strategic alliances along with the support of FCPR L Capital ("L Capital"), a private equity fund sponsored by Moet Hennessy Louis Vuitton S.A. ("LVMH"), will enable us to develop a branded credibility across aesthetic services and products. Sephora is an affiliate of LVMH and L Capital. See "Certain Relationships and Related Party Transactions."


                                   Background

TrueYou.Com Inc.


         TrueYou was organized on September 9, 1998 under the laws of the State of Delaware by its former parent, United Network Technologies Corp. In January 1999, United Network Technologies transferred all 100 shares of its common stock in the company to United Network Marketing Services, Inc., a wholly-owned subsidiary of United Network Technologies. In April 1999, TrueYou effected a 33,300-to-1 stock split and amended its certificate of incorporation to increase its authorized capital stock to 21,000,000 shares consisting of 20,000,000 common shares and 1,000,000 preferred shares. Immediately thereafter, United Network Marketing distributed all 3,330,000 shares of its common stock in TrueYou to its stockholders, rendering TrueYou a stand alone business.


         Until December 20, 2005, TrueYou was a developer of Web-based, direct-to-direct personal potential and professional development programs designed for businesses. TrueYou's product offerings, which consisted of sales productivity, work-life balance and employee retention programs were designed to be delivered via the Internet or corporate intranet in the form of three to five minute Best Steps Learning Modules. Such products were intended for sale principally to large and middle market companies.


         On December 20, 2005, TrueYou consummated a Share Exchange Agreement with KAAI and security holders of KAAI (the "Share Exchange Agreement"). Under the terms of the Share Exchange Agreement, TrueYou issued to the KAAI
Securityholders: (i) 27,858.9673 newly issued shares of its Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"), each of which is convertible into 10,000 shares of TrueYou Common Stock, (ii) 8,452.0222 newly issued shares of its Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock"), each of which is convertible into 10,000 shares of Common Stock and (iii) newly issued Warrants to purchase 3,969.0363 shares of its Series B Preferred Stock (the "Warrants"). On December 22, 2005, affiliates of North Sound Capital LLC and Valesco Capital Management LP invested $15.3 million in exchange for 1,530 newly issued shares of our Series D Convertible Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock", and together with the Series B Preferred Stock and Series C Preferred Stock, the "Preferred Stock"), each of which is convertible into approximately 52,175 shares of Common Stock, and Warrants to purchase 2,394.8407 shares of Series B Preferred Stock (the "Series D Preferred Financing"). The shares of Series B Preferred Stock will automatically convert into Common Stock after the Company amends its certificate of incorporation in order to increase the number of shares of Common Stock it is authorized to issue (the "Authorized Share Increase"). Subject to certain restrictions, the shares of Series C Preferred Stock and Series D Preferred Stock will automatically convert into Common Stock upon the consummation of an underwritten public offering with gross proceeds to us of not less than $30,000,000; provided, that at such time this registration statement is effective or such shares can be sold under Rule 144. As a result of this transaction, KAAI became a subsidiary of TrueYou.




         On March 22, 2006, the Company's Board of Directors approved and recommended that the stockholders of the Company approve an amendment to our Certificate of Incorporation (the "Certificate of Amendment") to (i) change the Company's name from TrueYou.Com Inc. to Klinger Advanced Aesthetics, Inc., (ii) increase the number of authorized shares of Common Stock that we are authorized to issue from 20,000,000 to 60,000,000 and (iii) implement a reverse stock split whereby each twenty-five (25) shares of our issued and outstanding Common Stock will be combined into one (1) share of Common Stock.

         On March 23, 2006 the Certificate of Amendment was approved by: (A) the holders of a majority of the Company 's outstanding stock entitled to vote with respect to an amendment of the Company's certificate of incorporation, (B) the holders of more than 50% of the outstanding shares of Series C Preferred Stock, in accordance with the Certificate of Designation of the Series C Preferred Stock; and (C) the holders of more than 75% of the outstanding shares of Series D Preferred Stock, in accordance with the Certificate of Designation of the Series D Preferred Stock. On March 23, 2006 we filed with the Securities and Exchange Commission (the "Commission") a preliminary Information Statement on
Schedule 14C (the "Information Statement") in connection with the proposed Amendment. We will file a definitive Information Statement and mail it to our shareholders in accordance with the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Certificate of Amendment may not be filed until at least 20 calendar days after the definite Information Statement is mailed to the stockholders of the Company. Following the expiration of such 20-day period, the Company will file the Certificate of Amendment with the Delaware Secretary of State, which will become effective on the date of such filing.



Klinger Advanced Aesthetics, Inc.


         KAAI was formed under the name Advanced Aesthetics, Inc. in 2003 by principals of Kidd & Company, LLC ("KCO"), a Greenwich, Connecticut based principal investment firm. On January 9, 2006, Advanced Aesthetics, Inc. changed its name to Klinger Advanced Aesthetics, Inc. KAAI's initial major investors were KCO and L Capital. Technology Investment Capital Corp. ("TICC"), a publicly traded business development company, has also assisted in the financing of KAAI.


         Prior to forming KAAI, KCO invested approximately $4 million in research to analyze and determine the unmet needs in the aesthetics market - a market which, according to a study conducted by The Monitor Group, generated $97 billion in domestic revenue in 2004. Based on this research, KAAI was formed to respond to the key findings that consumers desire an aesthetics platform that delivers the following:

o        Results - "measurable" benefits from a brand;

o        Convenience - an end-to-end delivery system for aesthetic procedures;

o        Products - medical grade skin care products;

o Confidence - peace of mind about the quality and safety of services and products; and

o        Quality  -  a  facility   that   combines   high  quality   procedures,
         professionals and client service and care.

         Until the launch of KAAI's first fully integrated center in early 2004, such all-inclusive facilities were not, to KAAI's knowledge, available in the marketplace. KAAI believes that consumers, while highly intrigued by aesthetic services and products, remain confused due to the highly fragmented nature of delivery platforms, conflicting information and absence of standardized metrics.

         KAAI tries to fill this market gap, offering consumers a single, trusted brand and delivery system for accessing services and products that deliver predictable and measurable benefits.

                               Current Operations

         Our locations include two fully integrated properties, as well as ten other stores that are currently in planning stages for conversion to the KAAI model. Taken together, our operating presence is national in scope, with locations in key markets such as New York, Beverly Hills, Boca Raton, Palm Beach Gardens, West Palm Beach, Dallas, Chicago and Short Hills.


         Our flagship facilities in West Palm Beach and Palm Beach Gardens feature cosmetic dermatology, spa services, cosmetic surgery consultations, salon care and retail products on-site, and cosmetic surgery and dentistry via off-site, affiliated providers. All our medical treatments and providers (both on and off-site) are reviewed and approved by our Medical Advisory Board, which is overseen by Johns Hopkins. Clients are able to better understand their aesthetic service and product needs via the use of our SkinState diagnostic tools, which objectively record facial aesthetic metrics such as hydration (moisture) level, sebum (oil) level, pore size, UV damage, etc. In addition, we help clients navigate through the confusing array of beauty enhancement options through our Aesthetics Concierge function. The Aesthetics Concierge guides interested clients through the patent-pending Personal Aesthetics Blueprint, a comprehensive analysis of the client's current aesthetic characteristics and goals. The Aesthetics Concierge also provides information and decision support on all our treatments, services and products. We have found the Aesthetics Concierge function is integral in educating consumers about aesthetic services and products and that it translates into client interest in additional products and services.

         We have developed and are continuing to develop a skin care line of products called Cosmedicine, which have been tested for safety and performance by Johns Hopkins. We launched the products in February 2006 for exclusive distribution at Sephora stores, KAAI locations and on our respective websites.

         We are developing APDS, a practice management system for medical offices that perform aesthetic procedures. APDS is being designed and developed in consultation with our Medical Advisory Board. APDS will provide a series of proprietary tools that we believe will improve the quality, safety and predictability of aesthetic services performed in a medical setting. We expect to license APDS to cosmetic medical practitioners in the United States and abroad.


         Strategic Differentiation


         Our market positioning and strategy provide strategic differentiation. In almost all areas of the aesthetics market, for both services and products, there is consumer confusion around basic questions such as: what works? what's safe? who's good? Our concept is to differentiate ourselves by providing high quality, integrated services and products that address clients' needs. We bring together four strategic assets and relationships that we believe elevate our brand and enable strategic differentiation from our competitors. These assets and relationships include:

o Johns Hopkins - Johns Hopkins, one of the nation's most respected medical institutions, has aligned with us to review and assess our process for verifying the safety and clinical quality of our practitioners, protocols and facilities. Johns Hopkins is also providing oversight of the scientific testing of Cosmedicine, a new product line which we are developing, for safety and performance. Johns Hopkins has approved the use of the Johns Hopkins Medicine name on our Cosmedicine packaging.

o Sephora - Sephora is a fast growing upscale beauty retailer with 120 locations in the U.S. and over 450 locations abroad. We have embarked on a three-pronged strategic partnership with Sephora that includes:
         (i) development of our over-the-counter medical grade skin care line, Cosmedicine, that is being distributed in Sephora stores, for which Johns Hopkins is providing branded oversight of safety and performance;
         (ii) a store-within-a-store concept, whereby we will have mini-stores within Sephora stores; and (iii) the development of smaller-scale KAAI stores that are situated adjacent to select Sephora locations.

o Georgette Klinger - in 2004 KAAI acquired the retail locations and other assets of Georgette Klinger, a 62-year old venerable brand, which was an early innovator of "facials" that measurably improve the quality and health of facial skin. Georgette Klinger's thousands of clients and nine prestige locations represent a strong client and real estate platform for our aesthetic service and product offerings.

o Medical Advisory Board - our Medical Advisory Board includes leaders from several professional associations in the field of aesthetic medicine (e.g., the American Society of Plastic Surgeons and the American Society of Aesthetic Plastic Surgeons). Johns Hopkins oversees our Medical Advisory Board.

                                Business Strategy


         There are three key pillars to our business plan:

(1)      Branded Owned and Operated Facilities


         o Integrated Flagships - Integrated Flagships feature a full suite of cosmetic surgery (performed by medical professional providers), dermatology, dentistry, spa care, salon services, and retail products that establish our brand.

         o Stand-Alone Boutiques - Stand-Alone Boutiques will feature KAAI Signature Services, a select menu of spa/salon services and non-invasive medical modalities and will be approximately 5,000 square feet in size. Our Stand-Alone Boutiques will be able to capture the full retail mark-up of Cosmedicine products.

         o Sephora-Adjacent Boutiques - Subject to us raising additional capital, we will begin construction on Sephora-Adjacent Boutiques next to certain Sephora store locations during fiscal year 2007. The stores will feature an adjoining common door to facilitate the free pass-through of customers and maximize the "store extension" feel. These facilities will feature the same KAAI Signature Services, available at the Stand-Alone Boutiques.


(2)      Cosmedicine Product Line

         o Cosmedicine Product Line - We developed and started distribution of our new Cosmedicine line of products, an over-the-counter medical grade private label skin care line, using what we believe are the most sophisticated, effective ingredients available. Johns Hopkins is providing oversight of the scientific testing of Cosmedicine for safety and performance.

(3)      Intellectual Property

         o Aesthetics Practice Delivery System - We are developing APDS, a practice management system for medical offices that perform aesthetic procedures. APDS is being designed and developed in consultation with our Medical Advisory Board. APDS will provide a series of proprietary tools that we believe will improve the quality, safety and predictability of aesthetic services performed in a medical setting. We intend to license APDS to cosmetic medical practitioners in the United States and abroad.

         o Protocol-Driven Signature Services - We are developing standardized service protocols for our KAAI Signature Services, which we intend to launch in May 2006. These protocols are specific, step-by-step sequential techniques required to perform our KAAI Signature Services. These protocols are being developed to (i) use best-practice techniques and provider training methods that can assure a high quality and predictable client experience (ii) serve as an objective basis for monitoring other aesthetics service providers' compliance with our KAAI Signature Services and
                  (iii) incorporate our Cosmedicine products into our KAAI Signature Services in a standardized way. We intend to license these protocols to other aesthetics service providers who wish to offer our KAAI Signature Services.


                            Our Corporate Information

         We are a corporation organized under the laws of the State of Delaware. Our principal executive office is located at Building No. 501, Fifth Floor, 7 Corporate Park, Norwalk, Connecticut 06851 and our telephone number is (203) 295-2121. Our website address is www.aai.com. Neither our website nor the information contained in our website is part of this prospectus.

                            Market and Industry Data

         In this prospectus we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Some data is also based on our good faith estimates, which are derived from our review of internal surveys and studies by third parties commissioned by us, as well as independent industry publications. Although we believe that these outside sources are reliable, we have not independently verified and do not guarantee the accuracy and completeness of this information.

                          Trademarks and Service Marks


         We own or have rights to various trademarks and tradenames used in our business, including: KAAI, the KAAI logo, KAAI Signature Services, Klinger Advanced Aesthetics, Cosmedicine, Georgette Klinger, SkinState, Personal Aesthetics Blueprint, Aesthetic Concierge, Truth is Beauty, Nth (K Logo) Services and The Place of Possibilities. This prospectus and the documents incorporated by reference also include trademarks, service marks and trade names of other companies

                                  THE OFFERING

Common stock offered by the selling shareholders......515,188,042 shares.

Common stock outstanding after this offering..........521,572,154 shares.

Use of proceeds.......................................We will not  receive any  proceeds  from the  sale of any  shares  of our  Common
                                                      Stock by the selling shareholders or the
                                                      conversion  of our Preferred  Stock.  We
                                                      may receive  proceeds in connection with
                                                      the exercise of Warrants, the underlying
                                                      shares  of  which  may  be  sold  by the
                                                      selling    shareholders    under    this
                                                      prospectus.


Risk factors..........................................See "Risk  Factors"  beginning on page 9 of this  prospectus  for a discussion of
                                                      factors  you should  carefully  consider
                                                      before  deciding to invest in our Common
                                                      Stock.


Pink Sheets(R) symbol................................."TUYU.PK"

         The number of shares of Common Stock outstanding after this offering is based on: (i) 14,995,513 shares of Common Stock outstanding, (ii) 278,589,673 shares of Common Stock issuable upon conversion of Series B Preferred Stock currently issued and outstanding, (iii) 84,520,222 shares of Common Stock issuable upon conversion of Series C Preferred Stock currently issued and outstanding, (iv) 79,828,028 shares of Common Stock issuable upon conversion of Series D Preferred Stock issued and outstanding and (v) 63,638,770 shares of Common Stock underlying outstanding Warrants.

                       Summary Consolidated Financial Data

         The table appearing below sets forth our selected financial data as of the end of and for each of the three fiscal years in the period ended June 30, 2005, which have been audited by Amper, Politziner & Mattia, P.C. We have also presented financial data from KAAI's predecessor company, Dischino Corporation d/b/a Cosmo & Co., for the periods ended March 31, 2001, 2002 and 2003. This information should be read together with the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes to those statements included elsewhere in this prospectus.



                                                   Predecessor                    Klinger Advanced Aesthetics, Inc. (2)
                                        --------------------------------          ---------------------------------------------
                                                   (unaudited)                    For the
                                                                                  Period From
                                                                                  June 29
                                                                                  [inception]
In thousands, except share and per                                                to June 30,                       2005
share amounts                             2001        2002          2003           2003(1)         2004(1)     (As restated)(3)
-------------------------------------------------------------------------------------------------------------------------------
Total revenue-net                        $2,295      $2,754        $3,304        $     -         $ 13,309        $ 32,933
Cost of revenue                           1,178       1,413         1,696                           7,608          16,601
-------------------------------------------------------------------------------------------------------------------------------
Total operating expenses:                   883         977         1,093          4,990           17,362          32,227
-------------------------------------------------------------------------------------------------------------------------------
Income (loss) from operations:              234         364           515         (4,990)         (11,661)        (15,895)
Interest expense (income), net:               -           -             -              -            2,173           4,026
-------------------------------------------------------------------------------------------------------------------------------
Net income (loss) applicable to
  common shareholders:                   $  146      $  227        $  321        $(4,990)        $(14,322)       $(21,321)

===============================================================================================================================
Basic and diluted loss
  per common share:                         N/A         N/A           N/A        $ (0.54)          $(1.55)       $  (2.30)
                                         ======================================================================================


----------


     (1) See Footnote 2 to the Consolidated Financial Statements for the years ended June 30, 2005 (as restated), 2004 and 2003 as to acquisitions made during the each year.

     (2) See the unaudited interim Consolidated Financial Statements for the six month periods ended December 31, 2005 and December 31, 2004.

     (3) See Footnote 15 to the Consolidated Financial Statements for the fiscal years ended June 30, 2005 (as restated), 2004 and 2003.


         Following is selected balance sheet data as of June 30, 2005 and 2004 for KAAI:


                                            2005                     2004
                                       (As Restated)
                                       -----------------------------------------

Total assets                              $36,921                 $42,544
Working capital (deficiency)              (19,253)                 (5,830)
Total liabilities                          61,078                  45,562
Shareholders' deficit                     (24,157)                 (3,018)


--------------------------------------------------------------------------------

                                  RISK FACTORS


         Any investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below may not be the only ones we face. If any of the following risks actually occurs, our business, results of operations or financial condition would likely suffer. In such an event, the trading price of our Common Stock could decline and you could lose all or part of your investment.


                          Risks Related to the Company

We have a history of large operating losses.


         As of June 30, 2005 we had an accumulated net deficit of $39.7 million. As of December 31, 2005, the accumulated deficit increased to $57.5 million. These losses result, in part, from our high corporate expenses in connection with the establishment of the business and the limited revenues we had during the same periods. We believe that our corporate expenses, as a percent of revenue, will decrease going forward as a result of revenue increases, however, there are no assurances that we will be able to significantly grow our revenue, reduce our corporate expenses or become profitable in the future. These factors raise doubt about our ability to continue as a going concern. Also, as a result of our losses, the opinion of our Independent Registered Public Accountants on our audited financial statements for fiscal years 2005, 2004 and 2003 has included an explanatory paragraph relating to "going concern consideration." A going concern consideration explanatory paragraph indicates that our auditors have substantial doubt about our ability to continue as a going concern for at least a reasonable period of time. Our ability to continue as a going concern ultimately depends on our ability to increase sales and reduce expenses to a level that will allow us to operate profitably and sustain positive operating cash flows.


We will need additional capital and will be required to curtail our planned expansion if it is not available.


         Our principal future uses of funds are for debt service, working capital requirements and capital spending to execute our strategy. It is expected that our net losses will continue at least through the end of fiscal year 2007. In addition, subject to our ability to raise additional capital, we expect to spend approximately $14 million during the period commencing with the last quarter of fiscal year 2006 and through the end of fiscal year 2007 to refurbish our facilities, develop an information technology infrastructure, and develop our proprietary diagnostics products. Our need for additional capital to finance our operations and growth will be greater if, among other things, our revenue or expense estimates prove to be incorrect. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which would adversely affect our prospects, business, operating results and financial condition by forcing us to reduce the pace of our planned expansion, to curtail our operations or not pursue opportunities which present themselves.


We might fail to maintain leading-edge capabilities.

         Our market will likely undergo rapid, significant technological change in the future. While we anticipate that we will be able to embrace and offer these capabilities, any failure by us to anticipate or respond in a cost-effective and timely manner to technological developments or changes in industry standards, or any significant delays in capability development or introduction, would have a material adverse effect on our business, financial conditions, results of operations and prospects.

We might fail to develop our Cosmedicine line of products.



         Our future success relies in part on the development and success of our Cosmedicine product line which is still being developed and has just been launched. There is no guarantee that we will be able to penetrate the cosmetics market and successfully sell the Cosmedicine products. If we fail to do so our results of operations will be adversely affected.

         Atlantis Laboratories, the independent formulator of our Cosmedicine line of products is the owner of all of the rights to the intellectual property developed in connection with such formulations. Although we are currently negotiating with the formulator, currently we have no definitive agreements with such formulator with respect to such intellectual property and/or with respect to the manufacturing and producing of Cosmedicine products. Any dispute in the future with such formulator which impairs our ability to provide Cosmedicine products could adversely affect our financial results.

We are dependent on our relationships with Sephora and Johns Hopkins.

         Our agreements with both Sephora and Johns Hopkins provide us with key differentiation versus existing and potential competitors. Both agreements grant Sephora and Johns Hopkins, respectively, the right to terminate their agreement with us for a variety of reasons. From time to time we extend our agreements with Johns Hopkins and the current extension of our agreements with Johns Hopkins expires on March 31, 2006. On March 28, 2006, we obtained a further extension until June 30, 2006. If either Sephora or Johns Hopkins terminates their agreement with us, our results of operations will be negatively affected. Under certain circumstances we may also have to reimburse a portion of the upfront $5 million performance deposit we received from Sephora.

A failure to secure agreements for the distribution of our Cosmedicine product line outside the United States may reduce its market penetration.

         We are currently seeking global distribution channels to provide global distribution for our specially formulated Cosmedicine product line outside of the United States. If we fail to secure such distribution channels, it might take the Cosmedicine products a longer time to penetrate the international markets, sales of the Cosmedicine line may suffer and our results of operations and prospects may be negatively affected.

We are creating the KAAI brand name and any negative publicity may affect our operations.

         We are creating a chain of high-end centers under the Klinger Advanced Aesthetics brand name (the "KAAI brand name"). In our industry, a good reputation and referrals from existing clients are essential for success. If any of our centers or providers becomes involved in an incident that generates negative publicity, it might negatively affect the value of this brand name and all our centers' ability to market products and services to existing and new clients.


We compete with many local service providers.

         In each of the markets that we operate, we compete with many providers of appearance-enhancement services and beauty products. Many of these service providers have been in business for many years, have a significant loyal client base and have greater financial resources. In addition, many of these service providers are able to provide low-cost, high-margin services that will compete with our services at lower prices. There are no assurances that we will be able to build a significant, loyal customer base in each of the areas that we will operate and that each of our centers will be profitable. If we fail to attract clients we might not be able to return our investment in such centers and our results of operation will be negatively affected.

We might not be able to secure attractive locations.

         Our ability to grow depends upon our ability to obtain attractive retail sites for new aesthetic centers. The success of a center depends significantly on the quality of the site selected. We face intense competition for retail sites from other companies operating in the beauty industry and from retailers operating in other industries. The failure to obtain adequate retail sites could have a material adverse effect on our business, results of operations and financial position. Any increased competition for retail sites could result in higher occupancy costs and other expenses. In turn, this could have a material adverse effect on our business, financial condition, results of operations and prospects.

We need to successfully manage our growth and business plan in order for the addition of any new centers to be profitable.

         Our future growth depends in part upon expansion of the number of our centers. We cannot assure that we will be successful in expanding the number of centers, or that such additions will achieve sales levels satisfactory to us. Demand for our services and products is driven by consumers whose broad spending patterns are affected by the state of the general economy. Over recent years, the overall market for cosmetic medical procedures and spa services has grown, and demand for other services has not declined, even under varied economic conditions. We cannot guarantee, however, that our performance will not be affected by fluctuations in consumer discretionary spending in the future.

If the market does not accept our product or services offerings, our business may be adversely affected.

         The market for our products and services is highly competitive and is affected by the introduction of new products and services that compete with the products and services we offer. Demand for these products and services could be affected by numerous factors outside our control, including, among others, market acceptance by prospective customers, the introduction of new or superior competing technologies or products and services that are available on more favorable pricing terms than those we offer, and the general condition of the economy. Any market acceptance for our products and services may not develop in a timely manner or may not be sustainable. New or increased competition may result in market saturation, more competitive pricing and lower margins. Our business, operating results and financial condition would be materially and adversely affected if the market for our products and services: (1) fails to grow, (2) grows more slowly than anticipated, or (3) becomes more competitive, or if targeted customers do not accept our products and services; and we experience a corresponding reduction in revenues, a higher loss or a failure to generate substantial future revenues.

The information we have gathered from consumers in the planning of our business strategy may not be reliable.

         Some of our market opportunities research has been based on consumer focus groups, interviews and surveys conducted by ourselves and third parties. These types of information gathering techniques, however, do not always translate into consumer behavior. If our potential consumers do not act in a manner which conforms to the results of our focus groups, interviews and surveys, our current business strategy may prove to be less effective than we have predicted and our results of operations and prospects may suffer.

We depend on our senior management and key employees, the loss of which could adversely affect our operations.


         Our success depends to a large degree upon the skills of our senior management team and current key employees, such as Richard Rakowski and Jane Terker, and upon our ability to identify, hire, and retain additional sales, marketing, technical and financial personnel, including managers for each of our retail outlets. We may be unable to retain our existing key personnel or attract and retain additional key personnel. We do not maintain key person life insurance for any of our officers or key employees. Due to our reliance on our senior management and key employees, the loss of any of our key executives or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business, operating results and financial condition. In addition, several members of our senior management have recently joined us and may need to spend a significant amount of time learning our business model and management system while performing their regular duties. The integration of new executives or any new personnel could disrupt our ongoing operations.


         We also rely on the medical and dental practitioners and aesthetics professionals who will deliver our services. These professionals are not subject to long-term employment contracts and a loss of these professionals would affect our ability to deliver our services and execute our business plan.

We may not realize our anticipated return on capital commitments made to expand our capabilities.

         From time to time, we expect to make significant capital expenditures to open new centers, to acquire more equipment or to implement new processes designed to increase our efficiency, capacity and product line. Some of these projects require additional training for our employees and not all projects may be implemented as anticipated. If any of these projects do not achieve the anticipated revenue goals, our returns on these capital expenditures may not be as expected. Government regulation may affect our ability to carry out our business plan and may change from time to time.

         The U.S. healthcare industry, including aspects of our business, is highly regulated, and regulatory agencies are vested with broad discretion in interpreting applicable laws and regulations. The interpretation of these laws may vary from state to state. While we believe that our operations will be conducted so as to comply in all material respects with the healthcare laws that apply to our operations in each state, our arrangements and proposed activities have not been examined by federal or state authorities for compliance with applicable laws and regulations, and no governmental opinions have been sought or received. Furthermore, there can be no assurance that the regulatory environment in which we operate will not change significantly in the future, requiring us to restructure our arrangements. Our revenues, and those of our allied professionals, could be adversely affected by unanticipated changes in applicable laws.

         In addition, a current regulatory proposal by the FDA Center for Drug Evaluation and Research ("CDER") relating to required labeling could raise barriers to both entry and remaining in the skin care market. Additionally legislation relating to cosmetics is sporadically proposed and new legislation could impact the marketability and profitability of some cosmetic ingredients and/or products, which may include our Cosmedicine line of products.

         We will be required to obtain licenses from various federal, state, and local authorities for our facilities and certain of the healthcare services that will be offered by or through us. In addition, every state imposes licensing requirements on the individual medical and dental providers and other professionals with whom we intend to enter into contractual arrangements. If we and these individuals cannot obtain and maintain all required licenses, our operations may suffer.

We are subject to "corporate practice of medicine" prohibitions.

         Many states, including California, Illinois, New Jersey, New York and Texas, have statutes that either expressly prohibit or have been interpreted to prohibit what is known as the "corporate practice of medicine." These laws are designed to prevent interference in the medical decision-making process from anyone who is not a licensed physician. Most states that prohibit the corporate practice of medicine also have similar restrictions in connection with the practice of dentistry, nursing, and other health professions. Application of these prohibitions varies from state to state. Some states may allow a business to exercise significant management responsibilities over the day-to-day operation of a professional practice, while other states restrict or prohibit such activities.

         In states with "corporate practice" prohibitions, we will be unable to provide through the Company any services that may only be performed by licensed persons, or to assert financial control of our allied professionals' practices. Furthermore, in those states, we may be unable to bill our clients directly for services performed by such professionals, and will be unable to include revenues from the performance of such services in our own revenues. If a state in which we operate determines that we are engaged in the corporate practice of a profession, we might be required to restructure or cease such operations and be subject to penalties as well. The need to comply with "corporate practice" prohibitions may also increase our administrative costs or even make allied professionals in certain states unwilling to enter into contractual relationships with us.

We are subject to "fee-splitting" prohibitions.

         Many states, including California, Illinois, New Jersey, New York and Texas, have statutes and regulations that either expressly prohibit or have been interpreted to prohibit physicians and other healthcare providers from sharing or splitting fees with unlicensed entities, such as us. Other states have fee-splitting prohibitions that apply when professional fees are shared with a referral source, even an unaffiliated licensed professional. Violations of these state laws may result in censure, fines, loss of a healthcare provider's license, or even criminal penalties. These statutes and regulations vary from state to state and are often vague and subject to differing interpretations. If a state in which we operate determines that our financial arrangements with
allied  professionals  constitute   fee-
splitting, we might be required to restructure or cease such operations, and we and/or our allied professionals might be subject to penalties as well.

We are subject to state self-referral prohibitions.

         Many states, including California, Illinois, New Jersey and New York, have statutes that prohibit physicians from referring patients to other persons or entities in which they have an ownership interest or with which they have some other financial relationship, unless an exception to the statute applies. Violations of these state laws may result in censure, fines, loss of a healthcare provider's license, or even criminal penalties. These statutes vary from state to state and are often vague and subject to differing interpretations. We will need to ensure that our relationships with our allied professionals comply with applicable state law in this regard. If a state in which we operate determines that our financial arrangements with allied professionals violate the state self-referral prohibition, we might be required to restructure or cease such operations, and we and/or our allied professionals might be subject to penalties as well.

We are exposed to possible liability in excess of insurance coverage.

         Each licensed professional with whom we establish a relationship is required to carry general liability and professional liability (malpractice) insurance to cover potential lawsuits and claims. As a result of our association with such professionals, we may be named as a co-defendant in any suit brought against them and, even if we are not ultimately subject to liability, we may incur costs in defending such a suit. While we do not practice a profession and thus cannot purchase malpractice insurance for ourselves, we will require our allied professionals to name us as an "additional insured" under their own malpractice policies, if permitted by the insurance carriers. We also intend to purchase insurance coverage for our directors and officers, as well as general liability insurance, in amounts that we anticipate will adequately cover potential liability exposure. Still, large, unforeseen damage awards may exceed our coverage. It is also possible that coverage may not continue to be available to us on satisfactory terms. Successful claims against us or our allied professionals could have a material adverse impact on our business and financial condition.

We are subject to regulation by the FDA.

         The Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, and other federal and state statutes govern, among other things, the testing, manufacture, safety, labeling, storage, recordkeeping, advertising and promotion of cosmetic products. Our Cosmedicine skin care product line will be regulated by the United States Department of Health and Human Services, or FDA. Our Cosmedicine skin care product line consists of products that are regulated by the FDA as cosmetics and may also be regulated as over-the-counter drugs. If they will be regulated as over-the-counter drugs they may require additional approvals and testing. The process of obtaining and maintaining regulatory approvals for the manufacturing or marketing of our Cosmedicine products could be costly and time-consuming and is subject to unanticipated delays. Regulatory requirements ultimately imposed could also adversely affect our ability to test, manufacture or market products.

We are subject to regulation by Federal Trade Commission.

         The FTC, together with other governmental agencies have enacted regulations that prohibit the advertising, packaging, labeling, promotion and similar marketing of any cosmetic which include any false or misleading claim and that any representation with respect to the efficacy of such product must have a competent and reliable basis. We will make every effort to advertise, package, label, promote and otherwise market its products in compliance with applicable regulations of the FTC and applicable state laws. However, determination of compliance is subject to wide interpretation and we can make no assurance that a governmental agency will not challenge the manner and method by which we market our products.

We are subject to Federal anti-kickback regulations.

         Section 1128B(b) of the Social Security Act (the "Anti-kickback Statute"), as more fully described under "Description of Business-Regulatory Matters" above, prohibits the offer, payment, solicitation or receipt of remuneration (including any kickback, bribe or rebate) in return for the referral of Medicare and Medicaid patients.

Courts have generally adopted a broad interpretation of the scope of the Anti-kickback Statute and have held, for example, that the Anti-kickback Statute may be violated if merely one purpose of a payment arrangement is to induce referrals. In the event that we or our allied professionals begin to seek reimbursement from Medicare or Medicaid in the future for services provided to our clients, we will need to ensure that our financial arrangements do not violate the Anti-kickback Statute. Any determination that we have violated the Stark's Law could have a material adverse effect on us and subject us to fines or even civil or criminal sanctions.

We are subject to Federal Self-Referral Regulations.

         The Federal Physician Self-Referral Law, commonly referred to as the "Stark Law," prohibits referrals by a physician of Medicare patients to providers for certain "designated health services" if the physician (or his or her immediate family member) has an ownership interest in, or other financial relationship with, the provider, unless an exception applies. We may have arrangements under which we compensate various physicians and other healthcare providers for services, which arrangements would likely constitute financial arrangements under the Stark Law definition. Consequently, if we were to begin seeking Medicare reimbursement in the future for the provision of "designated health services" to our clients, we would need to ensure that an exception to the Stark Law is available to cover our financial arrangements. Any determination that we have violated the Anti-kickback Statute could have a material adverse effect on us and subject us to fines or even civil or criminal sanctions.

Certain regulation may affect our ability to market our products.

         The National Advertising Division of the Better Business Bureau ("NAD") and Network Ad Clearance Divisions closely monitor product claims. These self-regulatory bodies require scientific substantiation of claims and can refuse to run non-complying ads. Any restriction on our ability to market our products through mass media could have a material adverse effect on us and on our sales.

                        Risks Related to Our Common Stock

Certain provisions of our charter documents and Delaware law could discourage potential acquisition proposals and could deter, delay or prevent a change in control of our company that our stockholders consider favorable and could depress the market value of our Common Stock.


         Our certificate of incorporation grants our Board of Directors authority to issue additional shares of preferred stock. The preferred stock, if issued, could have liquidation, dividend and other rights superior to the rights of our Common Stock. Potential issuances of preferred stock may delay or prevent a change in control of our Company, discourage bids for the Common Stock, and adversely affect the market price and the voting and other rights of the holders of our Common Stock.


         We are a Delaware corporation subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Generally, this statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which such person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. We anticipate that the provisions of Section 203 may encourage parties interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

Future sales of our Common Stock could depress our market price and diminish the value of your investment.


         Future sales of shares of our Common Stock or securities that are convertible into Common Stock, including pursuant to this prospectus, could adversely affect the market price of our Common Stock. If our principal stockholders sell a large number of shares, or if we issue a large number of shares, the market price of our Common Stock could significantly decline. Moreover, the perception in the public market that our principal stockholders might sell shares of Common Stock could depress the market for our Common Stock.

Our Common Stock price could be volatile, which could result in substantial losses for investors purchasing shares in this offering.

         Our Common Stock price could be subject to volatility. Fluctuations in the price of our Common Stock could be rapid and severe and could leave investors little time to react. Factors that could affect the market price of our Common Stock include:

     o    the limited amount of our Common Stock held by our non-affiliates;

     o    quarterly variations in our operating results;

     o    general conditions in our industry or in the securities market;

     o    changes in the market's expectations about our earnings;


     o changes in financial estimates and recommendations by securities analysts concerning our Company or the consumer products industry in general;


     o    operating  and  stock  price   performance  of  other  companies  that
          investors deem comparable to us;

     o    news reports relating to trends in our markets;

     o    changes in laws and regulations affecting our business;

     o sales of substantial amounts of Common Stock by our directors, executive officers or principal stockholders or the perception that such sales could occur; and

     o general economic and political conditions such as recessions and acts of war or terrorism.

         Volatility in the price of our Common Stock could be exacerbated by the relatively small number of shares of our Common Stock that are publicly traded. Fluctuations in the price of our Common Stock could contribute to your losing all or part of your investment.

Because our shares are deemed "penny stocks," you may have difficulty selling them in the secondary trading market.


         The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or NASDAQ, the equity security also would constitute a "penny stock." As our Common Stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our Common Stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our Common Stock and the ability of shareholders to sell our Common Stock in the secondary market would be limited. As a result, the market liquidity for our Common Stock would be severely and adversely affected. We can provide no assurance that trading in our Common Stock will not be subject to these or other regulations in the future, which would negatively affect the market for our Common Stock.


                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements," which include information concerning our plans, objectives, goals, strategies, future events, future revenues, performance, capital expenditures, financing needs and other information that is not historical information. Many of these statements appear, in particular, under the headings "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." When used in this prospectus, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and assumptions, but there can be no assurance that we will realize our expectations or that our assumptions will prove correct.

         There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in this prospectus, including under the heading "Risk Factors." As described in this prospectus, such risks, uncertainties and other important factors include, among others:


          o    our history of large operating losses;


          o    our ability to obtain additional capital;

          o    the level of competition in our industry;


          o our ability to continue to successfully develop or market our Cosmedicine line of products;


          o    our relationship with Sephora and Johns Hopkins;

          o our ability to obtain attractive retail sites and increase retail sales;

          o    our ability to successfully execute our business strategy;

          o    the possible departure of key personnel;

          o    changes in government regulations in our industry; and


          o our ability to realize anticipated return on capital commitments made to expand our capabilities.


         There may be other factors that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as may be required by law, we undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares owned by the selling shareholders or from the conversion of our Preferred Stock. We may receive proceeds in connection with the exercise of Warrants, the underlying shares of which may in turn be sold by selling shareholders. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes.

               PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY

         The Company's Common Stock has been traded under the symbol "TUYU.PK" on the Pink Sheets(R) since September 1, 2005. The table below sets forth the reported high and low closing sale prices of our Common Stock, as reported by the Pink Sheets(R) during the period indicated.


                                                               High       Low
                                                               ----       ---
Year Ending June 30, 2006
First Quarter (September 1 - October 1, 2005).................$0.04       $0.04
Second Quarter (October 2 - December 31, 2005)................$0.51       $0.04
Third Quarter (January 1, 2006 through March 21, 2006)........$1.50       $0.20

         On March 21, 2006, the last reported sale price the Company's Common Stock on the Pink Sheets(R) was $0.67 per share. On March 21, 2006, there were 331 record holders of our Common Stock, 27 record holders of our Series B Preferred Stock, 22 record holders of our Series C Preferred Stock and 5 record holders of our Series D Preferred Stock.


         We are authorized to issue 20,000,000 shares of Common Stock, of which 14,995,513 shares are issued and outstanding. We are authorized to issue 1,000,000 shares of preferred stock, par share value $0.001 per share, of which 27,858.7673 shares of Series B Preferred Stock, 8,452.0222 shares of Series C Preferred Stock and 1,530 shares of Series D Preferred Stock are issued and outstanding. In connection with the Share Exchange Agreement, we agreed with certain of our shareholders that we would amend our Certificate of Incorporation to increase the number of shares of authorized Common Stock so that all of the shares of our Series B Preferred Stock will convert automatically into Common Stock. In addition, we have agreed with the holders of our Series C and Series D Preferred Stock that we would amend our Certificate of Incorporation to increase the number of shares of authorized Common Stock so that we would have sufficient shares of Common Stock available to fully convert our Series C and Series D Preferred Stock.


         On March 22, 2006, the Company's Board of Directors approved and recommended that the stockholders of the Company approve an amendment to our Certificate of Incorporation (the "Certificate of Amendment") to (i) change the Company's name from TrueYou.Com Inc. to Klinger Advanced Aesthetics, Inc., (ii) increase the number of authorized shares of Common Stock that we are authorized to issue from 20,000,000 to 60,000,000, and (iii) implement a reverse stock split whereby each twenty-five (25) shares of our issued and outstanding Common Stock will be combined into one (1) share of Common Stock .

         On March 23, 2006 the Certificate of Amendment was approved by: (A) the holders of a majority of the Company 's outstanding stock entitled to vote with respect to an amendment of the Company's certificate of incorporation; (B) the holders of more than 50% of the outstanding shares of Series C Preferred Stock, in accordance with the Certificate of Designation of the Series C Preferred Stock; and (C) the holders of more than 75% of the outstanding shares of Series D Preferred Stock, in accordance with the Certificate of Designation of the Series D Preferred Stock. On March 23, 2006 we filed with the Commission a preliminary Information Statement in connection with the proposed Amendment. We will file a definitive Information Statement and mail it to our shareholders in accordance the Exchange Act. The Certificate of Amendment may not be filed until at least 20 calendar days after the definitive Information Statement is mailed to the stockholders of the Company. Following the expiration of such 20-day period, the Company will file the Certificate of Amendment with the Delaware Secretary of State, which will become effective on the date of such filing.




                                    Dividends

         There have been no dividends declared on our capital stock since the Company was formed. Dividends at the rate of 4% per annum accrue on our shares of Series C Preferred Stock and Series D Preferred Stock. Under an existing credit agreement with TICC, we are prohibited from paying any cash dividends without the consent of TICC. It is not anticipated that any dividends will be declared for the foreseeable future on our Common Stock.

                      SELECTED CONSOLIDATED FINANCIAL DATA


         The table appearing below sets forth our selected financial data as of the end of and for each of the three fiscal years in the period ended June 30, 2005 which have been audited by Amper, Politziner & Mattia, PC. We have also presented financial data from our predecessor company, Dischino Corporation d/b/a Cosmo & Co., for the periods ended March 31, 2001, 2002 and 2003. This information should be read together with the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes to those statements included elsewhere in this prospectus.


                                                            Predecessor              Klinger Advanced Aesthetics, Inc. (2)
                                                 --------------------------------    -------------------------------------
                                                             (unaudited)               For the
                                                                                     Period From
                                                                                       June 29
                                                                                     [inception]
In thousands, except share and per                                                   to June 30,                           2005
  share amounts                                   2001       2002        2003           2003(1)         2004(1)     (As Restated)(3)
------------------------------------------------------------------------------------------------------------------------------------
Total revenue-net                                $2,295    $2,754      $3,304          $    -         $ 13,309         $ 32,933
Cost of revenue                                   1,178     1,413       1,696               -            7,608           16,601
------------------------------------------------------------------------------------------------------------------------------------
Operating costs and expenses:
  Selling, general and
     administrative expenses:                       877       971       1,082           4,990           15,683           28,502
  Depreciation and  amortization                      6         6          11               -            1,679            3,725
------------------------------------------------------------------------------------------------------------------------------------
Total operating expenses:                           883       977       1,093           4,990           17,362           32,227
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from operations:                      234       364         515          (4,990)         (11,661)         (15,895)
Interest expense (income), net:                       -         -           -               -            2,173            4,026
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) before income tax provision:          234       364         515          (4,990)         (13,834)         (19,921)
Income tax provision:                                88       137         194               -                -                -
------------------------------------------------------------------------------------------------------------------------------------
Net Income (loss):                                  146       227         321          (4,990)         (13,834)         (19,921)
Dividends on preferred stock:                         -         -           -               -              488            1,400
------------------------------------------------------------------------------------------------------------------------------------
Net Income (loss) applicable to
  common shareholders:                           $  146    $  227      $  321         $(4,990)        $(14,322)        $(21,321)
====================================================================================================================================
Basic and diluted loss per common share:            N/A       N/A         N/A         $ (0.54)        $  (1.55)        $  (2.30)
                                                 ===================================================================================
Weighted average common shares
  outstanding, basic and diluted:                   N/A       N/A         N/A       9,268,609        9,268,609         9,268,609
                                                 ===================================================================================

----------

     (1) See Footnote 2 to the Consolidated Financial Statements for the years ended June 30, 2005 (as restated), 2004 and 2003 as to acquisitions made during the each year.

     (2) See the unaudited interim Consolidated Financial Statements for the six month periods ended December 31, 2005 and December 31, 2004.

     (3) See Footnote 15 to the Consolidated Financial Statements for the fiscal years ended 2005 (as restated), 2004 and 2003.

         Following is selected balance sheet data as of June 30, 2005 (as restated) and 2004 for KAAI:

                                            2005                    2004
                                       (As Restated)
                                ------------------------------------------------
Total assets                              $36,921                 $42,544
Working capital (deficiency)              (19,253)                (5,830)
Total liabilities                          61,078                  45,562
Shareholders' (deficit)                   (24,157)                (3,018)


Supplementary Financial Information - Quarterly Results of Operations


         The following tables set forth unaudited  quarterly  operating  results
(i) of KAAI for fiscal year 2004, fiscal year 2005, as restated, and the first quarter of fiscal year 2006 and (ii) of the Company for the second quarter of fiscal year 2006. This information has been prepared on a basis consistent with the audited consolidated financial statements included elsewhere herein and, in the opinion of management, contains all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation thereof. These unaudited quarterly results should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this prospectus. The operating results for any quarter are not necessarily indicative of results for any future period.

In thousands, except share and                                           For Quarter Ended
per share amounts
                                         9/30/2003        12/31/2003         3/31/2004         6/30/2004           9/30/2004
                                        (unaudited)       (unaudited)       (unaudited)       (unaudited)         (unaudited)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  (As Restated)
------------------------------------------------------------------------------------------------------------------------------------
Total revenue                           $       787        $     1,814        $     4,304        $     6,404        $      7,707
------------------------------------------------------------------------------------------------------------------------------------
Gross margin                            $       333        $       874        $     1,770        $     2,724        $      3,541
------------------------------------------------------------------------------------------------------------------------------------
Operating loss                          $    (1,476)       $    (2,353)       $    (2,860)       $    (4,972)       $     (3,751)
------------------------------------------------------------------------------------------------------------------------------------
Net loss                                $    (1,492)       $    (2,626)       $    (3,470)       $    (6,246)       $     (4,678)
------------------------------------------------------------------------------------------------------------------------------------

Net loss applicable to common
  shareholders                          $    (1,614)       $    (2,748)       $    (3,592)       $    (6,368)       $     (4,949)
------------------------------------------------------------------------------------------------------------------------------------
Basic and diluted loss per
     common share:                      $     (0.17)       $     (0.30)       $     (0.39)       $     (0.69)       $      (0.53)
------------------------------------------------------------------------------------------------------------------------------------
Weighted average common shares
  outstanding, basic and  diluted         9,268,609          9,268,609          9,268,609          9,268,609           9,268,609
------------------------------------------------------------------------------------------------------------------------------------

                                          12/31/2004          3/31/2005          6/30/2005           10/1/2005       12/31/2005
                                          (unaudited)        (unaudited)        (unaudited)         (unaudited)      (unaudited)
------------------------------------------------------------------------------------------------------------------------------------
                                        (As Restated)       (As Restated)      (As Restated)       (As Restated)
------------------------------------------------------------------------------------------------------------------------------------
Total revenue                           $     8,330        $     8,802        $     8,094        $     7,765        $      7,553
------------------------------------------------------------------------------------------------------------------------------------
Gross margin                            $     4,131        $     4,619        $     4,185        $     4,176        $      3,509
------------------------------------------------------------------------------------------------------------------------------------
Operating loss                          $    (4,571)       $    (3,083)       $    (4,346)       $    (4,728)       $     (7,343)
------------------------------------------------------------------------------------------------------------------------------------
Net loss                                $    (5,554)       $    (4,147)       $    (5,397)       $    (5,732)       $     (9,338)
------------------------------------------------------------------------------------------------------------------------------------
Net loss applicable to common
  shareholders                          $    (5,930)       $    (4,523)       $    (5,773)       $    (6,195)       $     (9,237)
------------------------------------------------------------------------------------------------------------------------------------
Basic and diluted loss per
     common share:                      $     (0.64)       $     (0.49)       $     (0.62)       $     (0.67)       $      (0.62)
------------------------------------------------------------------------------------------------------------------------------------
Weighted average common shares
  outstanding, basic and  diluted         9,268,609          9,268,609          9,268,609          9,268,609          14,995,513
------------------------------------------------------------------------------------------------------------------------------------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         You should read the following discussion in conjunction with "Selected Consolidated Financial Data" and our consolidated financial statements and related notes included elsewhere in this prospectus. Some of the statements in the following discussion are forward-looking statements. See "Disclosure Regarding Forward-Looking Statements."

Overview


         We offer both medical and non-medical KAAI Signature Services and products to customers under one delivery system and we are bringing cosmetic surgery, cosmetic dentistry and dermatology, and salon and spa services together under a single brand, giving clients access to top service providers, unique treatments and predictable results in a state of the art environment. We co-brand our trade name with the trade names of the salons and spas that we acquired. Our salons and spas share certain corporate resources such as senior management and administrative services. We had 576 employees on December 31, 2005.


         KAAI commenced business operations on June 29, 2003 when it acquired Dischino Corporation. Dischino Corporation operated an established beauty salon and spa in West Palm Beach, Florida. In early December 2003, KAAI acquired three additional facilities in the State of Florida. The first facility was a spa located in Palm Beach Gardens, the second facility was a spa located in Boca Raton, and a third facility is located in Boca Pointe. In April 2004, KAAI expanded operations by acquiring assets of the Georgette Klinger Corporation which owned and operated nine salons throughout the United States that offer spa and salon services.


         The results of operations related to TrueYou prior to the acquisition of KAAI are not material and are therefore not included in either the Financial Statements or Management's Discussion and Analysis of Financial Condition and Results of Operations hereof.


         Our facilities are located across the country with locations in key markets such as New York (NY), Beverly Hills (CA), Boca Raton (FL), Palm Beach Gardens (FL), West Palm Beach (FL), Dallas (TX), Chicago (IL), and Short Hills
(NJ).

         Of our twelve locations, two are fully integrated properties, eight are in the planning stages for conversion into fully integrated properties, or what we call the "KAAI Model," and two are being converted to a new format which will offer cosmetic dermatology, spa and salon services, and retail products in a luxurious upscale setting. These two facilities will occupy a smaller square footage than many of our other facilities.


         We consider West Palm Beach and Palm Beach Gardens Florida locations to be our flagship facilities. These facilities feature cosmetic dermatology, skin care, cosmetic surgery consultations, hair care, spa and salon services, and retail products on site, and cosmetic surgery and dentistry via off-site affiliated providers. All of our medical treatments and providers (both on and off-site) are reviewed and approved by our Medical Advisory Board. Our Medical Advisory Board is overseen by Johns Hopkins. We believe that our clients are able to better understand their aesthetic service and product needs via the use of our SkinState diagnostic tools which objectively record facial aesthetic metrics such as hydration (moisture) level, sebum (oil) level, pore size, UV damage, and other facial aesthetic metrics.


         In addition, we help clients navigate through an array of beauty enhancement options through our Aesthetics Concierge program which is currently available in our flagship locations. The Aesthetics Concierge guides interested clients through a comprehensive analysis of the client's current aesthetic characteristics and goals. The Aesthetics Concierge also provides information and decision support on all of our treatments, services and products. We believe the Aesthetics Concierge function to be an integral component of consumer education about aesthetic services and products and that it translates into client interest in additional products and services that we offer.

         We have developed and are continuing to develop an over-the-counter medical grade skin care line of products called Cosmedicine, for which clinical testing, design and data analysis were overseen by Johns Hopkins. We launched the products in February 2006 for exclusive retail distribution at Sephora stores, KAAI locations and on our respective websites. All Cosmedicine products are being developed and formulated for us by Atlantis Laboratories. Atlantis Laboratories is an independent developer and manufacturer of bulk skin care products. We believe that going forward, revenues generated from sales of our Cosmedicine products will be a significant percentage of our aggregate revenues.

         In addition, we are developing APDS, a practice management system for medical offices that perform aesthetic procedures. APDS is being designed to provide a series of unique tools that we believe will improve the quality, safety and predictability of aesthetic services performed in a medical setting. APDS will have a series of functions, each of which will be guided by standardized protocols to optimize standardization. One of the functions will be our SkinState diagnostics analysis that objectively records facial aesthetic metrics such as hydration (moisture) level, sebum (oil) level, pore size, UV damage, and other facial aesthetic metrics to help clients better understand their aesthetic needs and issues. We expect to license APDS to cosmetic medical practitioners in the United States and abroad.

         A more limited version of our SkinState diagnostic tool is expected to be used in several Sephora stores.

         Our financial statements have been prepared on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since KAAI's inception, it has experienced large operating losses and negative cash flow from operations. As of June 30, 2005, we had an accumulated net deficit of $39.7 million and a working capital deficit of $19.3 million. As of December 31, 2005, we had an accumulated net deficit of $57.5 million and a working capital deficit $2.1 million. These factors raise substantial doubt about our ability to continue as a going concern. Also, as a result of our losses, the opinion of our Independent Registered Public Accountants on our audited financial statements for fiscal years 2005, 2004 and 2003 has included an explanatory paragraph relating to "going concern." A going concern explanatory paragraph indicates that our auditors have substantial doubt about our ability to continue as a going concern for at least a reasonable period of time. Our ability to continue as a going concern ultimately depends on our ability to increase sales and reduce expenses to a level that will allow us to operate profitably and sustain positive operating cash flows.


         In December of 2004, we received a performance deposit of $5 million from Sephora pursuant to an agreement. If Sephora terminates the agreement in accordance with its terms, it may have the right to recover a portion of the $5 million performance deposit. Sephora will also have the right to earn back its performance deposit if certain sales objectives are achieved.


         In July of 2005, KAAI raised $5.0 million in gross proceeds in the form of series F convertible preferred stock. This transaction was completed through a private placement of equity. In September 2005, KAAI raised an additional $10.775 million in gross proceeds in the form of series G convertible preferred stock. This financing was also completed through a private placement of equity. On December 22, 2005, we raised an additional $15.3 million in gross proceeds through the sale of our Series D Preferred Stock. The foregoing financings will not be sufficient to fund operations until sales and profitability improve to the point that we are able to operate from internally generated cash flows. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.

         Subsequent to the quarter ended December 31, 2005 we entered into an Amendment and Consent dated February 21, 2006 (the "Amendment and Consent") with TICC, which provided for amendments to the following financial covenants to which we are subject through the end of fiscal year 2007: Minimum Consolidated EBITDA, Consolidated Total Debt to Consolidated EBITDA, Consolidated Senior Debt Ratio, Minimum Unit EBITDAR, Minimum Unit Fixed Charge Ratio, and Minimum Unrestricted Cash Balance. The new covenants are substantially lower than the covenants set forth in our prior agreement with TICC. In consideration for the Amendment and Consent, we were required to increase our escrow account for TICC interest payment by $1.0 million to cover interest payments through the end of fiscal year 2007. Based on our current financial performance, we may need to further amend these financial covenants in order to remain in compliance with our agreement with TICC.

         We have identified a trend of decline in our revenues for each quarter of fiscal year 2006 compared to the same periods of fiscal year 2005. We believe the reasons behind this trend include our four facilities in Florida that have not fully recovered from hurricane damage that was sustained in October 2005 and our New York facility that has not recovered from a transit strike immediately preceding Christmas and the loss of two high revenue producing stylists. We have also closed our Beverly Hills facility for renovations and expect to reopen it in June 2006.

         In light of the recent trends in our business and the need to fund the TICC escrow account (as mentioned above), we will need to obtain additional financing in order to execute our business plan beyond fiscal year 2006. If we are not able to obtain such financing we will need to significantly curtail some of the capital spending, reduce expenses that we have planned and seek additional funding from our existing shareholders.


Revenue Sources

         We currently derive revenue from the following sources:

         Spa and Salon Services. Our salon offerings include services such as hair styling, coloring, texturizing, treatments, extensions, make-up artistry and manicure/pedicures. Our spa services include treatments such as facials, body treatments (exfoliation, wraps, cellulite treatments), waxing and massage therapy.

         Medical Services. Our medical services are grouped into the following categories:

         Dermatology Services - Our dermatology offerings include injection services (Botox and Restylane), facials, sclerotherapy (vein treatments), peels, microdermabrasion, permanent make-up, laser resurfacing and laser hair removal.

         Cosmetic Dentistry Services - Our two integrated flagship locations offer consumers access to cosmetic dentistry services, including tooth whitening and veneers. Such services are performed in an off site facility.

         Cosmetic Surgery Services - Our integrated flagship locations offer consumers access to cosmetic surgery services, including liposuction, breast enhancement, breast reduction, eye, brow, breast, body and face lifts, nose contouring, tummy tucks and cheek/chin implants. Such services are performed in an off site medical facility.


         Retail Products. Our locations offer a variety of retail products including products for hair care, skin care, and make-up. Hair care product offerings include such brands as Goldwell, Wella, Primary Scent, Kerastase, and Bumble & Bumble. Skin care product offerings include such brands as DDF, Obagi, IS Clinical, Neova, MD Skincare and Skinceuticals. Make-up product offerings include such brands as pauls Dorf, Glominerals, Vincent Longo, and Darphin. Additionally, many of our locations offer the private label skin care brands Georgette Klinger and Anushka.

         Sale   of   Cosmedicine   -   We   currently   sell   our   Cosmedicine
over-the-counter medical grade skin care products at Sephora stores, KAAI locations and on our respective websites.


         Other. We derive e-commerce revenue primarily through the sale of private label skin care products via the internet.


         We manage our business by evaluating net revenue, gross margin, and liquidity. We encounter a variety of challenges that may affect our business. These factors include weather, including hurricanes which have adversely impacted our facilities in Florida, and our dependence on individuals to provide services to our clients who leave the Company and take clients with them.
Further, we are dependent on a third party, Atlantis Laboratories, for the development and supply of bulk product for our Cosmedicine product line which was launched in February 2006.


         Beginning in fiscal year 2006 (which started on July 1, 2005), we are following the standard fiscal year of the retail industry, which is a 52 or 53 week period on the Saturday closest to June 30 of the following year.

Critical Accounting Estimates

         Accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our financial statements because they inherently involve significant judgments and uncertainties. For all of these estimates, we caution that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

         Accounting for Acquisitions and Intangible Assets: We have accounted for our acquisitions under the purchase method of accounting for business combinations. Under the purchase method of accounting, the cost, including transaction costs, are allocated to the underlying net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

         The judgments made in determining the estimated fair value and expected useful lives assigned to each class of assets and liabilities acquired can significantly affect net income. To the extent a longer-lived asset is ascribed greater value under the purchase method than a shorter-lived asset, net income in a given period may be higher.

         Impairment of Long-Lived Assets: We review long-lived assets to be held and used whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. In addition, we review goodwill for impairment at least on an annual basis. Measurement of an impairment loss is based on the fair value of the asset compared to its carrying value.

         Inventories: Inventories consist principally of hair care and skin care products held either for retail sale or for use in salon, spa and medical services. Inventories are stated at the lower of cost or market on a first-in, first-out basis. Further, on a quarterly basis, we estimate losses from shrinkage due to lost or stolen inventory based on historical experience and reduce the inventory value by that estimate.

         Gift Cards: We review the aging of our gift card liability quarterly in relation to our historical redemption rates. We recognize other income for those cards we determine will not be redeemed to the extent that they are not subject to escheatment laws.


         Stock Based Compensation: We estimate the cost of stock based compensation under the KAAI 2003 Stock Option Plan (the "KAAI Stock Option Plan") using the Black-Scholes Option Pricing Model. Inherent in that model are assumptions including the volatility of KAAI stock and the length of time which we expect an option to remain outstanding.


         Deferred Income Taxes: We review our provision for income taxes at least quarterly and make a determination as to the likelihood of our ability to use the income tax benefit of our net operating losses. We then make a determination as to an appropriate reserve to reduce the value of this asset.

Results of Operations

         The following table sets forth our income statement data as a percentage of net sales for the periods indicated below.


                                        Six Months ended                                        Year ended
                             ------------------------------------        -----------------------------------------------------------
                               December 31,        December 31,
                                   2005                2004                                      June 30,
                             ---------------    -----------------        -----------------------------------------------------------
                               (unaudited)         (unaudited)
In thousands, except               2005               2004                     2005               2004              2003
share and per share
amounts
Revenues
  Service                  $ 11,954    78%      $ 12,190      76%       $ 25,731    78%     $ 11,185     84%        $      -
  Retail                      3,364    22%         3,847      24%          7,202    22%        2,124     16%               -
------------------------------------------------------------------------------------------------------------------------------------
Total revenue                15,318   100%        16,037     100%         32,933   100%       13,309    100%               -
Total cost of revenue:        8,220    54%         8,366      52%         16,601    50%        7,608     57%               -
------------------------------------------------------------------------------------------------------------------------------------
Gross margin                  7,098    46%         7,671      48%         16,332    50%        5,701     43%               -
Selling, general and
  administrative
  expenses                   16,798   110%        14,176      88%         28,502    87%       15,683    118%           4,990

Depreciation and
  amortization                2,268    15%         1,818      11%          3,725    11%        1,679     13%               -
------------------------------------------------------------------------------------------------------------------------------------
Total operating
  expenses                   19,066   125%        15,994     100%         32,227    98%       17,362    130%           4,990
------------------------------------------------------------------------------------------------------------------------------------
Operating loss              (11,968)  -78%        (8,323)    -52%        (15,895)  -48%      (11,661)   -88%          (4,990)

Interest expense,
  net                      $  2,999    20%         1,910      12%          4,026    12%        2,173     16%               -
Net loss                    (14,967)  -98%       (10,233)   -64%         (19,921)  -60%      (13,834)  -104%          (4,990)
Dividends on
  preferred stock              (362)   -2%          (647)    -4%           1,400    -4%          488  -3.67%               -
------------------------------------------------------------------------------------------------------------------------------------
Net loss applicable
  to common
  shareholders             $(15,329)  -101%     $(10,880)   -68%        $(21,321)  -65%     $(14,322)  -108%        $ (4,990)
====================================================================================================================================

Six months  ended  December 31, 2005  compared to six months ended  December 31,
2004


Revenue


         Revenue for the six months ended December 31, 2005 was $15.3 million compared to $16.0 million for the six months ended December 31, 2004. The decrease was primarily due to decreases in revenue in the second quarter resulting from the impact of a severe hurricane which hit southern Florida in October, 2005 and impacted our four facilities in that region. Revenues were further depressed in our New York City location in part due to a transit strike immediately preceding Christmas and due to the departure of two high revenue stylists. Revenue from the sale of retail product declined from 24% to 22% of total revenue due primarily to out of stock positions on several key product lines prior to the holiday season.


Cost of Revenue


         Cost of revenue declined to $8.2 million for the six months ended December 31, 2005 from $8.4 million for the six months ended December 31, 2004. The decrease was primarily due to lower variable costs associated with lower revenues which was partially offset by higher commission structures, which provide for minimum earnings. Our overall cost of revenue as a percentage of revenue increased due to the mix impact of lower retail sales at a lower cost and higher commission structures.

Gross Margin


         Gross margin was 46% for the six months ended December 31, 2005 compared to 48% for the six months ended December 31, 2004. The decline was due to the mix impact of lower retail revenues which have a higher margin than service revenues and higher commission structures.


Selling General and Administrative Expenses


         SG&A expenses were $16.8 million for the six months ended December 31, 2005 compared to $14.2 million for the six months ended December 31, 2004. The increase was primarily due to the addition of several senior management level officers and expenses that were incurred in connection with the development of a new product line called Cosmedicine which was launched in February 2006. Further, we incurred higher professional expenses for accounting and legal work, and for creative work associated with a potential name change of our boutiques.

         SG&A expenses represented 110% of total revenue for the six months ended December 31, 2005 compared to 88% for the six months ended December 31, 2004. While this expense is very high as a percentage of sales, we believe this level of spending is necessary to develop and implement our business plan.

         For the six months ended December 31, 2005 SG&A expenses were comprised of the following:

                                               2005            2004
                                               ----            ----

         (Amounts in millions)

         Payroll                               $5.9            $5.1
         Occupancy                              2.5             2.6
         Professional Fees                      3.3             1.3
         Advertising and Marketing              1.1             0.9
         All Other                              4.0             4.3
                                                ---             ---
                                              $16.8           $14.2


Depreciation and Amortization Expense


         Depreciation and amortization was $2.3 million for the six months ended December 31, 2005 compared to $1.8 million for the six months ended December 31, 2004. This increase was due primarily to increased amortization expense in fiscal 2005 associated with the Johns Hopkins trademark agreement.


Operating Loss


         Our operating loss was $12.0 million for the six months ended December 31, 2005 compared to $8.3 million for the six months ended December 31, 2004. The increase in the operating loss was primarily due to the increase in SG&A expense in 2005 compared to 2004.


Interest Expense


         Interest expense was $3.0 million for the six months ended December 31, 2005 compared to $1.9 million for the six months ended December 31, 2004. The increase was primarily due to the write down of the debt discount on senior subordinated debt, which was converted into KAAI's common stock and subsequently exchanged for the Company's Series B Preferred Stock, of $1.0 million coupled with imputed interest expense on the Johns Hopkins agreement.

Net Loss


         Our net loss increased to $15.0 million from $10.2 million for the six months ended December 31, 2005 and 2004, respectively, primarily due to the increase in SG&A expenses and decline in our revenue.



Dividends Accrued on Preferred Stock


         Dividends accrued on preferred stock were $0.4 million for the six months ended December 31, 2005 compared to $0.6 million for the six months ended December 31, 2004. The decrease was due to the forfeiture of dividends on preferred stock, which were converted into KAAI's common stock and subsequently exchanged for the Company's Series B Preferred Stock.

Net Loss Applicable to Common Stockholders

         Our net loss applicable to common stockholders increased to $15.3 million for the six months ended December 31, 2005 compared to $10.9 million for the six months ended December 31, 2004, due primarily to the increase in SG&A expenses coupled with the write down of the debt discount on the senior subordinated note, which was converted into KAAI's common stock and subsequently exchanged for the Company's Series B Preferred Stock.

Fiscal year 2005 compared to fiscal year 2004


Revenue


         Revenue for fiscal year 2005 was $32.9 million compared to $13.3 million for fiscal year 2004, an increase of 147%. The increase was due primarily to a full year of operations during fiscal year 2005 after acquisitions at various dates during fiscal year 2004. Fiscal year 2004 included only seven months of revenue from the Anushka and Wild Hare Salon, Inc. ("Wild Hare") facilities and two months of revenue from the Georgette Klinger facilities. In addition, revenue from medical services increased 200% to $2.9 million for fiscal year 2005 from $0.9 million for fiscal year 2004. This increase was a result of management's execution of its strategy to expand these services. West Palm Beach and Palm Beach Gardens Florida facilities offered a full range of medical services for fiscal year 2005. The Boca Raton facility offered dermatology services for fiscal year 2005. For fiscal year 2005, management had not expanded medical services into the Georgette Klinger locations. Retail sales increased 265% for fiscal year 2005 over fiscal year 2004 to $7.2 million from $2.1 million for fiscal years 2005 and 2004 respectively. This increase was due to a full year of sales at our Anushka, Wild Hare and Georgette Klinger facilities. The increase in revenue was partially offset by prolonged and unusual hurricane activity in the Florida area in addition to the defection of several high-producing stylists following the installation of new unit managers.


Cost of Revenue


         Cost of revenue increased to $16.6 million for fiscal year 2005 from $7.6 million for fiscal year 2004. The increase was primarily due to a full year of operations for the acquired facilities for the fiscal year ended June 30, 2005 compared to a partial year for the fiscal year ended June 30, 2004. Cost of revenue decreased as a percentage of net sales due to a full year of the Georgette Klinger operations which had a lower cost of revenue than the other facilities which was partially offset by higher cost of revenue in the Florida facilities due to higher commission structures for new service providers.


Gross Margin


         Gross margins for fiscal years 2005 and 2004 were $16.3 million and $5.7 million, respectively. The gross margin as a percentage of net sales was 50% for fiscal year 2005 compared to 43% for fiscal year 2004. This increase was due to the full year of the Georgette Klinger facility acquisition which was partially offset by gross margin losses in the Florida facilities due to higher commission structures for new service providers. The retail gross margin increased to 63% for fiscal year 2005 over 60% for fiscal year 2004 as a result of management's focus on selling a higher priced assortment of merchandise.

Selling, General and Administrative Expenses


         For fiscal year 2005, SG&A increased to $28.5 million from $15.7 million in fiscal year 2004, an increase of 82%. This increase was due primarily to us having a full year of expenses for fiscal year 2005 for acquired businesses coupled with the addition of several senior management level officers. While this expense is high as a percentage of sales at 87%, we believe this level of spending is necessary to develop and implement our business plan. In addition, we incurred expenses associated with the development of our new Cosmedicine product line, which was launched in February 2006.

         For fiscal year 2005, SG&A expenses are represented as payroll, 36%; professional fees, 15%; rent and occupancy, 17%; insurance, 9%; advertising, 5% with the remainder of expenses representing leases, travel and entertainment, office expenses and other expenses incurred in the normal course of business.


Depreciation and Amortization Expense


         For fiscal years 2005 and 2004, depreciation and amortization expense was $3.7 million and $1.7 million, respectively. This increase is due primarily to a full year of depreciation on acquired assets in fiscal year 2005 as opposed to the partial year in fiscal year 2004. In addition, a full year of amortization expense in fiscal year 2005 was associated with the Johns Hopkins trademark agreement.


Operating Loss


         The operating loss for the Company for fiscal years 2005 and 2004 was $15.9 million and $11.7 million, respectively. The operating loss increased primarily as higher gross profit was offset by significantly higher SG&A expenses.


Interest Expense, Net


         Interest expense increased to $4.0 million for fiscal year 2005 from $2.2 million for fiscal year 2004, an increase of $1.8 million. This increase was due primarily to a full year of interest expense on the TICC note versus only two months for fiscal year 2004.


Dividends Accrued on Preferred Stock


         Dividends accrued on Preferred Stock were $1.4 million and $0.5 million for fiscal years 2005 and 2004, respectively, an increase of 187%. The increase was primarily due to a full year of dividends accrued on KAAI's series D preferred stock in fiscal year 2005, compared to only three months that such series D preferred stock was outstanding during fiscal year 2004.

Fiscal year 2004 compared to fiscal year 2003


Net Revenues


         Net Revenues were $13.3 million for fiscal year 2004 versus $0.0 million for fiscal year 2003 since KAAI began operations on June 29, 2003 when it acquired the Dischino Corporation.


Cost of Revenue


         Cost of Revenue was $7.6 million versus $0.0 million for fiscal years 2004 and 2003, respectively, due to KAAI not having any operations until June 29, 2003.


Gross Margin

         The Gross Margin was $5.7 million for fiscal year 2004 versus $0.0 million for fiscal year 2003 due to KAAI not having acquired an operating company until June 29, 2003.

Selling, General and Administrative Expenses

         SG&A expenses were $15.7 million for fiscal year 2004 versus $5.0 million for fiscal year 2003. Fiscal year 2003 SG&A expenses were comprised primarily of expenses incurred in connection with market research used to formulate our business strategy. Expenses incurred in fiscal year 2004 were primarily for the operation of acquired facilities coupled with executive management.

Depreciation and Amortization Expense


         Depreciation and Amortization expense was $1.7 million for fiscal year 2004 versus $0.0 million for fiscal year 2003 due primarily to the depreciation in fiscal year 2004 of physical assets which were acquired as businesses coupled with the depreciation associated with asset additions which were put into service during the year.


Operating Loss

         The operating loss was $11.7 million for fiscal year 2004 versus $5.0 million for fiscal year 2003. The increase in the operating loss was due to significantly higher selling SG&A expenses for fiscal year 2004.

Interest Expense, Net

         Interest expense was $2.2 million for fiscal year 2004 versus $0.0 million for fiscal year 2003 due to debt only having been outstanding for one day in fiscal year 2003 coupled with incremental debt which was incurred during fiscal year 2004 to finance acquisitions.

Dividends Accrued on Preferred Stock


         Dividends accrued on Preferred Stock were $.5 million and $0.0 million for fiscal years 2004 and 2003, respectively. The increase was primarily due to dividends accrued on KAAI's series D preferred stock in fiscal year 2004.


Seasonality


         Our operations have historically been seasonal, with higher revenues generally occurring in the first half of our fiscal year (July through December) as a result of increased demand for our services and products during the holiday season from the end of November through the end of December. Furthermore, we have historically discounted our products during the month of August, which has further skewed revenues into the first half of the fiscal year.


Financial Condition, Liquidity and Capital Resources


         Net cash used for operating activities was $11.8 million and $5.1 million for the six months ended December 31, 2005 and 2004, respectively, and $11.0 million, $7.5 million, and $5.0 million for fiscal years 2005, 2004 and 2003, respectively. The deterioration of cash flows for the six months ended December 31, 2005 compared to the six months ended December 31, 2004 resulted primarily from an increase in our net loss of $4.7 million for the six months ended December 31, 2005. For the six months ended December 31, 2005, we were able to partially reduce the cash used in operating activities by paying vendors on longer terms. Vendors are now on terms that cannot be further extended. This deterioration of cash flows in fiscal year 2005 compared to fiscal year 2004 resulted primarily from a larger net deficit, which was partially offset by higher depreciation and amortization. Also, accounts payable increased by $2.7 million in fiscal year 2005 versus fiscal year 2004 as we paid vendors on longer terms due to our low cash position. Deferred revenue declined $1.1 million in fiscal year 2005 versus fiscal year 2004 as our customers redeemed more gift and preferred cards than they purchased. Accrued expenses increased by $1.8 million in fiscal 2005 versus fiscal 2004 primarily as a result of higher accrued professional fees. Net cash used in operating activities increased in the fiscal year 2004 versus the fiscal year 2003 as a result of a higher net loss which was partially offset by higher depreciation and amortization and accrued expenses.

         Net cash used in investing activities was $2.9 million and $0.9 million for the six months ended December 31, 2005 and December 31, 2004, respectively, and $1.2 million, $15.0 million and $1.1 million for fiscal years 2005, 2004 and 2003, respectively. The increase in cash used for investing in the six months ended December 31, 2005 compared to the six months ended December 31, 2004 was primarily due to capital spending for our diagnostic device development, information technology to upgrade our facility and accounting systems and for facility refurbishment. The decrease in cash used in investing activities for fiscal year 2005 compared to fiscal year 2004 was primarily due to the acquisition of four companies in fiscal year 2004 versus no acquisitions in fiscal year 2005 coupled with significantly lower capital spending in fiscal year 2005. Also, in fiscal year 2004, we completed the renovation of the West Palm Beach facility.

         Cash flows provided by financing activities were $28.1 million and $1.1 million for the six months ended December 31, 2005 and December 31, 2004, respectively, and $5.7 million, $26.6 million, and $8.7 million for fiscal years 2005, 2004 and 2003, respectively. For the six months ended December 31, 2005, cash flows from investing activities were primarily the result of the issuance of our Series D Preferred Stock in the amount of $15.3 million gross. Fiscal year 2005 cash flows from investing activities were provided primarily from Sephora in that we received a performance deposit of $5.0 million. Fiscal year 2004 cash flows from investing activities were provided primarily from the proceeds of long term debt from L Capital and TICC of $22.9 million; the issuance of $8.2 million of KAAI's series D preferred stock, which was partially offset by cash which was placed in a restricted escrow account for TICC interest of $2.7 million; and the redemption of $0.9 million of KAAI's Series B preferred stock. Cash flows provided by financing activities in fiscal year 2003 were primarily the issuance of long term debt to Kidd & Company coupled with the issuance of preferred and common stock.

         We obtained compliance waivers from TICC for all covenant tests required for the year ended June 30, 2005, the quarter ended October 1, 2005 and the quarter ended December 31, 2005. As a result of current trends in our business, covenants that we agreed to in November 2005 were not likely to be achieved in the proceeding quarters. Accordingly, February 21, 2006 we agreed with TICC to new covenants which we believe to be achievable through the end of fiscal year 2006. In consideration for the new covenants, we increased our escrow account for TICC interest payments by $1.0 million to cover interest through the end of fiscal year 2007. Based on our current financial performance, we may need to further amend these financial covenants in order to remain in compliance with our agreement with TICC.


Future Liquidity and Capital Needs

         In July of 2005 KAAI raised $5.0 million in gross proceeds in the form of series F convertible preferred stock. This transaction was completed through a private placement of equity. In September 2005, KAAI raised an additional $10.775 million in gross proceeds in the form of series G convertible preferred stock and warrants to purchase KAAI's common stock. On December 22, 2005, we raised $15.3 million through the issuance of our Series D Preferred Stock.


         Our principal future uses of funds are for debt service, working capital requirements, and capital spending to execute our strategy. It is expected that our net losses will continue at least through the end of fiscal year 2007. In addition, subject to our ability to raise additional capital, we expect to spend approximately $14 million during the period commencing with the last quarter of fiscal year 2006 through the end of fiscal year 2007 to refurbish our facilities, develop an information technology infrastructure, and develop our proprietary diagnostics products.

         At the current level of operations, we expect that we will need to raise additional funds by the end of fiscal year 2006. The Company is actively seeking $20-$30 million, which we believe we can raise by June 2006. This capital, if obtained, will be utilized for three main purposes: (i) to fund our operating losses until the end of fiscal year 2007; (ii) for the abovementioned capital spending purposes; and (iii) the repayment of our TICC debt. Our failure to raise capital would adversely affect our prospects, business, operating results and financial condition. In such case, we would be forced to reduce our expenses and our planned expansion and we would be required to substantially curtail our operations. We would also not be in a position to pursue opportunities which present themselves and would seek additional funding from our existing shareholders.

         The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.



         As of December 31, 2005, our contractual obligations were as follows:

                                                                         Payments Due by Period
------------------------------------------------------------------------------------------------------------------------------------
Contractual Obligations           Total          Less than 1 Year         1-3 Years           3-5 Years       More than 5 Years
Operating leases               $21,078,164          $3,243,448          $ 8,245,489          $ 7,358,468          $2,230,759
Capitalized leases                 141,330              68,900               72,430                    -                   -
Long-term debt (1)              20,841,163           3,029,885            5,704,612           12,106,667                   -
Consulting obligation            1,490,000             185,000            1,305,000                    -                   -
------------------------------------------------------------------------------------------------------------------------------------
Totals                         $43,550,657          $6,527,232          $15,327,531          $19,465,135          $2,230,759
------------------------------------------------------------------------------------------------------------------------------------


(1) Does not include letters of credit securing lease obligations.

Off Balance Sheet Arrangements


         We do not have any off balance sheet arrangements.


                         RECENT ACCOUNTING PRONOUNCEMENT


         In December 2004, the Financial Accounting Standards Board (the "FASB") issued SFAS 153 "Exchange of Non-monetary assets". An Amendment of APB Opinion No. 29. FAS 153 eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB 29 and replaces it with an exception for exchanges that do not have commercial substance. FAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of FAS 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FAS 153 did not have a material impact on the results of operations or financial position of the Company.


         In June 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections" ("FAS 154"). FAS 154 replaces APB Opinion No. 20, Accounting Changes and FAS No. 3, Reporting Accounting Changes in Interim Financial Statements. FAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle. FAS 154 also requires that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for prospectively as a change in estimate, and correction of errors in previously issued financial statements should be termed a restatement. FAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.


         In June 2005, the FASB's Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination." EITF 05-6 requires leasehold improvements purchased after the beginning of the initial lease term to be amortized over the shorter of the assets' useful life or a term that includes the original lease term plus any renewals that are reasonably assured at the date the leasehold improvements are purchased. This guidance was effective for reporting periods beginning after June 29, 2005. The adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

         In October 2005, the FASB issued FASB Staff Position ("FSP") 13-1, "Accounting for Rental Costs Incurred during the Construction Period." FSP 13-1 requires rental costs associated with ground or building operating leases that are incurred during a construction period be recognized as rental expense. FSP 13-1 becomes effective for the first reporting period beginning after December 15, 2005. KAAI is assessing the impact of the adoption of FSP 13-1 on the Company's consolidated financial statements.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risk

         Market risk represents the risk of loss that may impact our consolidated financial position, results of operations or cash flows. We are exposed to market risk associated with changes in interest rates. Our cash resources earned interest at variable rates and, therefore, our return on these funds is affected by fluctuations in interest rates. There have been no changes in interest rates that would have a material impact on our consolidated financial position, results of operations or cash flows for the year ended June 30, 2005.

                                    BUSINESS

                                    Overview

History of TrueYou.Com Inc.


         TrueYou was organized on September 9, 1998 under the laws of the State of Delaware by its former parent, United Network Technologies Corp. In January 1999, United Network Technologies transferred all 100 shares of its common stock in the company to United Network Marketing Services, Inc., a wholly-owned subsidiary of United Network Technologies. In April 1999, TrueYou effected a 33,300-to-1 stock split and amended its certificate of incorporation to increase its authorized capital stock to 21,000,000 shares consisting of 20,000,000 common shares and 1,000,000 preferred shares. Immediately thereafter, United Network Marketing distributed all 3,330,000 shares of its common stock in TrueYou to its stockholders, rendering TrueYou a stand alone business.


         Until December 20, 2005 TrueYou was a developer of Web-based, direct-to-direct personal potential and professional development programs designed for businesses. TrueYou's product offerings, which consisted of sales productivity, work-life balance and employee retention programs were designed to be delivered via the Internet or corporate intranet in the form of three to five minute Best Steps Learning Modules. Such products were intended for sale principally to large and middle market companies. TrueYou's Web site went "live" on the internet in October 1999.


         On December 20, 2005, TrueYou signed the Share Exchange Agreement with KAAI and the security holders of KAAI. As a result of this transaction, KAAI became a subsidiary of TrueYou.


         On December 22, 2005, affiliates of North Sound Capital LLC and Valesco Capital Management LP invested $15.3 million in exchange for 1,530 newly issued shares of our Series D Preferred Stock, each of which is convertible into approximately 52,175 shares of Common Stock, and Warrants to purchase 2,394.8407 shares of Series B Preferred Stock.

History of Klinger Advanced Aesthetics, Inc.

         Principals of Kidd & Company LLC, a Greenwich, Connecticut based principal investment firm ("KCO"), founded KAAI. KCO invested approximately $4.0 million in research prior to forming KAAI to address what it believed are the unmet needs in the aesthetics market.


         KAAI commenced business operations on June 29, 2003 as Advanced Aesthetics, Inc. when it purchased the capital stock of the Dischino Corporation for cash, shares of its series A convertible preferred stock and a secured subordinated promissory note. Dischino Corporation operated an established, well-known, beauty salon and spa in West Palm Beach, Florida. In connection with and as part of the financing of the Dischino acquisition, KAAI issued shares of its common stock and series B preferred stock to investors.


         In November 2003, KAAI acquired three additional facilities. The first was the acquisition of a Palm Beach Gardens spa and clinic facility for cash, shares of its series A convertible preferred stock and a subordinated promissory note. The second acquisition was of a similar facility in Boca Raton, Florida for cash, shares of KAAI's series A convertible preferred stock and assumption of indebtedness and a third facility located at Boca Pointe in

Boca Raton, Florida was acquired for cash and shares of KAAI's series A convertible preferred stock. Concurrent with the three acquisitions, KAAI entered into an agreement with L Capital, a private equity fund, whereby L Capital acquired a subordinated convertible promissory note in the amount of $13,300,000 convertible into KAAI's common stock. Subsequently, L Capital also acquired $8,200,000 in KAAI's series D preferred stock.

         In April 2004, KAAI expanded its operations by acquiring nine locations of Georgette Klinger, Inc. for cash, assumption of indebtedness, the issuance of a promissory note and the issuance of series A preferred stock. Georgette Klinger is a well-established chain of high-end beauty salons and clinics. In conjunction with the transaction, KAAI borrowed $10 million from TICC and used a portion of such borrowings to help finance the acquisition of the Klinger operations.


         On July 7, 2005, KAAI closed a $5,000,000 financing with affiliates of Pequot Capital Management, Inc. through the issuance of its series F preferred stock and warrants to purchase KAAI's common stock. On September 1, 2005, the affiliates of Pequot Capital Management, Inc. exchanged their shares of series F preferred stock for new shares of KAAI's series H preferred stock.


         On September 1, 2005, KAAI closed a $10,775,000 private placement financing through the issuance of its series G preferred stock and warrants to purchase KAAI's common stock.

         As described above, on December 20, 2005, KAAI became a subsidiary of TrueYou.

         On January 9, 2006, KAAI changed its name from Advanced Aesthetics, Inc. to Klinger Advanced Aesthetics, Inc.

The Company's Mission


         We are a business platform that offers fully integrated appearance-enhancement services and scientifically tested appearance improvement products that deliver measurable results. We bring medical aesthetics (cosmetic dermatology, cosmetic surgery and cosmetic dentistry) and non-medical aesthetics services (skin care, hair care and spa care) and products together in an upscale environment. We currently have 12 locations in top markets across the United States, including two fully integrated facilities and 10 spa/salons that are awaiting conversion to our model.


         Prior to forming KAAI, KCO invested approximately $4.0 million in research to analyze and determine what it believed are the unmet needs in the aesthetics market - a market which, according to a study conducted by The Monitor Group, generated $97 billion in domestic revenue in 2004. Based on this research, KAAI was formed to respond to the key findings that consumers desire an aesthetics platform that delivers the following:

         o        Results - measurable benefits from a brand;

         o Convenience - an end-to-end delivery system for aesthetic procedures;

         o        Products - medical grade skin care products;

         o Confidence - peace of mind about the quality and safety of services and products; and

         o Quality - a facility that combines high quality procedures, professionals and client service and care.

         Until the launch of our first fully integrated center in early 2004, this combination was, to our knowledge, not available in the marketplace. We believe that consumers, while highly intrigued by aesthetic services and products, remain confused due to the highly fragmented nature of delivery platforms, conflicting information and absence of standardized metrics.

         We try to fill this market gap, offering consumers a single, trusted brand and delivery system for accessing services and products that deliver predictable and measurable benefits.

Strategic Differentiation


         Our market positioning and strategy aim to provide strategic differentiation. In almost all areas of the aesthetics market, for both services and products, there is consumer confusion around basic questions such as: what works? what's safe? who's good? Our concept is to differentiate ourselves by providing high quality integrated services and products that address clients' needs. We bring together four strategic assets and relationships that elevate our brand and enable strategic differentiation from our competitors. These assets and relationships include:


         Johns Hopkins


         Johns Hopkins, one of the nation's most respected medical institutions, has allied with us to review and assess our process for verifying the safety and clinical quality of our practitioners, protocols and facilities. Johns Hopkins is also providing oversight of the scientific testing of Cosmedicine, a new product line which we have developed for safety and performance. Johns Hopkins approved the use of the Johns Hopkins Medicine name as part of the marketing of our facilities, intellectual property, collateral materials and Cosmedicine products and we are in the process of finalizing a formal agreement with respect to the foregoing.


         Sephora USA, Inc.


         Sephora is a fast growing upscale beauty retailer with 120 locations in the U.S. and over 450 locations abroad. We have embarked on a three-pronged strategic partnership with Sephora that includes:

         o development of our Cosmedicine skin care line that are being distributed in Sephora stores (for which Johns Hopkins is providing oversight of safety and performance testing);

         o a store-within-a-store concept, whereby we will have mini-stores within Sephora that feature Cosmedicine as well as the SkinState, our proprietary skin care diagnostic system; and

         o the development of smaller-scale KAAI stores that are situated adjacent to select Sephora locations and accessible via an adjoining door.


         In addition to the foregoing, we are currently discussing with Sephora the launch of our Cosmedicine products in their European stores.

         Sephora paid us a performance deposit of $5 million in December 2004 for certain exclusive distribution rights. We are required to return 50% of the deposit to Sephora when the Net Revenues of Sephora relating to the sale of Cosmedicine products, plus certain Sephora capital expenditures, equal $30 million. We are required to return the remaining 50% when such revenues and capital expenditures equal $60 million. See "Certain Relationships and Related Party Transactions - Sephora."

         Georgette Klinger


         In 2004 KAAI acquired the locations of Georgette Klinger ("GK"), a 62-year old venerable brand, which was an early innovator of "facials" that measurably improve the quality and health of facial skin. Georgette Klinger's thousands of clients and nine prestige locations in Beverly Hills, Manhattan, Chicago, Short Hills, Manhasset, Washington D.C., Costa Mesa, Palm Beach and Dallas represent an ideal client and real estate platform for our aesthetic service and product offerings.


         Medical Advisory Board

         Our Medical Advisory Board includes leaders from several professional associations in the field of aesthetic medicine, including the American Society of Plastic

Surgeons, the American Society of Aesthetic Plastic Surgeons and the American Society of Cosmetic Dermatology and Aesthetic Surgery. Johns Hopkins oversees our Medical Advisory Board.

         Our Medical Advisory Board meets quarterly and attendance by a Johns Hopkins representative is mandatory. During Medical Advisory Board meetings, members review and discuss our clinical policies to ensure practices are in accordance with approved Johns Hopkins reviewed protocols. The Medical Advisory Board recommends changes where necessary.

         Johns Hopkins also reviews the process by which we approve clinical practitioners. Often this review is conducted between quarterly Medical Advisory Board sessions on an as needed basis.

Business Strategy


         There are three key pillars to our business strategy:

(1)      Branded Owned and Operated Facilities

         o Integrated Flagships - Integrated Flagships feature a full suite of cosmetic surgery (performed by medical professional providers), dermatology, dentistry, spa care, salon services, and retail products that establish our brand. Integrated Flagships will range from 6,000 - 15,000 square feet in size. We currently have two existing Integrated Flagships in the Palm Beaches. We intend to convert the majority of our remaining facilities to this fully integrated model.

         o Stand-Alone Boutiques - Stand-Alone Boutiques will feature KAAI Signature Services, a select menu of spa/salon services and non-invasive medical modalities and will be approximately 5,000 square feet in size. Our Stand-Alone Boutiques will be able to capture the full retail mark-up of Cosmedicine products. We are currently developing two Stand Alone
                  Boutiques, one as a refurbishment of our Beverly Hills facility and the second is a relocation of our DC facility to a new location. Our plan is to open several Stand Alone Boutiques by fiscal year 2009.

         o Sephora-Adjacent Boutiques - Subject to us raising additional capital, we will begin construction on Sephora-Adjacent Boutiques next to certain Sephora store locations during fiscal year 2007. The stores will feature an adjoining common door to facilitate the free pass-through of customers and maximize the "store extension" feel. These facilities will feature the same KAAI Signature Services, available at the Stand-Alone Boutiques.

(2)      Cosmedicine Product Line

         o We developed and started distribution of our new Cosmedicine line of products, an over-the-counter medical grade private label skin care line, using what we believe are the most sophisticated, effective ingredients available. Johns Hopkins is providing oversight of the scientific testing of Cosmedicine for safety and performance. Johns Hopkins approved the use of the Johns Hopkins Medicine name on our Cosmedicine packaging.

         The first 18 Cosmedicine products encompass skin cleansing, fortifying, hydrating, sun protection and eye care. The line is being sold at Sephora stores and KAAI locations as well as online at www.klinger.com, www.sephora.com and www.cosmedicine.com.

         Cosmedicine products are being differentiated across several levels:

         o        All  products  will  contain  medical  grade,   hypoallergenic
                  ingredients formulated to be appropriate for even the most highly sensitive skin types.

         o Certain Cosmedicine products are over-the-counter medical grade versus cosmetic quality.

         o Many Cosmedicine products contain a proprietary ingredient, cross-linked sodium hyaluronate, a topical that is proven to be four to five times more effective at binding and attracting moisture to the skin than hyaluronic acid.

         o Johns Hopkins has consulted on the clinical testing, design and data analysis of Cosmedicine products for safety and performance.

         o Many of the Cosmedicine products have unique product performance characteristics that address consumer unmet needs, including: (i) a pH balanced cleanser that can remove waterproof mascara and lipstick, yet when exposed to the uncovered eye, does not sting, (ii) a hydrating mattifying lotion that "flashes" off surface skin oil on contact, (iii) exfoliation beads that are designed to stop the exfoliation of healthy young/new skin after old/dead skin has been cleaned off and (iv) a sunscreen that does not move on the face even when exposed to very high levels of heat, humidity and perspiration so that the normal eye fuming associated with sunscreens is avoided, which meaningfully increases consumer usage of the product (to protect against the damaging rays of the sun).

         We believe that the Cosmedicine line's brand status will be enhanced by its exclusive channels of distribution. The line is available exclusively in all 120 of Sephora's retail stores, KAAI-owned and franchised locations and, when final agreements have been reached, 1,800 aesthetic physicians' offices nationwide. Sephora's agreement to distribute our products through its exclusive retail license, coupled with its commitment to launch Sephora-Adjacent Boutiques, will, we believe, enhance the products' credentials in the retail channel.

         The first products were shipped in February 2006 for in-store launch at Sephora and our locations. The next suite of Cosmedicine launch products currently under development are expected to be over-the-counter drugs that will target the skin condition, acne, as well as a unique color and SkinState matching line of foundation.

         All Cosmedicine products are being developed and formulated for the Company by Atlantis Laboratories.

         Following the launch of Cosmedicine, we will continue to sell the private labels Georgette Klinger and Anushka brands in the Georgette Klinger and Anushka facilities, respectively, and on our website.

(3)      Intellectual Property

         Aesthetic Practice Delivery System ("ADPS") - We are developing APDS, a practice management system for medical offices that perform aesthetic procedures. APDS is being designed and developed in consultation with our Medical Advisory Board. APDS will provide a series of proprietary tools that we believe will improve the quality, safety and predictability of aesthetic services performed in a medical setting. We intend to license APDS to cosmetic
medical   practitioners  in  the  United  States  and  abroad.

         APDS will have the following functions, each of which will be guided by standardized protocols to optimize standardization:

         o Diagnostic hardware and software that identify aesthetic concerns for both the client and aesthetic provider.

         o Aesthetic medical provider protocol-driven tools that guide the actual aesthetic treatment based on identified "best practices for optimum client safety and performance of appearance-improvement outcomes."

         o An electronic photo management system that integrates with all other functions in the system.

         o        Algorithms inside the software engine that connect  diagnostic
                  results   with   services   and   products   that   have  been
                  scientifically tested for performance and safety.


         o An on-line forms management feature to streamline the MD's practice and client's convenience.

         o A fully functional medical record that captures patient treatment information and all relevant medical history.

         o        Standardized treatment documentation.

         o Patient treatment data from well-recognized plastic surgeons and dermatologists affiliated with us.

         o Service based applications for our eyebrow analysis and teeth whitening modules and outcomes measurement grid that provides a topographical map of the face.

         o System administration using a centralized online administrative tool, which provides clients with a robust, custom aesthetic practice CRM database for optimal clientele, reporting, usage tracking, and system control.

         APDS is being designed and developed in consultation with our Medical Advisory Board.

         Protocol Driven Signature Services - We are developing standardized service protocols for our KAAI Signature Services, which we intend to launch in May 2006. These protocols are specific, step-by-step sequential techniques required to perform our KAAI Signature Services. These protocols are being developed to (i) use best-practice techniques and provider training methods that can assure a high quality and predictable client experience (ii) serve as an objective basis for monitoring other aesthetics service providers' compliance with our KAAI Signature Services and (iii) incorporate our Cosmedicine products into our KAAI Signature Services in a standardized way.

In order to accomplish these goals, we are assembling and integrating:

         o a series of diagnostic-assessment technologies that measure skin parameters such as elasticity, fine lines, pore size, pigmentation and UV damage, as well as teeth color and facial symmetry, to empower the client with objective aesthetic measurements and education with respect to the client's current aesthetic condition so that the client can make informed decisions about the aesthetic improvement options that are available;

         o manuals that contain the specific step by step techniques for each service procedure;

         o a standardized training system to train providers in these protocols; and

         o tests to assure that only qualified providers who successfully pass protocol competency and compliance tests are allowed to deliver the KAAI Signature Services.

         We intend to license to other aesthetics service providers who wish to offer our KAAI Signature Services.



Current Operations

         Overview

         Our locations include two fully integrated properties and ten other stores that are currently in planning stages for conversion to the KAAI model. Taken together, our operating presence is national in scope, with locations in key markets such as New York, Beverly Hills, Boca Raton, Palm Beach Gardens, West Palm Beach, Dallas, Chicago and Short Hills, among others.

         Our flagship facilities in West Palm Beach and Palm Beach Gardens feature cosmetic dermatology, spa services, salon care and retail products on-site, and cosmetic surgery and dentistry via off-site, affiliated providers. Our credentialing process for providers (both on and off-site) is conducted by our Medical Advisory Board, which is overseen by Johns Hopkins. Clients are able to use our SkinState diagnostic tools which objectively record facial aesthetic metrics such as hydration (moisture) level, sebum (oil) level, pore size, UV damage, etc. In addition, we help clients navigate through the confusing array of beauty enhancement options through our Aesthetics Concierge function. The
Aesthetics Concierge guides interested clients through the patent-pending Personal Aesthetics Blueprint, a comprehensive analysis of the client's current aesthetic characteristics and goals. The Aesthetics

Concierge also provides information and decision support on all our treatments, services and products. We have found the Aesthetics Concierge function is integral in educating consumers about aesthetic services and products and that it translates into client interest in additional products and services.


         We have developed and are continuing to develop a skin care line of products called Cosmedicine, which performance and safety, clinical testing design and data analysis have been overseen by Johns Hopkins. We launched the products in February 2006 for exclusive distribution in Sephora and the Company's own facilities.



Our Business Model

         Core Model Components

         We employ a series of components to answer market/consumer needs. These components are present across all of our various delivery vehicles:


         High-Profile Strategic Partners - Strategic alliances with Johns Hopkins, Sephora and leading aesthetic physicians who constitute our Medical Advisory Board provide us with credibility across aesthetic services and products that we believe will translate into a built-in platform for rapid distribution and growth.


         Rigorous Credentialing - We use a methodology developed by our Medical Advisory Board and overseen by Johns Hopkins to assure the competency and safety of our medical practitioners.


         Protocol-Driven Signature Services - We are developing standardized service protocols for our KAAI Signature Services, which we intend to launch in May 2006. These protocols are specific, step-by-step sequential techniques required to perform our KAAI Signature Services. These protocols are being developed to (i) use best-practice techniques and provider training methods that can assure a high quality and predictable client experience (ii) serve as an objective basis for monitoring other aesthetics service providers' compliance with our and (iii) incorporate our Cosmedicine products into our KAAI Signature Services in a standardized way.


         The Aesthetics Concierge - We rigorously train these aesthetics decision support professionals to educate and assist clients with all service, product and information needs.

         Diagnostics - This suite of existing and evolving technologies measures skin quality, skin issues, tooth color and facial/body symmetry. The goal of this capability in the short term is to allow clients to better understand their aesthetic issues and in the long term to allow us to measure and report on detailed clinical outcomes.


         Cosmetic Medical Products (Cosmedicine) - These over-the-counter medical grade skin care products are being developed with the goal of measurably improving skin health and appearance. Johns Hopkins is providing oversight of the scientific testing of Cosmedicine for safety and performance.


         A Comfortable Environment - Our facilities are designed to provide client comfort and privacy.

Key Growth Metrics

         Cross Selling Services

         A large portion of growth at our Palm Beach facilities has been achieved through the migration of loyal clients to additional services, including higher-end medical procedures. Prior to being acquired by us, both Palm Beach facilities enjoyed a combined loyal, customer base of approximately 25,000 clients who we believe to be naturally interested in additional aesthetic services. We have been able to realize financial value primarily by facilitating the migration of this large base of clients to skin care, hair care and accessory products as well as a higher level of medical services and related products.

         Retail Growth of Cosmedicine Products

         We believe the following factors are critical to generating retail momentum as we roll out our Cosmedicine line:

         o Sephora and KAAI doors' sales associates require regular training by our own Cosmedicine sales training team;

         o merchandise must be prominently displayed in Sephora stores and KAAI owned and operated facilities;

         o sampling and other promotional activities to encourage first time product usage; and

         o        public relations and other marketing related activities.

         Retail Growth of Third-Party Product in KAAI Owned and Operated Facilities

         We believe the following factors are critical to generating retail momentum of third-party brands as we operate and convert our KAAI facilities:


         o retail products must be well-integrated into the services performed on clients;

         o merchandise should feature a blend of branded and private label products;

         o        adequate floor space must be devoted to retail sales; and


         o operators must be trained on product benefits and selling techniques


         Market Access Vehicles


         We have focused our roll-out strategy on utilizing the following market access vehicles:

         o KAAI owned and operated retail locations for the sale of our KAAI Signature Services, the Cosmedicine product line and third-party brand products.

         o        Integrated Flagships;

         o        Stand-Alone Boutiques;

         o        Sephora-Adjacent Boutiques;

         o        Sephora for the sale of our Cosmedicine product line; and

         o physician offices for the sale of the Cosmedicine product line and KAAI licensed intellectual property.


For the specifics of each vehicle's strategy and economics, see, "Description of Business -- Business Strategy."

The Market

         According to a study conducted by The Monitor Group, the highly fragmented aesthetics market generated over $80 billion in domestic revenue in 2002. The study further projected the market would reach $120 billion by 2007. Prior to formation, over $4 million was expended by KAAI for proprietary research about the market, which revealed that clients are eager for a "total appearance improvement solution" both in terms of services and products.

         The aesthetics market enjoys many favorable characteristics. The market, particularly the more "medically oriented" segments, is enjoying high growth. According to The Monitor Group study, nationally, cosmetic surgery, cosmetic dentistry and cosmetic dermatology were expected to grow at a combined five year CAGR of 11% from 2002 to 2007; management believes that in key vanity markets this CAGR is 15%. According to a study by the Kline Group, professional grade skin-care products (i.e., non-prescription, but with potent levels of actives) accounted for an additional $1.6 billion in U.S. retail sales in 2004. This segment is expected to grow at an average of 7% per annum through 2009. Here too, management believes sales in vanity markets far outpace the national average.


         We believe this market growth is being driven by (i) aging demographics, (ii) increasing public acceptance of aesthetic interventions,
(iii) the emergence of new, less invasive modalities, such as Botox, wrinkle fillers (e.g., Restylane) and lasers, (iv) the introduction of new over-the-counter active product ingredients (e.g., alphahydroxy acid) and (iv) heavy media interest and coverage of the industry. The category's relative recession-resistance represents another one of the market's attractive features. According to The Monitor Group, personal care services and products did not suffer price erosion in the previous recession during the early 1990s, and our target customers (primarily females, ages 35-50 with household income of more than $50,000) exhibited the most resiliency in spending and the strongest growth trajectory.

         Despite the market's considerable advantages, however, key market gaps remain. While time-pressured consumers find themselves increasingly curious about engaging in appearance improvement, they remain confused and concerned about which procedures to undergo, which products to use, what the results will be and which providers to trust. In large measure, we believe, and our business model assumes, that this is because the aesthetic market is profoundly fragmented and not configured to meet consumer needs.

         The American Dental Association estimates that as of 2002, over 75% of dental practitioners were sole proprietorships. The Monitor Group determined that approximately 90% of salons and spas are solo-operations. Furthermore, aesthetic service providers usually limit their services to their designated discipline (e.g. spa care, dentistry, dermatology). Thus, the consumer in search of holistic appearance improvement must research and maintain complex relationships with multiple providers, a dynamic which we believe has created dissatisfaction, inefficiency and confusion. While some providers have endeavored to deepen relationships with clients by supplementing their offerings, they have done so on a limited basis. With insufficient business training/acumen, the quality of these medical practitioners' ancillary services is usually sub-par, which we believe has only magnified consumer frustration.


         Moreover, we believe most medical practitioners are not specifically trained to deliver aesthetic treatments. For example, dermatologists are schooled in how to remove pre-cancerous moles, not artfully inject wrinkle fillers and dentists are trained to make good crown impressions, not mold for a natural-looking veneer. In addition, most providers make very limited use of diagnostics and outcomes tools and measurements, so at best, consumers may be left with only subjective assurances about the quality of the results for the treatments they undergo. These dynamics drive a wide variety in aesthetic outcomes (even from consumers visiting the same physician), which only amplifies consumer anxiety.

         Research we conducted suggests that providers appreciate such consumer anxieties, and that they also wish to provide more objectively measurable results and partake in a more comprehensive offering. We conducted over eighty in-depth interviews with medical and dental practitioners and over 90% agreed that their fields were changing and that they were ill-equipped to respond effectively to meet consumers' broadening needs. Our integrated model aims to address provider concerns about their clients' needs, as well as their own desire for a long-term liquidity vehicle.


         In a series of customer focus groups commissioned by us as well as hundreds of in-person interviews conducted in the Boca Raton, Palm Beach, Miami, and Chicago markets, the vast majority of target consumers voiced a desire for a trusted single resource they could depend on for all their appearance improvement service and product needs. They expressed strong emotional investment in the category, but said the time pressures they faced coupled with the lack of trusted information and decision support deterred them from participating more deeply and frequently in the category. In a Harris Interactive national survey conducted on KAAI's behalf prior to its launch, nine in ten consumers said the most critical catalyst for participating more heavily in the category was being able to trust the quality of the providers. Additionally, 70% rated a "concierge" that could serve as a trusted information source about aesthetic enhancement as extremely important. Nearly half noted that, given the brand promise, they would be predisposed to buy product from KAAI although we realize that the results of consumer focus groups or surveys do not ensure any actual purchases or results from these or other customers.

         On the retail side, despite a flurry of "physician-brand" over-the-counter introductions (e.g., MD Skincare and N.V. Perricone M.D.), these products have not captured significant market share. In other channels, skin care sales have grown to over $4 billion, despite the fact that marketing promises made by prestigious and mass skin care brands alike are not fulfilled, which in our opinion, is because precious few contain active ingredient concentration levels capable of producing clinical efficacy. Consumers want to find a brand they can trust - it is the number one influencer of purchase, as quantified in a Kline Group survey.


         Pursuant to a Kline Group study 42% of consumers are still looking for the best (i.e., most effective) product for their skin, and 42% also stated that they would switch on the recommendation of a physician or aesthetician.


         This data suggested to us that if an over-the-counter skin care product were introduced for which Johns Hopkins provided oversight of testing for safety and performance, it could enjoy significant success.

         These gaps in integrated service, medical aesthetic training, diagnostic and outcomes measurements, and product formulation create an opportunity for the development of a service-oriented, outcomes-driven aesthetic improvement positioning and capability - both in terms of services and products. We, along with our Cosmedicine line of products, attempt to deliver this promise.


Competition

         In each of our lines of services, (i) salons and spas, (ii) key cosmetic dentists, (iii) dermatologists and (iv) surgeons, we are faced with competition. Numerous competitors currently compete with some sub-section of our product and services offerings and might pose an increasing challenge if they were to expand their menu of offerings.

         Medispas. An increasing number of companies are offering a limited combination of spa and dermatology services, as well as retail products. Some multi-site and/or regionally oriented competitors such as SkinKlinic and Lumity focus their offerings on a combination of invasive (e.g. Botox) and non-invasive (e.g., laser) dermatological aesthetic treatments and products.


         Spas. Elizabeth Arden's Red Door is our largest national competitor. Regional and supra-regional players which may deepen their current offerings include Bliss Spa and Spa Nordstrom. Bliss Spa is an indirect subsidiary of LVMH and as a result is an affiliate of L Capital. Furthermore, Avon and Estee Lauder have now entered into our niche. Avon has opened a spa in New York City and Estee Lauder has made a foray into the beauty service arena through its Aveda Spas.


         Salons.  The Salon market is the most fragmented service line with over
250,000  businesses   classifying  themselves  as  beauty  salons.  The  largest competitor, Regis Corporation, has an approximate market share of 2%.

         According to published reports, approximately 80% of salons have annual revenue of $0.5 million or less. Chain salons growth is increasing and many are attempting to offer spa oriented services.


         Dental Chains. We believe that the most significant tooth whitening service provider is BriteSmile. BriteSmile has retail locations in several major cities in the United States and its whitening machines and products are offered by affiliated dentists nationwide. Based on publicly available information, we expect that BriteSmile will continue to remain focused on the dental segment of the market. Furthermore, home whitening kits such as Crest's Whitestrips or GoSmile may also pose competition to the dental component of our operations.

         Product Manufacturers. We currently face competition from numerous competitors including L'Oreal Group, which recently purchased La Roche Posay. La Roche Posay offers skin care products through various distribution channels including dermatologist offices. In addition, Valeant Pharmaceutical recently launched its Kinerase skin care products in Sephora stores, as well as dermatologist offices.

         Furthermore, several independent "physician brand" professional over-the-counter skin care lines (e.g. Murad Skincare, N.V. Perricone, M.D., DDF Skincare) have achieved distribution on a national scale and are top sellers in Sephora stores.



Regulatory Matters

         The following is a summary of certain regulatory matters that may be applicable to the Company.

Reimbursement

         Government Reimbursement in General

         Most individuals have insurance coverage through Medicare, Medicaid, a federal or state healthcare program or a private insurance company. Medicare is the commonly used name for the healthcare payment program governed by certain provisions of the United States Social Security Act. Medicare is an exclusively federal program that provides certain healthcare benefits to beneficiaries who are 65 years of age or older, disabled or qualify for the End Stage Renal Disease Program. Medicaid is a program that pays for medical assistance for certain individuals and families with low incomes and resources. This program became law in 1965 and is jointly funded by the Federal and State governments (including the District of Columbia and the Territories) to assist states in providing medical long-term care assistance to people who meet certain eligibility criteria. Medicaid is the largest source of funding for medical and health-related services for people with limited income.

         Private Reimbursement in General

         Most healthcare providers rely on third-party payers to reimburse for the healthcare provider's services. Many private insurance companies contract with healthcare providers on an "exclusive" or a "preferred" provider basis, and some insurers have introduced plans known as preferred provider organizations ("PPOs"). Under preferred provider plans, patients who use the services of contracted providers are subject to more favorable co-payments and deductibles than apply when they use non-contracted providers. Under an exclusive provider plan, which includes most health maintenance organizations ("HMOs"), private payers limit coverage to those services provided by selected hospitals. With this contracting authority, private payers direct patients away from nonselected providers by denying coverage for services provided by them.

         Increased sensitivity to the cost of health care and the desire to reduce healthcare costs have led to substantial growth among HMOs, PPOs, and other alternative delivery systems. Most PPOs and HMOs currently pay healthcare providers on a fee-for-service basis or on a fixed rate basis. Some HMOs are now offering or mandating a "capitation" payment method under which healthcare providers are paid a predetermined periodic rate for each enrollee in the HMO. In a capitated payment system, the healthcare providers assume a financial risk for the cost and scope of care given to such HMO enrollees for the term of the contract.

         Our Anticipated Reimbursement for Healthcare Services

         Currently, we do not intend to submit claims for reimbursement to Medicare, Medicaid, any state or federal healthcare payor, or any private insurance company. We will bill our clients directly for healthcare services and clients will be responsible for paying for those services.

         Since we do not plan to submit claims to any federal healthcare program, the federal laws and regulations described above are not currently applicable to our operations. If at some future time we begin seeking payment for our services from any federal payor, these federal laws may apply to our operations.

Federal Anti-kickback and Self-Referral Regulations

         Federal Anti-kickback Statute

         Section 1128B(b) of the Social Security Act, the Anti-kickback Statute, prohibits the offer, payment, solicitation or receipt of remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, for (a) the referral of patients or arranging for the referral of patients to receive services for which payment may be made in whole or in part under a federal healthcare program, which includes Medicare and Medicaid, or (b) the purchase, lease, order, or arranging for the purchase, lease or order of any good, facility, service or item for which payment may be made under a federal healthcare program.

         Federal  and  state  law   enforcement   authorities   may   scrutinize
arrangements between healthcare providers and potential referral sources to ensure that the arrangements are not designed as a mechanism to exchange remuneration for patient care referrals. Courts have generally adopted a broad interpretation of the scope of the Anti-kickback Statute and have held, for example, that the Statute may be violated if merely one purpose of a payment arrangement is to induce referrals. Violations of the Anti-kickback Statute can result in both criminal and civil sanctions.

         Federal Physician Self-Referral Law

         Provisions of the Social Security Act commonly referred to as the "Stark Law" prohibit referrals by a physician of Medicare patients to providers for certain "designated health services" if the physician (or his or her immediate family member) has an ownership interest in, or other financial relationship with, the provider, unless an exception applies. This law also prohibits the physician or the person receiving the referral from submitting a claim to Medicare or Medicaid for payment for the services rendered pursuant to the prohibited referral.

         We may have arrangements under which we compensate various physicians and other healthcare providers for services, which arrangements could constitute financial arrangements under the Stark Law definition. If we begin seeking
Medicare reimbursement in the future, the Stark Law may apply to these arrangements to the extent that we or our allied professionals offer "designated health services" to our clients.

         "Corporate Practice" Prohibitions

         Many states, including California, Illinois, New Jersey, New York and Texas, have statutes that either expressly prohibit or have been interpreted to prohibit what is known as the "corporate practice of medicine." These laws are designed to prevent interference in the medical decision-making process from anyone who is not a licensed physician. Most states that prohibit the corporate practice of medicine also have similar restrictions in connection with the practice of dentistry, nursing, and other health professions. Application of these prohibitions varies from state to state. Some states may allow a business to exercise significant management responsibilities over the day-to-day operation of a professional practice, while other states restrict or prohibit such activities.

         In states with "corporate practice" prohibitions, we will be unable to provide through the Company any services that may only be performed by licensed persons, or to assert financial control of our allied professionals' practices. Furthermore, in those states, we may be unable to bill our clients directly for services performed by such professionals, and will be unable to include revenues from the performance of such services in our own revenues.

         State Anti-kickback and Fee-Splitting Laws

         Many states, including California, Illinois, New Jersey, New York and Texas, have laws which are similar to the federal anti-kickback laws. These state laws apply to healthcare services performed in the state even when not reimbursed by Medicare, Medicaid, or other federal health benefit programs. In order to avoid violating a particular state's anti-kickback law, we will need to structure our arrangements with other parties such that the arrangements are not viewed as mechanisms to exchange remuneration for referrals of their patients to us or our allied professionals for healthcare services.

         Many states have statutes and regulations that either expressly prohibit or have been interpreted to prohibit physicians and other healthcare providers from sharing or splitting fees with unlicensed entities, such as us. Other states have fee-splitting prohibitions that apply when professional fees are shared with a referral source or even an unaffiliated licensed professional.

         Violations of any of these state laws may result in censure, fines, loss of a healthcare provider's license, or even criminal penalties. These statutes and regulations vary from state to state and are often vague and subject to differing interpretations.



         We  have  not  yet  opened  any  Integrated   Flagship   facilities  in
California, Illinois, New Jersey, New York or Texas, but intend to do so. Because of the corporate practice of medicine, fee-splitting and self-referral prohibitions in those states, the Company intends to enter into management or facility fee arrangements with physicians (or professional entities owned by physicians) in which we will provide office space and management services in exchange for an upfront negotiated fee. The physician or entity will be responsible for employing or contracting with physicians, nurse practitioners and other healthcare professionals and will be solely responsible for all aspects of diagnostic, clinical and other medical services, including the selection, training, direction and supervision of licensed professionals. We intend to make clear to the public that our facilities do not provide medical services and that any medical service provided at our facilities is performed solely by or under the supervision of a medical professional.

         In Florida, where we currently operate several facilities, there is no corporate practice of medicine prohibition and, accordingly, we are able to employ or contract with physicians, nurse practitioners and other medical professionals and to hold ourselves out to the public as providing medical services. Under the current model, a portion of the total fees paid by the patient is retained by us as compensation for the management services and office space that we provide. We do not receive a portion of the fees from patients relating to the medical professional's rendering of medical services. We are considering opening a facility in Maryland which, like Florida, does not have a corporate practice of medicine prohibition. Accordingly, we may operate any Maryland facility in a manner similar to the manner in which we operate in Florida.


         Licensing

         We will be required to obtain licenses from various federal, state, and local agencies to provide our services. In addition, every state imposes licensing requirements on the individual medical, dental, and other healthcare providers with whom we intend to enter into arrangements. Finally, states impose licensing and other requirements on many of the spa and salon services we propose to offer.

         FDA Regulations

         Our Cosmedicine skin care product line will be regulated by the United States, Department of Health and Human Services, Food and Drug Administration, the FDA. The Cosmedicine skin care product line consists of products that are regulated by the FDA as cosmetics and may also be regulated as over-the-counter drugs. The Food, Drug, and Cosmetic Act, the FD&C Act, the federal law that governs cosmetics and drugs, defines cosmetics by their intended use, as articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body for cleansing, beautifying, promoting attractiveness, or altering the appearance (i.e., skin moisturizers). Drugs are defined by their intended use, as articles intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease and articles (other than food) intended to affect the structure or any function of the body of man or other animals.

         Intended use may be established in a number of ways. Among them are:

         o Claims stated on the product labeling, in advertising, on the Internet, or in other promotional materials.

         o Consumer perception, which may be established through the product's reputation.

         o Ingredients that may cause a product to be considered a drug because they have a well known (to the public and industry) therapeutic use.

         Some of the Cosmedicine skin care products may meet the definition of both cosmetics and drugs. This may happen when a product has two intended uses, for example, moisturizers and makeup marketed with sun-protection claims. Such products must comply with the requirements for both cosmetics and drugs.

         Although not exhaustive, the following is a summary of cosmetic laws and regulations that may be applicable to the Cosmedicine skin product line.


         FDA Cosmetic Requirements

         The two most important FDA laws pertaining to cosmetics marketed in the United States are the FD&C Act and the Fair Packaging and Labeling Act, the FPLA. FDA's legal authority over cosmetics is different from other products regulated by the agency, such as drugs, biologics, and medical devices. With the exception of color additives, cosmetic products and ingredients are not subject to FDA pre-market approval authority. The FD&C Act prohibits the marketing of adulterated or misbranded cosmetics in interstate commerce. Violations of the Act involving product composition - whether they result from ingredients, contaminants, processing, packaging, or shipping and handling - cause cosmetics to be adulterated and subject to regulatory action. Improperly labeled or deceptively packaged products are considered misbranded and subject to regulatory action. In addition, regulations prohibit or restrict the use of several ingredients in cosmetic products and may require warning statements on the labels of certain types of cosmetics. Under the authority of the FPLA, the Federal Trade Commission, FTC, requires an ingredient declaration to enable consumers to make informed purchasing decisions. Cosmetics that fail to comply with the FPLA are considered misbranded under the FD&C Act.

         Cosmetic firms are responsible for substantiating the safety of their products and ingredients before marketing. FDA may take regulatory action if it has information showing that a cosmetic is adulterated or misbranded. FDA can and does inspect cosmetic manufacturing facilities to assure cosmetic product safety and determine whether cosmetics are adulterated or misbranded under the FD&C Act or FPLA. The agency can pursue action through the Department of Justice to remove adulterated and misbranded cosmetics from the market. To prevent further shipment of an adulterated or misbranded product, the agency may request a federal district court to issue a restraining order against the manufacturer or distributor of the violative cosmetic. Violative cosmetics may be subject to seizure. FDA also may initiate criminal action against a person violating the law.

         The FD&C Act does not set forth any regulations that require specific Good Manufacturing Practices (GMP) or registration requirements for cosmetics but does so for drug products. The FDA, however, does maintain the Voluntary Cosmetic Registration Program for cosmetic establishments and formulations that choose to register.

         FTC Regulations

         As described elsewhere in this prospectus, the packaging, labeling, marketing and promotion of our products are subject to regulation by the Federal Trade commission as well as various state governmental agencies. These regulations will apply directly to our Cosmedicine line of products and could also be applied to other products and services we offer.

         Other Regulation

         In addition to government regulation described above, The National Advertising Division of the Better Business Bureau (NAD) and Network Ad Clearance Divisions closely monitor product claims. These self-regulatory bodies require scientific substantiation of claims and can refuse to run non-complying ads.

Material Agreements

         Agreements with Johns Hopkins

         On November 21, 2003 we entered into a Consulting Services Agreement with Johns Hopkins Medicine, acting through Johns Hopkins Health System Corporation, and the Johns Hopkins University. Under the Agreement, Johns Hopkins agreed to provide consulting services to us consisting of: (i) review and assessment of our medical delivery protocol document and (ii) consultation on the development of outcomes studies methodologies. The agreement also sets forth the conditions for the use of the Johns Hopkins mark. The term of the agreement is until November 21, 2008. The agreement may be terminated by either party at any time.

         The consideration for the review and assessment services provided by Johns Hopkins was $5,000 per day. The consideration for the limited use of the Johns Hopkins mark was $300,000 per year, payable in quarterly installments, and 500 shares of KAAI's series E preferred stock.

         We agreed with Johns Hopkins to explore a broader relationship, which we are currently negotiating. If we agree on the terms of such relationship, we will be required to make additional payments to Johns Hopkins.


         In December 2004 we entered into a Services and Licensing Agreement with Johns Hopkins Medicine, acting through Johns Hopkins Health System Corporation, and the Johns Hopkins University. This agreement was subject to the satisfaction of certain conditions precedent, which we had to satisfy by October 31, 2005. On November 10, 2005, the period by which we are required to satisfy the conditions precedent was extended to December 31, 2005. On January 3, 2006, the parties extended such period until March 31, 2006. On March 28, 2006, this period was further extended to June 30, 2006. We are currently discussing a further extension with Johns Hopkins. Under the Agreement, Johns Hopkins agreed to provide the following services to us: (i) investigate current methods for skin care parameter testing at the point of sale; (ii) develop acceptable methods to measure the condition of clients' skin, (iii) create a new testing methodology to validate skin care product efficacy, (iv) oversee the ongoing testing of skin care products using the Johns Hopkins testing standards and (v) oversee the testing of 15 of our skin care products using the agreed upon testing standards. The term of the agreement is 5 years after the satisfaction of the conditions precedent.


         Johns Hopkins also agreed that the Company and Sephora may make a factual statement that (i) certain skin care parameter testing methodologies have been developed by Johns Hopkins or found by Johns Hopkins to be effective and (ii) certain skin care products have been found to be effective based on the Johns Hopkins testing standards.

         Under the agreement, we will pay a fee of $5,000 per day to perform the
services  and  we  will  provide  Johns  Hopkins  with  substantial   additional
compensation to be negotiated.

         Agreement with Sephora


         In December 2004 we entered into a Retail Alliance Agreement with Sephora USA, LLC. Pursuant to the agreement we granted Sephora the rights to:
(i) sell our Cosmedicine products in Sephora retails stores, through its website and any other retail channel, (ii) utilize certain of our intellectual property and methods in order to operate the KAAI stores in Sephora stores, (iii) develop with us the adjacent KAAI facilities and (iv) sublease retail space from us for the purpose of constructing and operating a Sephora store within our centers. The term of the agreement is until December 31, 2010.


         Upon execution of the agreement, Sephora deposited a performance deposit in an amount of $5 million with an escrow agent, which was subsequently paid to KAAI. If Sephora, pursuant to the terms of the agreement, terminates the agreement with us it may have the right to recoup a portion of the $5 million performance deposit. Sephora will also have the right to earn back its performance deposit if the arrangement is successful. We will be required to return to Sephora 50% of the performance deposit at such time that the "Net Revenues" of Sephora relating to the sale of Cosmedicine products plus Sephora "Capital Expenditures" (each as defined in the agreement) equals $30 million and the remaining performance deposit at such time that such "Net Revenues" plus "Capital Expenditures" equals $60 million. See "Certain Relationships and Related Party Transactions - Sephora."

Intellectual Property


         We consider trademark protection to be important to our business and we are the owners of numerous U.S. and foreign trademark applications/registrations. Significant trademarks include: KAAI, the KAAI logo, KAAI Signature Services, Klinger Advanced Aesthetics, Cosmedicine, Georgette Klinger, SkinState, Personal Aesthetics Blueprint, Aesthetic Concierge, Truth is Beauty, Nth (K Logo) Service Services and The Place of Possibilities.

         We also consider patent protection to be important to our business and we are the owners of a pending U.S. patent application and related foreign applications covering systems and methods relating to aesthetic improvement. In March 2006, we filed a provisionary patent application for the grant of a patent for our APDS and intend to file a permanent application in April 2006


Employees

         On December 31, 2005, we had 576 employees. We consider our relations with our employees to be satisfactory. We believe our future will depend in large part on our ability to attract and retain highly skilled employees. In March 2006, we filed a provisionary patent application for the grant of a patent for our APDS and intend to file a permanent application in April 2006.

                                   PROPERTIES

Corporate Headquarters

         Our corporate headquarters are located in leased premises at Building No 501, Fifth Floor, 7 Corporate Park, Norwalk, CT 06851.

Integrated Flagships

         Our two Integrated Flagships in West Palm Beach and Palm Beach Gardens were formed by acquiring two leading spa/salons in 2003, and integrating SkinState diagnostics, medical and Aesthetic Concierge capabilities into the physical footprint and business flow.

         Upon KAAI's formation,  we focused  significant  efforts on re-crafting
our  retail  space  and  operations,   installing   experienced  management  and
overhauling purchasing, training, merchandising and commission structure.

Other Locations

         Our ten other facilities include one spa/salon in Boca Raton and nine Georgette Klinger properties; these ten locations have not yet been re-launched with our integrated offering.

Georgette Klinger

         We acquired the Georgette Klinger properties in May 2004. To date, changes since their acquisition have been limited to installing experienced unit-managers where needed and overhauling the retail training, merchandising and commission structure. Management expects Georgette Klinger locations to form the platform for the launch of future Integrated Flagships in New York, Beverly Hills and Washington DC and Stand-Alone Boutiques in Beverly Hills and Washington, D.C.

Boca Raton

         We acquired the Boca Raton spa/salon in late 2003. Changes to date have been limited to installing experienced unit-managers where needed and overhauling the retail training, merchandising and commission structure. This facility is expected to be converted into an Integrated Flagship by late 2006.

         The following chart summarizes the relevant data regarding each of our facilities:


------------------------------------------------------------------------------------------------------------------------------------
City                                    Address                          Facility               Lease                  Current
                                                                        Size (sq/ft)         Expiration                Annual
                                                                                                Date                  Base Rent
------------------------------------------------------------------------------------------------------------------------------------
Costa Mesa                    Southcoast Plaza Retail Center               3,300               1/31/2007              $103,455
(Spa Facility)                Suite 2600
                              Costa Mesa, CA
------------------------------------------------------------------------------------------------------------------------------------
Beverly Hills                 131 South Rodeo Drive,                       6,530               9/30/2015              $378,300
(Spa Facility)                Beverly Hills, CA

------------------------------------------------------------------------------------------------------------------------------------
Dallas                        Inwood Village Shopping Center               6,856               5/30/2006              $150,832
(Spa Facility)                5560 West Lovers Lane
                              Suites 250 & 252,
                              Dallas, TX
------------------------------------------------------------------------------------------------------------------------------------
Millburn                      The Mall at Short Hills                      3,475               1/31/2008              $225,875
(Spa Facility)                Store # A139
                              Millburn, NJ
------------------------------------------------------------------------------------------------------------------------------------
Manhasset                     1950 Northern Blvd.                          6,313               2/27/2007              $473,475
(Spa Facility)                Space A-2
                              Manhasset, NY
------------------------------------------------------------------------------------------------------------------------------------
Chicago                       Water Tower Place                            4,779               12/31/2012             $215,055
(Spa Facility)                Space No. 4035
                              845 North Michigan Avenue
                              Chicago, IL
------------------------------------------------------------------------------------------------------------------------------------
Washington                    Chevy Chase Pavillion                        5,551               5/31/2007              $277,550
(Spa Facility)                Space No. 4035
                              5335 Wisconsin Ave. N.W.
                              Washington, DC
------------------------------------------------------------------------------------------------------------------------------------
Palm Beach                    The Esplande                                 2,739               5/31/2010               $92,907
(Spa Facility)                Store No. 211
                              150 Worth Ave.
                              Palm Beach, FL
------------------------------------------------------------------------------------------------------------------------------------
Hasbrouck Heights             Hasbrouck Seventeen                          2,260               2/28/2008               $44,070
(Office)                      500 Route 17, Suite 307
                              Hasbrouck Heights, NJ
------------------------------------------------------------------------------------------------------------------------------------
Palm Beach Gardens            5530-5540 PGA Blvd.                          8,498                3/7/2008              $186,956
(Spa Facility)                Suite 200
                              Palm Beach Gardens, FL
------------------------------------------------------------------------------------------------------------------------------------
West Palm Beach               2511 South Dixie Highway                    10,732               6/30/2008              $236,104
(Spa Facility)                West Palm Beach, FL
------------------------------------------------------------------------------------------------------------------------------------
Boca Raton                    Building H                                   3,889               1/31/2008               $78,868
(Spa Facility)                6853 S.W. 18th Street
                              Boca Raton, FL
------------------------------------------------------------------------------------------------------------------------------------
Boca Raton                    Building H                                   7,923               2/29/2008              $152,325
(Spa Facility)                6877 S.W. 18th Street
                              Boca Raton, FL
------------------------------------------------------------------------------------------------------------------------------------


                                       47


------------------------------------------------------------------------------------------------------------------------------------
City                                    Address                          Facility               Lease                  Current
                                                                        Size (sq/ft)         Expiration                Annual
                                                                                                Date                  Base Rent
------------------------------------------------------------------------------------------------------------------------------------
New York (Spa)                501 Madison Ave.                            13,800               4/30/2013              $800,000
                              New York, NY
------------------------------------------------------------------------------------------------------------------------------------

New York (office)             501 Madison Ave.                             3,800               4/30/2013              $152,000
                              New York, NY

------------------------------------------------------------------------------------------------------------------------------------
Connecticut                   Building 501                                13,340               1/12/2006              $226,780
(Corporate Headquarters)      Merritt 7 Corporate Park
                              Norwalk, CT
------------------------------------------------------------------------------------------------------------------------------------

                                LEGAL PROCEEDINGS

         The Company is a party to legal proceedings in the ordinary course of its business. Management of the Company does not believe that such legal proceedings would, if adversely determined, materially adversely affect the business or financial condition of the Company.

         To the Company's knowledge, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

                        DIRECTORS AND EXECUTIVE OFFICERS


         The following table sets forth the names and ages of each of our executive officers and directors as of March 21, 2006.

Name                           Age               Position
----                           ---               --------

Richard Rakowski               54                Chairman and Chief Executive
                                                 Officer

John Higgins                   46                President, Interim Chief
                                                 Financial Officer and Director

Jane Terker                    53                Executive Vice President,
                                                 Chief Marketing Officer
                                                 and Director

Carolyn Aversano               36                Executive Vice President of
                                                 Marketing, Merchandising
                                                 and Education

Andrew D. Lipman               38                Director

Stephen H. Coltrin             60                Director

Daniel Piette                  60                Director

Philippe Franchet              40                Director


Richard Rakowski - Chairman and Chief Executive Officer

         Richard Rakowski has been Chairman and Chief Executive Officer of KAAI since its formation in July 2003. He is also a Principal of KCO since March 2002. Prior to joining KCO as a Principal in March 2002, Richard Rakowski's diverse 26-year career spanned manufacturing, consulting, business development, marketing, entrepreneurship and the Presidency of American Healthways, Inc. (NASDAQ: AMHC) from June 2001 to March 2002. From 1992 until 2001, Mr. Rakowski was a founder of New Paradigm Ventures, a consulting and investment firm in the health-care and food industry market. He was also a partner at Marketing Corporation of America. Mr. Rakowski's background also includes process control consulting work for Fortune 500 Companies in the U.S. and abroad. He holds a BA from City University of New York.


John Higgins - President, Interim Chief Financial Officer and Director


         John Higgins is a seasoned operating executive with over 20 years of professional experience. Prior to joining KAAI in January 2005, Mr. Higgins was from April 2001 to January 2005 first the Chief Operating Officer and then the Chief Executive Officer of Spencer Trask & Co., a venture capital firm. At Spencer Trask he was responsible for the operating performance of the firm, with an emphasis on the due diligence process for potential investments as well as the creation and implementation of strategic initiatives for the portfolio companies. Additionally, Mr. Higgins has held several senior operating positions including Chief Executive Officer of Priceline Perfect Yardsale from January 2000 to March 2001, Chief Operating Officer for the international division of the Home Shopping Network, and Executive Vice President of Customer Services for Victoria's Secret Catalogue. Earlier in his career, Mr. Higgins held various sales and operating roles at Northwest Airlines, Chase Manhattan Bank, Dreyfus Service Corporation, and the Bank of New York.

Jane Terker - Executive Vice President, Chief Marketing Officer and Director

         Jane Terker has over 30 years experience as a management executive and business builder. Immediately prior to joining KAAI, Ms. Terker co-founded and served from December 2001 to July 2004 as President and Chief Operating Officer of Cradle Holdings, Inc., a company created to acquire and reposition prestige beauty brands for maximum growth and profitability. From May 1992 to March 1998 Ms. Terker also founded, developed and served as President of the Donna Karan Beauty Company. Ms. Terker also founded and ran JTP Associates from March 1998 to November 2001, which was a product consulting company with clients including J Crew, MD Skincare, Linda Cantello Beauty, CCSI inshop.com and Kiss My Face. Earlier in her career, Ms. Terker held various marketing and retail executive roles at Esmark, L'Oreal and Glemby International. She holds a BA, magna cum laude, from New York University and also attended Columbia University's Executive Education Program.

Carolyn Aversano - Executive Vice President of Marketing, Merchandising and Education

         Carolyn Aversano joined KAAI in June 2005. Prior to joining KAAI, Ms. Aversano worked for Sephora as a Strategic Development Consultant from July 2004 to June 2005. From July 1999 to April 2003, Ms. Aversano was a member of the startup team for beauty retailer Gloss.com, which was acquired by the Estee Lauder Companies in 2000. At Estee Lauder Companies she oversaw the e-commerce businesses of the various Estee Lauder Companies' brands including Estee Lauder, Origins, Prescriptives, Stila, La Mer, Jo Malone and Kate Spade. Ms. Aversano holds a BS degree in marketing from New York University.

Andrew D. Lipman - Director

         Andrew Lipman was Vice President and one of the founding principals of KCO. Prior to co-founding KCO in 1996, Mr. Lipman served as a Vice President of the firm's predecessor, Kidd, Kamm & Company. Earlier in his career, Mr. Lipman was a management and strategic consultant with The George Group and Andersen Consulting. He holds a BS in Electrical Engineering from Union College.

Stephen H. Coltrin - Director

         Stephen H. Coltrin founded Coltrin & Associates, Inc. in 1982. In addition to serving as a member of our Board of Directors, Mr. Coltrin also currently serves as a Vice Chairman on the Board of Directors for the International Radio and Television Society Foundation, on the National Advisory Board of America's Freedom Festival at Provo, and on the Advisory and Advancement Council of the Utah State University Journalism & Communication
Department.  Mr.  Coltrin  received  a  BS  in  psychology  from  Brigham  Young
University.

Daniel Piette - Director

         Daniel Piette co-founded L Capital in June 2001 and serves both as the President of L Capital Management and as a member of the Supervisory Committee of the L Capital fund. Additionally, he is a member of Moet Hennessy Louis Vuitton LVMH Group's Executive Committee. He is also co-founder, Chairman and CEO of LV Capital. Mr. Piette joined LVMH in 1990 as Group Executive Vice President. Mr. Piette started his career focus in the fashion luxury sector as the Brand Operating Officer for the DMC Group. Earlier in his career, Mr. Piette held the post of Executive Vice President of Manurhin. He was also a manager at the Bosch Company and a consultant at Arthur D. Little. Mr. Piette graduated from ESSEC in Paris and also holds an MBA from Columbia Business School.


Philippe Franchet - Director

         Philippe Franchet joined L Capital in September 2001 as a director of L Capital Management. Prior to L Capital, Mr. Franchet was from June 2000 until June 2001 the Senior Vice President, leading investments for Europatweb, an Internet investment group formed by Bernard Arnault. Prior to Europatweb, Mr. Franchet was from January 1998 until June 2000 the Head of Private Equity Investments for the Lazard Group's two public investment holding companies, Azeo and Eurafrance (now Eurazeo). While at the Lazard Group, Mr. Franchet and his team invested approximately FF 500 million in over 15 transactions across a variety of sectors in countries including France, the UK, the US and Japan. Earlier in his career, Mr. Franchet was a consultant with McKinsey & Co. and a financial derivatives market trader with Credit Lyonnais. Mr. Franchet holds an MSEE from ENST in Paris and an MBA from Harvard Business School.

Other Key Employees

The following employees who are not our executive officers are instrumental to our business:

Bruce Alexander - Senior Vice President of Operations

         Bruce Alexander, age 35, is responsible for the reporting and analysis of all the Company's operating businesses, as well as the leadership of reservations, fulfillment, inventory planning, and information technology. Prior to joining KAAI in August 2005, Mr. Alexander served as Managing Director of Strategy, Planning and Analysis at Spencer Trask & Company, a venture capital firm, from January 2000 to August 2005. Mr. Alexander held operating and strategic management positions at Andersen Consulting from September 1998 to January 1999 and Playtex Products, Inc. from January 1999 to January 2000. Bruce received his MBA from Duke University in May 1997 and his BA in Economics from Vanderbilt University in May 1991.

Wade Haddad - Senior Vice President of Real Estate and Legal

         Wade Haddad, age 39, has been responsible for overseeing KAAI's legal affairs and the site selection, lease negotiation, store design and construction of KAAI's locations since July 2005. Prior to joining KAAI, Mr. Haddad worked for Bieri Company, a specialty retail real estate consulting firm, as the Director of Leasing, where he managed real estate strategies on behalf of landlord and tenant clients for Bieri Company from March 2002 to July 2005. From May 1999 to February 2002, Mr. Haddad worked with The Taubman Company, a national developer of regional shopping centers, as a Leasing Agent, where he represented the landlord in lease negotiations with retail tenants on behalf of The Taubman Company. Mr. Haddad holds a BA in Political Economy from Princeton University and a JD, magna cum laude, from the University of Detroit School of Law.

Michael S. Rodriguez- Senior Vice President, Business Development

         Michael Rodriguez, age 37, serves as the Senior Vice President of Business Development of KAAI since September 2003. Prior to joining KAAI, Mr. Rodriquez founded and ran three business consulting companies in the healthcare and financial service sectors, Three Realms, LLC, Impact Partners, LLC, and Broadband Digital, Inc. from April 2000 to September 2003. From May 1995 to April 2000, Mr. Rodriquez worked with Visa USA where he was employed in senior management roles in operations, marketing, and business development. From June 1991 to May 1995, Mr. Rodriquez worked with GE Capital. Mr. Rodriguez holds a BA in Finance and Economics from Southern Methodist University and is also a graduate of the GE Capital Management Development Program.


Medical Advisory Board

         We have a Medical  Advisory Board that includes  leaders in the medical
aesthetics  industry.   In  addition  to  Johns  Hopkins  oversight  of  medical
governance activities, the Medical Advisory Board includes the following:

Dr. Kaveh Alizadeh - Medical Director and Advisor to the Medical Advisory Board

         Dr. Alizadeh is currently a partner and vice president of Long Island Plastic Surgical Group, the largest and oldest continuously running practice in North America. He is also the Vice Chairman of Plastic Surgery and Director of Microsurgery at Winthrop University Hospital, and the curriculum director for the Nassau University Plastic Surgery Residency Program. Prior to joining Long Island Plastic Surgical Group, Dr. Alizadeh pursued a year of training in cancer reconstruction and cosmetic surgery at the Memorial Sloan Kettering Cancer Center in 1999. Between 1993 and 1999, he carried out specialty training in surgery and subspecialty training in Plastic and Reconstructive Surgery at the University of Chicago Hospitals. Dr. Alizadeh earned his medical degree from Cornell University Medical College.

Dr. Rod Rohrich - Chairman of Medical Advisory Board

         Dr. Rod Rohrich is Professor and Chairman, Department of Plastic Surgery, Crystal Charity Ball Distinguished Chair in Plastic Surgery and Warren and Betty Woodward Chair in Plastic and Reconstructive Surgery at the University of Texas Southwestern Medical Center in Dallas, Texas. Dr. Rohrich earned his medical degree from Baylor College of Medicine in Houston, TX. He completed residencies in General Surgery and Plastic and Reconstructive Surgery at the University of Michigan Medical Center in Ann Arbor, MI. Dr. Rohrich also completed a Fellowship in Hand and Microsurgery at Massachusetts General Hospital in Boston, MA and a Pediatric Fellowship at Oxford University in Oxford, England. Dr. Rohrich is board certified in plastic surgery. He has served as President of the American Society of Plastic Surgery and has served on the Board of Directors of the American Society of Plastic Surgery, the Plastic Surgery Educational Foundation, and the American Society for Aesthetic Plastic Surgery. He serves on the Board of the Aesthetic Society Education and Research Foundation. He is a member of numerous other professional societies. Dr. Rohrich is the editor-in-chief of Plastic and Reconstructive Surgery, the most prestigious scientific journal in the world in plastic surgery. He is the author or co-author of more than 400 articles and book chapters, five books and has made more than 1500 presentations nationally and internationally.

Dr. Steven Fagien

         Dr. Steven Fagien is our acting Florida Medical Director and has a private surgical practice in Ophthalmic Plastic and Reconstructive Surgery/Aesthetic Eyelid Plastic Surgery in Boca Raton, Florida. Dr. Fagien grew up in Florida and attended college and medical school at the University of Florida, where he also completed his internship and residency training. He then completed a fellowship in Ophthalmic Plastic and Reconstructive Surgery at the University of Illinois in Chicago. Dr. Fagien has earned the reputation as one of the foremost experts in his field. "W" and "More" magazines and the New York Times have rated him as one of the best eyelid plastic surgeons in the world. He serves on the medical advisory boards of many of the largest aesthetic-related companies in the industry. He also co-chairs the International Plastic Surgery Education Initiative and the National Education Faculty that instructs surgeons worldwide on the latest advances in injectable treatments for facial rejuvenation, including Botox and a host of facial soft tissue augmentation agents.

Dr. Peter Fodor

         Dr. Peter Fodor is Associate Clinical Professor of Plastic Surgery at UCLA Medical Center in Los Angeles. Dr. Fodor graduated from the University of Wisconsin Medical School and completed his residency training at Columbia University in New York before obtaining Board Certification in general surgery, as well as plastic surgery. Dr. Fodor served as President of the Lipoplasty Society of North America and is on the Board of Directors of the American Society of Plastic Surgeons and the Plastic Surgery Educational Foundation. Currently, he is

Immediate Past President and Chairman of the Board of Trustees of The American Society for Aesthetic Plastic Surgery. He has been distinguished by "W" Magazine as "Best in the World" in body sculpting, as well as named to the "Best Physicians" list in "Town & Country," and "Los Angeles" magazines and many other publications.


Dr. Victor Martel

         Dr. Victor Martel has a private cosmetic dental practice in Palm Beach, Florida. He lectures nationally on the topics of Aesthetic Dentistry and Occlusion. Dr. Martel received his dental degree at the University of Medicine and Dentistry of New Jersey. Dr. Martel serves on the Board of Directors for the Atlantic Coast Dental Research Clinic, the Florida Academy of Cosmetic Dentistry, and is a faculty member of The Dawson Center for Advanced Dental Studies.

Dr. Mark Rubin

         Dr. Mark Rubin is a board certified dermatologist. He is an assistant clinical professor of dermatology at the University of California, San Diego. In addition, he has a cosmetic dermatology practice at the Lasky Skin Center in Beverly Hills, California. Dr. Rubin is the author of textbooks on chemical peeling, and has written numerous book chapters and articles on skin rejuvenation, chemical peeling and laser therapy. He has trained physicians in over 10 countries in his techniques for skin rejuvenation. He is involved in clinical trials of multiple new products and technologies. Dr. Rubin also serves on the advisory boards of several skin care, pharmaceutical and medical device companies.

Board of Directors

         Our directors are elected annually by our stockholders. They serve until the next annual meeting of our stockholders or until their successors have been duly elected and qualified or until their earlier resignation or removal.

         We have adopted a code of conduct that applies to all of our directors, officers (including our Chief Executive Officer and Chief Financial Officer) and employees.

         We presently do not have an audit committee, compensation committee or nominating committee. We do not have an audit committee charter or a charter governing the nominating process as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. However, a new management plans to form an audit, compensation and nominating committee in the near future. Until these committees are established, these decisions will continue to be made by the Board of Directors. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate's character, judgment, skills and experience in the context of the needs of the Company and the Board of Directors.

Director Compensation

         All directors are reimbursed for out-of-pocket expenses in connection with attendance at meetings of the Board of Directors.

Executive Compensation

         The following table sets forth all cash compensation earned in the most recent three years by our Chief Executive Officer and each of our other four most highly compensated executive officers during the past fiscal year (the "Named Executive Officers"). The compensation arrangements for each of these officers that are currently in effect are described under the caption "Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements" below.

                                                                  Annual Compensation              Long-Term Compensation
                                                              ----------------------------         -------------------------
                                                                                                       No. of Common Stock
                                                                                                       Underlying Options
Name and
Principal Position                              Year             Salary              Bonus         TrueYou           KAAI(1)
------------------------------------------------------------------------------------------------------------------------------------

Richard Rakowski                               2005              199,583                --            --                --
  Chairman of the Board and                    2004              373,846                --            --                --
    Chief Executive Officer                    2003                   --                --            --                --

Jane Terker                                    2005             $216,345                --            --           150,000
  Executive Vice President and                 2004                  N/A               N/A           N/A               N/A
    Chief Marketing Officer                    2003                  N/A               N/A           N/A               N/A

John Higgins                                   2005             $105,769          $ 75,000            --           400,000(2)
  President and Interim                        2004                  N/A               N/A           N/A               N/A
    Chief Financial Officer                    2003                  N/A               N/A           N/A               N/A

Dave Jordan                                    2005             $144,500             8,000           N/A                --
  Former Chief Financial Officer               2004              200,000            42,313           N/A            75,000
                                               2003                  N/A               N/A           N/A               N/A

Joseph Crace                                   2005             $ 57,115                --            --                --
  Former President                             2004             $247,184          $143,125           N/A           275,000
                                               2003                  N/A               N/A           N/A               N/A


(1) Shares subject to options granted under KAAI 2003 Stock Option Plan.


(2) Consists of a commitment to grant options to purchase shares of KAAI common stock that as of June 30, 2005 have not been granted.


Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements

         KAAI entered into an Employment Agreement with Jane Terker, effective January 1, 2005, pursuant to which KAAI employed Ms. Terker as the President of our Cosmedicine division. KAAI agreed to pay Ms. Terker a base salary of $450,000 per year. In addition, KAAI agreed to pay Ms. Terker bonuses in the aggregate maximum amount of $550,000 based on achieving certain performance measures. KAAI also granted Ms. Terker an option to purchase 150,000 shares of KAAI's common stock at an exercise price of $4.00 per share, vesting over a period of four years. KAAI also agreed that based on the EBITDA contributed by the sale of the Cosmedicine products, it will grant Ms. Terker additional options to purchase up to 160,000 shares of KAAI's common stock. If Ms. Terker is terminated without "cause", or if Ms. Terker terminates the agreement for "good reason" (each as defined in the agreement) we will be required to pay Ms. Terker her accrued and unpaid base salary plus six months' salary. In addition, a portion of her unvested options will vest.


         On January 9, 2005 KAAI entered into a letter agreement with John Higgins, pursuant to which Mr. Higgins agreed to serve as KAAI's President and a member of our Board of Directors commencing on January 17, 2005. Pursuant to the agreement, Mr. Higgins was paid a base salary of $250,000 per year and will be eligible for a bonus of up to 60% of his base salary. KAAI also agreed to grant Mr. Higgins an option to purchase 400,000 shares of its common stock vesting monthly over a three year period. If Mr. Higgins' employment is terminated other than for "cause" within the first year of his employment he will be entitled to 6 months of severance; thereafter, he will be entitled to 9 months of severance. Effective January 1, 2006, Mr. Higgins' base salary was increased to $330,000 per year and his severance was increased to 12 months.

         On June 1, 2005 KAAI entered into a letter agreement with Carolyn Aversano, pursuant to which Ms. Aversano agreed to serve as its Executive Vice President of Marketing, Merchandising and Education commencing on June 20, 2005. Pursuant to the agreement, Ms. Aversano is paid a base salary of $200,000 per year and will be eligible for a bonus of up to 30% of her base salary. KAAI also agreed to grant Ms. Aversano an option to purchase 50,000 shares of its common stock vesting over a three year period.

Option/SAR Grants in Last Fiscal Year

         KAAI granted stock options to its executive officers under KAAI's 2003 Stock Option Plan. As of December 8, 2005, options to purchase a total of 1,059,600 shares were outstanding under KAAI's 2003 Stock Option Plan, and a total of 940,400 shares remained available for grant under KAAI's 2003 Stock Option Plan.


         The following table provides information regarding grants of options to purchase shares of KAAI common stock under the KAAI 2003 Stock Option Plan to our Named Executive Officers in the fiscal year ended June 30, 2005:


                                              Individual Grants
                                                 % of Total
                       No. of Shares of          Options
                       Common Stock              Granted to
                       Underlying                Employees in        Exercise         Expiration              Grant Date
Name                   Options Granted(1)        Fiscal Year         Price            Date                    Present Value(1)
----                   ------------------        -----------         -----            ----                    ----------------
Richard Rakowski               0                     0%                 ---                    ---                    ---

John Higgins             400,000 (2)(3)           23.5%            $   4.00       February 1, 2015               $211,438
Jane Terker              150,000                   8.8%            $   4.00        January 1, 2015               $ 79,843
Dave Jordan                    0                     0%                 ---                    ---                    ---
Joseph Crace                   0                     0%                 ---                    ---                    ---

(1) The assumptions used in the models for the grants of options were an expected volatility of 30%, a risk-free rate of return of 4.23%, a dividend yield of 0% and an expected option life of 6 years.


(2)      Shares subject to options granted under KAAI's 2003 Stock Option Plan.


(3) Consists of a commitment to grant options to purchase shares of KAAI common stock that as of June 30, 2005 have not been granted.


Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR Values


         During fiscal year 2005, no options were exercised by our named executive officers. The following table sets forth the number of shares of KAAI's common stock underlying unexercised stock options granted to each of our Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers at June 30, 2005:

                                                                 Number of                            Value of Unexercised
                                                           Shares of Common Stock                         In-The-Money
                        Shares                               Underlying Unexercised                       Options/SARS
                        Acquired       Value             Options/SARs at June 30, 2005                 at June 30, 2005(1)
Name                   on Exercise    Realized         Exercisable        Unexercisable        Exercisable            Unexercisable
----                   -----------    --------         -----------        -------------        -----------            -------------
Richard Rakowski           0             0                    --                 --                --                      --
John Higgins               0             0                    --            400,000 (2)            --                      --
Jane Terker                0             0                    --            150,000 (2)            --                      --
Dave Jordan                0             0                75,000 (2)             --                --                      --
Joseph Crace               0             0               200,000 (2)             --                --                      --

(1) The fair value of each stock option grant was estimated using the Black-Scholes Option Pricing Model assuming a 0% dividend yield, 30% expected volatility, a risk free interest rate of 4.23% and expected life of the options of 6 years.

(2)      Shares subject to options granted under KAAI's 2003 Stock Option Plan.

Employee Benefit Plans


         On July 1, 2003, the shareholders of KAAI adopted the KAAI 2003 Stock Option Plan which allows KAAI to grant nonqualified stock options to employees, vendors and contractors that have affiliations with the company.

         Under the KAAI 2003 Stock Option Plan, KAAI is authorized to issue options to acquire 2,000,000 shares of common stock of KAAI for a term not to exceed ten years from the date of grant.

         The KAAI 2003 Stock Option Plan contains restrictions on transferability, time of exercise, exercise price and on disposition of any shares acquired through exercise of the options. Stock options are granted at not less than fair market value, which is determined as of the grant date utilizing the Black-Scholes Option Pricing Model. The Board of Directors determines the KAAI 2003 Stock Option Plan participants and establishes the terms and conditions of each option.

         The Company is currently considering the adoption of a new stock option plan as an alternative to the KAAI 2003 Stock Option Plan and the exchange of the existing KAAI options with new options to purchase Common Stock of the Company.

         A summary of KAAI's share option activity and related information for the three fiscal years ended 2005, 2004 and 2003 and the six months ended December 31, 2005 are as follows:

                                                    Options outstanding
                                          ------------------------------------
                                                              Weighted Average
                                             Shares            Exercise Price
                                          --------------      ----------------

Outstanding June 30, 2003                           -                 -

Granted                                     1,700,900                $4.00
Cancelled                                    (917,000)               $4.00
Exercised                                           -                 -
                                            -----------             -----

Outstanding June 30, 2004                     783,900                 -

Granted                                     1,700,050                $4.00
Cancelled                                    (166,800)               $4.00
Exercised                                           -                 -
                                            -----------             -----

Outstanding June 30, 2005                   2,317,150(1)             -

Granted                                             -                 -
Cancelled                                           -                 -
Exercised                                           -                 -
                                            -----------             -----
Outstanding December 31, 2005               2,317,150(1)            $4.00
                                            ===========             =====

(1) Includes commitments to grant options to purchase 1,257,550 shares of KAAI common stock that have not been granted.


         At June 30, 2005, the weighted average exercise prices and remaining contractual lives of stock options are as follows:

                                                 Options outstanding                             Options exercisable
                                  -----------------------------------------------------    ---------------------------------
                                                     Weighted
                                   Number of         average
                                    options          remaining                                 Number
                                  outstanding     contractual life    Weighted average       exercisable        Weighted
Range of exercise prices          as of 6/30/05      (in years)        exercise price       as of 6/30/05     average price
                                  -------------      ----------        --------------       -------------     -------------
Stock options issued @$4.00       2,317,150(1)         9.01                 $4.00              692,587           $4.00



(1) Includes commitments to grant options to purchase 1,257,550 shares of KAAI common stock that have not been granted.


The stock options issued during the year ended June 30, 2005 vest at a range of 25-50% per year over a period of two to four years. All options granted relate to the stock option plan approved by the shareholders of KAAI. The fair value of each stock option grant was estimated using the Black-Scholes Option Pricing Model assuming a 0% dividend yield, 30%-36% expected volatility, a risk free interest rate of 3.56%-4.61% and expected life of the options of 6 years.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth certain information with respect to the beneficial ownership of the Company's equity as of March 21, 2006:


         o each securityholder known by the Company to be the beneficial owner of more than 5% of the Company's outstanding securities;

         o        each of our directors and Named Executive Officers; and


         o        all directors and Named Executive Officers as a group.


         Unless otherwise specified, the address of each of the persons set forth below is in care of Klinger Advanced Aesthetics, Inc., Building No 501, Fifth Floor, 7 Corporate Park, Norwalk, CT 06851.


         Beneficial ownership is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. For purposes of this table: (i) shares subject to stock options, warrants or convertible securities are considered beneficially owned only to the extent currently exercisable or exercisable within 60 days after March 21, 2006, (ii) all outstanding Warrants to purchase capital stock of the Company are deemed exercisable within 60 days after March 21, 2006, (iii) all outstanding shares of Series B Preferred Stock (as the substantial equivalent of Common Stock) are assumed to have been converted into Common Stock and (iv) the outstanding shares of Series B Preferred Stock (as the substantial equivalent of Common Stock) are deemed to be outstanding for the purpose of computing the percentage of the underlying shares of Common Stock by all holders listed below.

Name and Address of Beneficial Owner                    Nature Beneficial Ownership            Percent of Common Stock
------------------------------------                   ----------------------------            -----------------------
5% Beneficial Owners

Affiliates of Pequot Capital Management Inc.                  90,487,165(1)                              85.8%
  500 Nayala Farm Road
  Westport, CT  06880

Seapine Investments, LLC                                       1,075,998(3)(4)                          30.68%
  c/o Kidd & Company, LLC
  10 Glenville Street
  Greenwich, CT 06831

FCPR L Capital                                               113,226,643(2)                             38.57%
  c/o L Capital Management SAS
  22, avenue Montaigne
  75008 Paris, France

Kidd & Company, LLC                                           38,473,906(5)                             13.10%
  10 Glenville Street
  Greenwich, CT 06831

Directors & Named Executive Officers

Daniel Piette                                                113,226,643(6)                             38.57%
  c/o L Capital Management SAS
  22, avenue Montaigne
  75008 Paris, France

Philippe Franchet                                            113,226,643(7)                             38.57%
  c/o L Capital Management SAS
  22, avenue Montaigne
  75008 Paris, France


Name and Address of Beneficial Owner                    Nature Beneficial Ownership            Percent of Common Stock
------------------------------------                   ----------------------------            -----------------------

Andrew Lipman                                                  6,910,365(4)(8)                           2.36%

Richard Rakowski                                               2,074,149(4)(9)                               *

Joseph Crace                                                     943,432(10)                                 *

Dave Jordan                                                      188,691(11)                                 *

Stephen H. Coltrin                                                     0                                    0%

John Higgins                                                           0                                    0%

Jane Terker                                                            0                                    0%

All Directors and Executive Officers
  as a group (9 persons)                                     123,343,280                                41.88%

----------

*        Less than 1%

(1) Consists of (i) 6,443.9891 shares of the Company's Series C Preferred Stock issued and outstanding, which are convertible into 64,439,891 shares of the Company's Common Stock, (ii) 1,878.3056 shares of the Company's Series B Preferred Stock into which Warrants are concurrently exercisable and (iii) 726.4218 shares of the Company's Common Stock into which a Warrant is currently exercisable.

(2) Consists of 11,322.6643 shares of the Company's Series B Preferred Stock issued and outstanding, which are convertible into 113,226,643 shares of the Company's Common Stock.


(3) Consists of (i) 8,784.6111 shares of the Company's Series B Preferred Stock issued and outstanding, which are convertible into 87,846,111 shares of the Company's Common Stock, and (ii) 322.9887 shares of the Company's Series B Preferred Stock into which a Warrant is currently exercisable. Carla Kidd, as the sole Manager of Seapine Investments, LLC, has voting power with respect to these shares. Carla Kidd and William J. Kidd, her spouse, are the owners of KCO. Does not include
         (i) shares of the Company's Series B Preferred Stock held in trusts for the benefit of the children of Carla and William Kidd and (ii) shares of the Company's Series B Preferred Stock beneficially owned by Richard Rakowski and Andrew Lipman who are principals of KCO and directors and officers of KAAI. Includes shares of the Company's Series B Preferred Stock held of record by Seapine, which are subject to purchase by Mr. Lipman and other affiliates of KCO based upon the occurrence of certain contingent events.


(4) Some of the shares of the Company's Series B Preferred Stock beneficially owned by the securityholder are subject to certain rights in favor of L Capital, pursuant to an Amended and Restated Share Transfer Agreement, dated December 20, 2005, among the Company, L Capital and certain other stockholders signatory thereto.


(5) Consists of 3,847.3906 shares of the Company's Series B Preferred Stock issued and outstanding, which are convertible into 38,473,906 shares of the Company's Common Stock.


(6) Mr. Piette, an executive of L Capital, may be deemed to beneficially own the shares of the Company's Series B Preferred Stock owned by L Capital.

(7) Mr. Franchet, an executive of L Capital, may be deemed to beneficially own the shares of the Company's Series B Preferred Stock owned by L Capital.


(8) Consists of (i) 597.5113 shares of the Company's Series B Preferred Stock owned by the Lipman Family Limited Partnership, which are convertible into 5,975,113 shares of the Company's Common Stock, (ii)
         69.0191 shares of the Company's Series B Preferred Stock owned by Andrew Lipman, which are convertible into 690,191 shares of the Company's Common Stock, and (iii) 24.506 shares of the Company's Series B Preferred Stock into which a Warrant is currently exercisable. Does not include shares of the Company's Series B Preferred Stock, which Mr. Lipman has the right to purchase from Seapine Investments based upon the occurrence of certain contingent events.

(9) Consists of (i) 200.059 shares of the Company's Series B Preferred Stock issued and outstanding, which are convertible into 2,000,590 shares of the Company's Common Stock, and (ii) 7.3559 shares of the Company's Series B Preferred Stock into which a Warrant is currently exercisable.


(10) Consists of (i) 90.9975 shares of the Series B Preferred Stock, which are convertible into 909,975 shares of Common Stock and (ii) Common Stock underlying 3.3457 shares of Series B Preferred Stock into which a Warrant is currently exercisable.

(11) Consists of (i) 18.2000 shares of the Series B Preferred Stock, which are convertible into 182,000 shares of Common Stock and (ii) Common Stock underlying 0.6691 shares of Series B Preferred Stock into which a Warrant is currently exercisable.



              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Except with respect to the Share Exchange Agreement and as set forth below, none of the Company's directors or officers, nor any of the incoming directors or officers, nor any person who beneficially owns, directly or indirectly, 5% of the voting securities of the Company, nor any of the Company's promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since July 1, 2004 or in any presently proposed transaction which, in either case, has affected, or will materially affect the Company. None of the Company's directors or officers, nor any incoming director or officer is indebted to the Company.

General


         In connection with the formation and capitalization of KAAI, KCO advanced an aggregate of approximately $5.9 million to KAAI. In addition, affiliates of KCO, including Seapine Investments, LLC ("Seapine"), trusts for the benefit of the children of William and Carla Kidd ("Kidd Trusts"), Richard Rakowski and Andrew D. Lipman (collectively "KCO Affiliates"), invested an aggregate of $2 million in KAAI and received shares of KAAI's series B preferred stock, common stock and warrants to acquire common stock of KAAI.

         In November 2003, in connection with the transactions involving KAAI and L Capital, KCO received a note from KAAI in the sum of $5,905,085 (which represented the amount originally advanced plus interest) and agreed that payment of such note would be based on future performance of KAAI. On December 20, 2005, and in connection with the Share Exchange Agreement, the $7,346,195.53 outstanding under the KCO note was converted into 2,938,478 shares of KAAI common stock, which was subsequently converted into 3,571.1976 shares of our Series B Preferred Stock upon the closing of the Share Exchange Agreement.


         In November 2003, L Capital invested $13,300,000 and received a subordinated convertible promissory note (convertible into 5,966,444 shares of the common stock of KAAI) and entered into a Securityholders Agreement and Registration Rights Agreement with KAAI and KCO. L Capital also entered into a Share Transfer Agreement with the KCO Affiliates and other affiliates of KCO (collectively the "KCO Investors") whereby a portion of the shares of common stock of KAAI held by the KCO Investors was subject to a clawback in favor of L Capital if L Capital did not receive an investment rate of return of 25% on its investment in KAAI (the "L Capital IRR test"). In addition, certain of the KCO Investors had the right to acquire shares of the common stock of KAAI held by Seapine based upon the occurrence of certain contingent events.

         In June 2004, L Capital invested an additional $8.2 million and acquired shares of the series D convertible preferred stock of KAAI (convertible into shares of common stock of KAAI) and concurrently entered into an amendment to the Share Transfer Agreement with the KCO Investors which increased the number of shares of the common stock of KAAI owned by the KCO Investors that were subject to clawback in favor of L Capital. The subordinated convertible promissory note and the series D convertible preferred stock were converted into KAAI common stock, which were subsequently converted into 11,322.6643 shares of our Series B Preferred Stock upon the closing of the Share Exchange Agreement on December 20, 2005.


         Under the Securityholders Agreement, the parties agreed on restrictions on the transfer of their securities, rights of first offer, tag-along rights as well as preemptive rights. In addition, the parties agreed to vote their shares for specified nominees as directors of the Company and also provided each other with approval rights for specified transactions of KAAI. Under the Securityholders Agreement, the KCO Investors have the right, until November 2008, to cause the sale of KAAI, provided that a specified investment rate of return for L Capital is met; and if not, after November 2008, L Capital has the right to cause the sale of KAAI.

         On December 20, 2005, the parties amended the Share Transfer Agreement and the Securityholders Agreement. The amended agreements provide that the KCO Investors and L Capital vote their shares for specified nominees as directors of the Company and for certain approval rights for specified transactions of the Company, as well as specified rights to cause the sale of the Company. On December 20, 2005, L Capital converted its promissory note and its shares of KAAI's series D preferred stock into shares of common stock of KAAI, which were subsequently converted into 11,322.6643 shares of our Series B Preferred Stock upon the closing of the Share Exchange Agreement. Unpaid and accrued interest on the L Capital note and accrued and unpaid dividends on the shares of KAAI's series D preferred stock were not paid or converted and remain as outstanding obligations of the Company and bear interest at a rate of 7.5% per annum. To the extent necessary, upon the occurrence of certain events, if L Capital does not realize the L Capital IRR test, we might be required to pay a portion or all of such unpaid and accrued interest and dividends to L Capital. The KCO Investors have also agreed with L Capital, that they will not sell any of their shares of the Company's Series B Preferred Stock and the Company's Common Stock into which the Series B Preferred Stock are convertible, until such time as L Capital has realized the L Capital IRR test.

L Capital Consulting Services Agreement


         On November 25, 2003 KAAI entered into a Consulting Services Agreement with L Capital pursuant to which L Capital performed consulting services for KAAI. Under the Agreement, KAAI was required to pay L Capital an annual consulting fee, payable in quarterly installments in arrears, equal to the higher of (a) $445,000 and (b) 1% of our gross revenues plus $20,000 for such year. As of December 20, 2005, there were accrued and unpaid consulting fees to L Capital of approximately $877,639.

         On December 20, 2005, we terminated the Consulting Agreement with L Capital and we will pay all accrued and unpaid consulting fees within one year of termination.


KCO Advisory Services Agreement


         On November 25, 2003 KAAI entered into an Advisory Services Agreement with KCO pursuant to which KCO performed advisory services for the Company. Under the Agreement KAAI was required to pay KCO an annual advisory fee, payable in quarterly installments in arrears, equal to the higher of (a) $425,000 and
(b) 1% of our gross revenues for such year. As of December 20, 2005, there were accrued and unpaid consulting fees to KCO of approximately $838,194.


         On December 20, 2005 we terminated the Advisory Agreement with KCO and we will pay all accrued and unpaid advisory fees within one year of termination.

Sephora


         Sephora, with whom the Company has a strategic relationship, is a subsidiary of LVMH and L Capital, a private equity fund sponsored by LVMH and, as a result, Sephora and L Capital are affiliates. The Company's decision to enter into a strategic alliance with Sephora was made independent of its relationship with L Capital and all arrangements with Sephora have been negotiated on an arms length basis.


Alan Gelband

         On June 1, 1999, the Company entered into a consulting agreement with Alan Gelband, a former director of the Company. Pursuant to the agreement, Mr. Gelband provides the Company with general management services for a fee of $10,000 per month. This agreement terminated on February 28, 2003. In July 2004, Mr. Gelband converted the $415,000 consulting fee due him into 4,150,000 shares of the Company's Common Stock.

         The Company owed the Alan Gelband Company Defined Contribution Pension Plan & Trust an amount of $250,266. This consisted of a $220,000 loan made to the Company on February 14, 2003 and accrued interest through July 2004 of $30,266. In July 2004 the Company converted this debt into 1,000,000 shares of Common Stock.

         During 2004, Alan Gelband individually made three separate loans to the Company. These loans, together with interest accrued thereon, were in the aggregate amount of $5,870 as of July 2004. Alan Gelband converted this debt into 58,700 shares of the Company's Common Stock in July 2004.

         An amount equal to $41,487.00 in consulting fees was paid to the Alan Gelband Company on November 29, 2005 for consulting services provided by the Alan Gelband Company prior to the Closing of the Share Exchange Agreement and for the establishment of a reserve to pay down certain accounts payable and other miscellaneous expenses of the Company that accrued prior to the closing of the Share Exchange Agreement.

         Also in July 2004, the Alan Gelband Company Defined Contribution Pension Plan and Trust purchased 1,000 shares of the Company's Series A Preferred Stock. On December 20, 2005, the 1,000 shares of Series A Preferred Stock was converted into 2,000,000 shares of Common Stock.


         The Company's office, until December 20, 2005, located at 750 Third Avenue, Suite 1600, New York, New York 10017 was provided free of charge by Alan Gelband Co., Inc., an investment banking firm controlled by Mr.


                          DESCRIPTION OF CAPITAL STOCK

General

         Our certificate of incorporation authorizes 20,000,000 shares of Common Stock, $.001 par value per share, and 1,000,000 shares of Preferred Stock $0.001, par value per share. The following description of capital stock is subject to and qualified by our certificate of incorporation and bylaws and by the provisions of applicable Delaware law.


         On March 22, 2006, the Company's Board of Directors approved and recommended that the stockholders of the Company approve an amendment to our Certificate of Incorporation (the "Certificate of Amendment") to (i) change the Company's name from TrueYou.Com Inc. to Klinger Advanced Aesthetics, Inc., (ii) increase the number of authorized shares of Common Stock that we are authorized to issue from 20,000,000 to 60,000,000 and (iii) implement a reverse stock split whereby each twenty-five (25) shares of our issued and outstanding Common Stock will be combined into one (1) share of Common Stock.

         On March 23, 2006 the Certificate of Amendment was approved by: (A) the holders of a majority of the Company 's outstanding stock entitled to vote with respect to an amendment of the Company's certificate of incorporation; (B) the holders of more than 50% of the outstanding shares of Series C Preferred Stock, in accordance with the Certificate of Designation of the Series C Preferred Stock; and (C) the holders of more than 75% of the outstanding shares of Series D Preferred Stock, in accordance with the Certificate of Designation of the Series D Preferred Stock. On March 23, 2006 we filed with the Commission a preliminary Information Statement in connection with the proposed Amendment. We will file a definitive Information Statement and mail it to our shareholders in accordance the Exchange Act. The Certificate of Amendment may not be filed until at least 20 calendar days after the definitive Information Statement is mailed to the stockholders of the Company. Following the expiration of such 20-day period, the Company will file the Certificate of Amendment with the Delaware Secretary of State, which will become effective on the date of such filing.



Common Stock


         Prior to the closing of the Share Exchange Agreement, we had 12,995,513 shares of Common Stock issued and outstanding. In connection with the closing of the Share Exchange Agreement, 2,000 of our shares of Series A Preferred Stock were converted into 2,000,000 shares of Common Stock. Subsequently, upon the closing of theShare Exchange Agreement on December 20, 2005 and as of March 21, 2006, we had 14,995,513 shares of

Common Stock issued and outstanding. In connection with the Share Exchange Agreement, we agreed with certain of our shareholders that we would amend our Certificate of Incorporation to increase the number of shares of authorized Common Stock so that all of the shares of our Series B Preferred Stock will convert automatically into Common Stock. In addition, we have agreed with the holders of our Series C and Series D Preferred Stock that we would amend our Certificate of Incorporation to increase the number of shares of authorized Common Stock so that we would have sufficient shares of Common Stock available to fully convert our Series C and Series D Preferred Stock.


         The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of Common Stock are entitled to receive ratably any dividends that may be declared on the Common Stock from time to time by the board of directors in its discretion out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment in full of liabilities and preferential payments, if any, to holders of Preferred Stock. The Common Stock has no preemptive or conversion rights. There are no conversion or redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

         Subject to the approval rights of the holders of currently outstanding shares of Series C Preferred Stock and Series D Preferred Stock, our board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of Preferred Stock, par value $0.001 per shares, in one or more series and to fix the designations, powers, preferences, privileges, rights, qualifications, limitations and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. Our board of directors, without approval of the holders of Common Stock, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. Preferred Stock could thus be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. The issuance of Preferred Stock may have the effect of decreasing the market price of the Common Stock, and may adversely affect the voting and other rights of the holders of Common Stock.

Series A Convertible Preferred Stock

         Prior to the closing of the Share Exchange Agreement, we had 2,000 shares of Series A Preferred Stock Issued and outstanding, which were converted, in connection with the closing of the Share Exchange Agreement, into 2,000,000 shares of our Common Stock. There are no shares of Series A Preferred Stock presently issued and outstanding.

         Dividends. Only dividends that are declared by our Board of Directors shall accrue and be paid with respect to the Series A Preferred Stock.

         Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders of Series A Preferred Stock are entitled to receive $50 with respect to each share and upon receipt of such liquidation preference the holders of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company with respect to the Series A Preferred Stock held by them.

         Conversion. The holders of Series A Preferred Stock have the right to convert their shares into 1,000 shares of our Common Stock, subject to adjustment for stock split and other events.

         Voting Rights. The Series A Preferred Stock votes with the Common Stock on an as converted Common Stock basis.

Series B Convertible Preferred Stock


         General. As of December 20, 2005, following the closing of the Share Exchange Agreement, and as of March 21, 2006 we had 27,858.9673 shares of Series B Preferred Stock issued and outstanding.


         Dividends. In the event that we declare or pay dividends to the holders of Common Stock, we also have to declare or pay to the holders of the Series B Preferred Stock at the same time, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred Stock had all of the outstanding Series B Preferred Stock been converted immediately prior to the record date for such dividend.

         Liquidation. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after any payments shall be made or any assets shall be distributed to the holders of the Series C Preferred Stock and series D Preferred Stock, the assets of the Company legally available for distribution shall be distributed ratably to the holders of the Common Stock and the Preferred Stock on an as-converted to Common Stock basis.

         Conversion. Upon the amendment of our Certificate of Incorporation to increase the number of shares of our Common Stock (the "Authorized Shares Increase"), each share of Series B Preferred Stock will convert into 10,000 shares of Common Stock, subject to adjustment for stock split and other events.

         Voting Rights. The Series B Preferred Stock votes with the Common Stock on an as-converted to Common Stock basis.

Series C Convertible Preferred Stock

         General. As of December 20, 2005, following the closing of the Share Exchange Agreement, and as of March 21, 2006 we had 8,452.0222 shares of Series C Preferred Stock issued and outstanding.

         Dividends. Dividends on the Series C Preferred Stock shall accrue and be cumulative from December 20, 2005 and be compounded annually at a rate of 4% per annum until paid. Upon conversion of any share of Series C Preferred Stock into Common Stock, the holder of the Series C Preferred Stock shall be entitled to receive payment of all accrued and unpaid dividends in the form of such number of additional shares of Common Stock equal to (i) the amount of such accrued and unpaid dividends, divided by (ii) the then applicable conversion price of the Series C preferred Stock.

         Liquidation Preference. In the event of a liquidation or dissolution, the holders of Series C Preferred Stock are entitled, to receive $1,916.62 with respect to each share (subject to adjustment for stock split or other events) plus all accumulated but unpaid dividends whether or not declared and shall thereafter share in any remaining amounts on an as-converted basis with the holders of the Common Stock and the other series of Preferred Stock (other than the Series B Preferred Stock).


         Conversion. Each share of Series C Preferred Stock is convertible at the option of the holder thereof, at such time as we shall have effected the Authorized Share Increase, into 10,000 shares of Common Stock, subject to adjustment for stock split and other events. At such time as (i) we shall have effected the Authorized Share Increase, (ii) the shares of Common Stock issuable upon conversion of the Series C Preferred Stock are registered for resale on Form S-1 or other applicable registration statement with the Commission which registration statement shall have been declared effective by the SEC or such shares may be sold without restrictions pursuant to Rule 144(k) promulgated by the SEC, and (iii) we shall have closed a sale of Common Stock by the Company in an underwritten public offering in which the aggregate gross proceeds of the offering to the Company are at least $30,000,000, each outstanding share of Series C Preferred Stock shall automatically convert into shares of Common Stock.


         Voting Rights. The Series C Preferred Stock votes with the Common Stock as a class on an as-converted to Common Stock basis. Consent of the holders of a majority of the outstanding Series C Preferred Stock is required for the Company to take certain actions which could adversely affect the rights of the holders of the Series C Preferred Stock.

         Redemption. Each holder of Series C Preferred Stock shall have the right, but not the obligation, to require the Company to redeem any or all of such holder's Series C Preferred Stock upon the earliest to occur of: (i) the sale of all or substantially all of the assets of the Company, (ii) a merger, consolidation or other business combination and (iii) a change of control of the Company.

Series D Convertible Preferred Stock

         General. As of December 22, 2005, following the closing of the Series D Preferred Financing, and as of March 21, 2006 we had 1,530 shares of Series D Preferred Stock issued and outstanding.

         Dividends. Dividends on the Series D Preferred Stock shall accrue from December 22, 2005 at a rate of 4% per annum. Until paid, the right to receive dividends on the Series D Preferred Stock shall accumulate and shall be payable semi-annually in arrears in cash or in Common Stock (at the Company's option) which Common Stock shall be valued based upon the average closing price of the underlying Common Stock for a period of 5 consecutive trading days ending on the business day prior to the date of such dividend, or, if there is no such trading price, fair market value as determined by the Board.

         Liquidation Preference. In the event of a liquidation or dissolution, the holders of Series D Preferred Stock are entitled to receive $10,000 with respect to each share (subject to adjustment for stock split or other events) plus all accumulated but unpaid dividends whether or not declared and shall thereafter share in any remaining amounts on an as-converted basis with the holders of the Common Stock and other series of Preferred Stock (other than the Series B Preferred Stock).


         Conversion. Each share of Series D Preferred Stock is convertible at the option of the holder thereof, at any time following such time as we shall have effected the Authorized Share Increase, into approximately 52,175 shares of Common Stock, subject to adjustment for stock split and other events. At such time as (i) we shall have effected the Authorized Share Increase, (ii) the shares of Common Stock issuable upon conversion of the Series D Preferred Stock are registered for resale on Form S-1 or other applicable registration statement with the Commission which registration statement shall have been declared effective by the SEC or such shares may be sold without restrictions pursuant to Rule 144(k) promulgated by the SEC, and (iii) we shall have closed a sale of Common Stock in an underwritten public offering in which the aggregate gross proceeds of the offering to the Company are at least $30,000,000, each outstanding share of Series D Preferred Stock shall automatically convert into shares of Common Stock.


         Voting Rights. The Series D Preferred Stock votes with the Common Stock as a class on an as-converted to Common Stock basis. The number of shares of our Series D Preferred Stock that shall be entitled to such voting rights is limited to the extent necessary to ensure that, following such conversion, the number of shares of our Common Stock then beneficially owned by each holder and any holder and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder's for purposes of the Securities and Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of shares of our common stock then outstanding. Consent of the holders of at least 75% of the outstanding Series D Preferred Stock is required for the Company to take certain actions which could adversely affect the rights of the holders of the Series D Preferred Stock.

         Redemption. Each holder of Series D Preferred Stock shall have the right, but not the obligation, to require the Company to redeem any or all of such holder's Series D Preferred Stock upon the earliest to occur of: (i) the sale of all or substantially all of the assets of the Company, (ii) a merger, consolidation or other business combination and (iii) a change of control of the Company.

Anti-Takeover Provisions


         Provisions of Delaware law could make the acquisition of the Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult.

We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

         Effects of Some Provisions of Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general,
Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

         o prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

         o the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

         o on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.

         Generally, a "business combination" for these purposes includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" for these purposes is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

Transfer Agent and Registrar

         The transfer agent and registrar for our Common Stock is American Registrar and Transfer Company, located at 642 East 900 South, Salt Lake City, Utah 84111.

                              SELLING SHAREHOLDERS

         In private transactions directly with us, each of the selling shareholders named below acquired or has the right to acquire upon the conversion of Preferred Stock or upon the exercise of Warrants, the shares of our Common Stock being offered under this prospectus.


         The following table sets forth certain information regarding the selling shareholders and the shares of Common Stock offered by them pursuant to this prospectus. In computing the number of shares beneficially owned by a person, all shares of Common Stock underlying shares of Preferred Stock or Warrants held or beneficially owned by that person are included. Beneficial ownership is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. For purposes of this table: (i) shares subject to stock options, warrants or convertible securities are considered beneficially owned only to the extent currently exercisable or exercisable within 60 days after March 21, 2006, (ii) all outstanding Warrants to purchase capital stock of the Company are deemed exercisable within 60 days after March 21, 2006 and (iii) all outstanding shares of Series B Preferred Stock are assumed to have been converted into Common Stock. To our knowledge, except as indicated in the footnotes in this table, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by such person.


         The following table also assumes that the selling shareholders will sell all of the shares offered by them in this offering. However, the Company is unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

         Except as referred to in the footnotes to the following table, none of the selling shareholders has had any position, office or other material relationship with us within the past three years.


                                                                          Number of                                    Number of
                                                                            Shares                  Number of         Shares to be
                                                                         Beneficially               Shares               Owned
                                                                         Owned Before           Registered for           After
                                                                            Offering                  Sale              Offering
                                                                         ---------------        --------------       -------------
Seapine Investments, LLC (1)(2)                                            91,075,998              91,075,998                  0

Kidd & Company, LLC (2)(3)                                                 38,473,906              38,473,906                  0

FCPR L Capital (2)(4)                                                     113,226,643             113,226,643                  0

Catherine M. Kidd Grantor Trust (5)(6)                                      6,439,817               6,439,817                  0

Cara E. Kidd Trust (5)(6)                                                   6,439,817               6,439,817                  0

Thomas C. Kidd Trust (5)(6)                                                 6,439,817               6,439,817                  0

Pequot Capital Management, Inc. (7)(8)                                     90,487,165              90,487,165                  0

North Sound Legacy International Ltd. (8)(9)(10)(12)                       14,649,900              73,253,957                  0

North Sound Legacy Institutional Fund LLC (8)(9)(11)(12)                   14,649,900              28,487,650                  0

Valesco Healthcare Partners I LP (8)(9)(13)                                 2,034,818                 549,393                  0

Valesco Healthcare Partners II LP (8)(9)(14)                                2,034,818                 651,145                  0

Valesco Healthcare Overseas Fund, Ltd. (8)(9)(15)                           2,034,818                 834,280                  0

Lipman Family Limited Partnership (16)                                      5,975,113               5,975,113                  0

Andrew Lipman (5)(17)                                                         935,252                 935,252                  0

Richard Rakowski (5)(18)                                                    2,074,149               2,074,149                  0

DeBiasi Family Limited Partnership (5)(19)                                  1,196,647               1,196,647                  0

Clarice Webb (5)(20)                                                          330,479                 330,479                  0

Sand Dollar Partners, L.P. (5)(21)                                          2,435,235               2,435,235                  0

Jessica Effress (5)(22)                                                       381,178                 381,178                  0



                                       66

                                                                          Number of                                    Number of
                                                                            Shares                  Number of         Shares to be
                                                                         Beneficially               Shares               Owned
                                                                         Owned Before           Registered for           After
                                                                            Offering                  Sale              Offering
                                                                         ---------------        --------------       -------------
Claudine Singer (5)(23)                                                       175,483                 175,483                  0

Darrin Prescott (5)(24)                                                       175,483                 175,483                  0

Michael Paley (5)(25)                                                         175,483                 175,483                  0

Daniel D. Witcher, Jr. (5)(26)                                                 87,742                  87,742                  0

Patricia Mackey (5)(27)                                                        43,875                  43,875                  0

Joseph Crace (28)                                                             943,432                 943,432                  0

David Jordan (29)                                                             188,691                 188,691                  0

Robyn Collins (30)                                                            188,691                 188,691                  0

Steven Kenny (31)                                                             117,394                 117,394                  0

Jon Lauck (32)                                                                939,153                 939,153                  0

John O'Neil (33)                                                              176,091                 176,091                  0

Marisa A. Timm Revocable Trust U/A/D May 20, 1997 (34)                        234,788                 234,788                  0

John True (35)                                                                469,576                 469,576                  0

Cosmo Dischino Living Trust Dated July 9, 2002 (36)                         1,526,123               1,526,123                  0

Forele Ltd., Inc. (37)                                                        557,622                 557,622                  0

Judith Dion Pyle (38)                                                         953,827                 953,827                  0

Thomas F. Pyle (39)                                                           953,827                 953,827                  0

Ballyshannon Family Partnership, LP (40)                                    1,376,915               1,376,915                  0

Ballyshannon Partners LP (41)                                               5,507,647               5,507,647                  0

Cabernet Partners, LP (42)                                                  1,549,023               1,549,023                  0

Northwood Capital Partners, LP (43)                                         3,098,046               3,098,046                  0

Regina Pitaro (44)                                                          1,721,132               1,721,132                  0

Jay D. Seid (45)                                                              688,446                 688,446                  0

Lagunitas Partners, LP (46)                                                 5,438,787               5,438,787                  0


                                       67

                                                                          Number of                                    Number of
                                                                            Shares                  Number of         Shares to be
                                                                         Beneficially               Shares               Owned
                                                                         Owned Before           Registered for           After
                                                                            Offering                  Sale              Offering
                                                                         ---------------        --------------       -------------
Firefly Partners, LP (47)                                                   1,652,295               1,652,295                  0

Gruber & McBaine International (48)                                         1,170,382               1,170,382                  0

Jon D. & Linda W. Gruber Trust (49)                                         1,376,915               1,376,915                  0

J. Patterson McBaine (50)                                                     688,446                 688,446                  0

GGCP, Inc. (51)                                                             1,721,132               1,721,132                  0

Alan Gelband (2)(52)                                                        6,400,200               4,058,700          2,341,500

Alan Gelband Company Defined Contribution
  Pension Plan and Trust (2)(53)                                            3,502,660               3,502,660                  0

Mark Bieler (54)                                                            1,200,000               1,050,000            150,000

VFT Special Ventures, Ltd. (55)                                             1,378,729               1,378,729                  0

Sharon Marie McNie Witcher (56)                                                87,741                  87,741                  0

Lord & Foursight, LLC (57)                                                  1,526,123               1,526,123                  0

----------

(1) Consists of (i) 8,784.6111 shares of Series B Preferred Stock, which are convertible into 87,846,111 shares of Common Stock, and (ii) Common Stock underlying 322.9887 shares of the Company's Series B Preferred Stock into which a Warrant is currently exercisable. We have been advised by the selling shareholder that its controlling person is Carla Kidd. Pursuant to a Schedule 13D filed by the selling shareholder on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to an Amended and Restated Securityholders Agreement among the selling shareholder, the Company, L Capital and certain other securityholders signatory thereto (the "L Capital Securityholders Agreement").

(2)      For information regarding such selling shareholders'  relationship with
         the   Company,   see   "Certain   Relationships   and   Related   Party
         Transactions."

(3) Consists of 3,847.3906 shares of Series B Preferred Stock, which are convertible into 38,473,906 shares of the Company's Common Stock. We have been advised by the selling shareholder that its controlling persons are Carla Kidd and William Kidd.

(4) Consists of 11,322.6643 shares of Series B Preferred, which are convertible into 113,226,643 shares of Common Stock. We have been advised by the selling shareholder that its controlling person is Mr. Bernard Arnault (together with certain members of his family).

(5)      These  selling  shareholders  are  affiliates  of KCO. For  information
         regarding   KCO's   relationship   with  the   Company,   see  "Certain
         Relationships and Related Party Transactions."

(6) Consists of (i) 621.1439 shares of the Series B Preferred Stock issued and outstanding, which are convertible into 6,211,439 shares of the Common Stock; and (ii) Common Stock underlying 22.8378 shares of the Company's Series B Preferred Stock into which Warrants are currently exercisable. The controlling person of the selling shareholder is Mr. Edward Mandell, the trustee of the trust. Pursuant to a

         Schedule 13D filed by the selling shareholder on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to the L Capital Securityholders Agreement.

(7)      Shares beneficially owned by Pequot Capital Management, Inc. represent:
         (i) 18,783,056 shares of Common Stock issuable upon exercise of a Warrant to purchase 1,878.3056 shares of Series B Preferred Stock; (ii) 64,439,891 shares of Common Stock issuable upon the conversion of 6,443.9891 shares of Series C Preferred Stock; and (iii) 7,264,218 shares of Common Stock issuable upon the exercise of a Warrant to purchase Common Stock (the "Common Stock Warrant"). The Shares are held of record by the following funds in the following amounts: Pequot Scout Fund, L.P., 14,199,972 Shares; Pequot Mariner Master Fund, L.P., 7,355,753 Shares; Premium Series PCC Limited - Cell 33, 835,936 Shares; Pequot Diversified Master Fund, Ltd., 1,741,232 Shares; Pequot Navigator Offshore Fund, Inc., 12,164,829 Shares; Premium Series PCC Limited - Cell 32, 4,272,389 Shares; Pequot Healthcare Fund, L.P., 21,235,092 Shares; Pequot Healthcare Institutional Fund, L.P., 4,283,309 Shares; and Pequot Healthcare Offshore Fund, Inc., 24,398,653 Shares. The Series C Preferred Stock is convertible into Common Stock at the option of the holder thereof at any time after the Authorized Share Increase. If the Common Stock Warrant is exercised prior to the Authorized Share Increase, the Common Stock Warrant is exercisable to purchase an equivalent amount of Series B Preferred Stock. Pequot Capital Management, Inc. which is the Investment Manager/Advisor (as applicable) to the above named funds exercises sole dispositive, investment and voting power for all the shares, except that Pequot Capital Management, Inc. does not hold voting power over 835,936 and 4,272,389 shares of Common Stock issuable upon the conversion of the Series C Preferred Stock and the exercise of the Warrants to purchase Series B Preferred Stock held of record by Premium Series PCC Limited Cell 33 and Cell 32, respectively. Arthur J. Samberg is the controlling shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership of the shares except for his pecuniary interest.

(8) For information regarding such selling shareholders' relationship with the Company, see "Summary - Recent Financings."

(9) This selling shareholder beneficially owns shares of our Series D Preferred Stock. Pursuant to the terms of the Certificate of Designation for the Series D Preferred Stock, the number of shares of our Common Stock that may be acquired on less than 61 days notice by any holder of Series D Preferred Stock upon any conversion of the Series D Preferred Stock or that shall be entitled to voting rights is limited to the extent necessary to ensure that, following such conversion, the number of shares of our Common Stock then beneficially owned by such holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of the Securities and Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of shares of our Common Stock then outstanding. In addition, the holder of the Series D Preferred Stock also owns Warrants which also provide that the number of shares of our Common Stock that may be acquired on less than 61 days notice by any holder of the Warrants upon exercise of the Warrants is limited to the extent necessary to ensure that, following such exercise, the number of shares of our Common Stock then beneficially owned by such holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of the Securities and Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of shares of our Common Stock then outstanding. Accordingly, while all shares that are issuable to a selling shareholder upon the conversion of the Series D Preferred Stock and exercise of the Warrants are included in the number of shares being offered in the table, shares which a selling shareholder is prevented from acquiring as a result of these provisions are not shown as beneficially owned.

(10) North Sound Capital LLC ("North Sound") is the investment advisor to North Sound Legacy International Ltd. ("North Sound International"). North Sound International is the direct owner of (i) 1,080 shares of Series D Preferred Stock, which are convertible into 56,349,198 shares of Common Stock, and (ii) Warrants to purchase 1,690.4759 shares of Series B Preferred Stock. Such shares of Series B Preferred Stock would currently be convertible into 16,904,759 shares of Common Stock. Thomas McAuley is the manager and controlling person of North Sound and disclaims beneficial ownership of the shares except for his pecuniary interest.

(11) North Sound is the managing member of North Sound Legacy Institutional Fund LLC (the "North Sound Institutional"). North Sound Institutional is the direct owner of (i) 420 shares of Series D Preferred Stock, which are convertible into 21,913,577 shares of Common Stock, and (ii) Warrants to purchase 657.4073 shares of Series B Preferred Stock. Such shares of Series B Preferred Stock would currently be convertible into 6,574,073 shares of Common Stock. Thomas McAuley is the manager and controlling person of North Sound and disclaims beneficial ownership of the shares except for his pecuniary interest.

(12) North Sound International and North Sound Institutional hold shares of Series D Preferred Stock and Warrants subject to the beneficial ownership cap described in footnote (9) above. Although the shares of Series D Preferred Stock and Warrants held by them will be convertible and exercisable over time for up to the number of shares registered for sale by such entities, such beneficial ownership cap limits conversion of the Series D Preferred Stock and exercise of the Warrants held by them such that they may not own more than 4.99% of our outstanding Common Stock between them at any one time. Based upon 293,585,186 shares of Common Stock presently deemed outstanding (including the outstanding Series B Preferred Stock on an as-converted basis), such percentage represents 14,649,900 shares of common stock.

(13) Consists of (i) 8.1 shares of the Series D Preferred Stock, which are convertible into 422,618 shares of Common Stock and (ii) Warrants to purchase 12.6785 shares of Series B Preferred Stock. Such shares of Series B Preferred Stock would currently be convertible into 126,785 shares of Common Stock. We have been advised by the selling shareholder that its controlling person is Keith Maher.

(14) Consists of (i) 9.6 shares of the Series D Preferred Stock, which are convertible into 500,881 shares of Common Stock and (ii) Warrants to purchase 15.0264 shares of the Series B Preferred Stock. Such shares of Series B Preferred Stock would currently be convertible into 150,264 shares of Common Stock. We have been advised by the selling shareholder that its controlling person is Keith Maher.

(15) Consists of (i) 12.3 shares of the Series D Preferred Stock, which are convertible into 641,753 shares of Common Stock and (ii) Common Stock underlying 19.2526 shares of Series B Preferred Stock. Such shares of Series B Preferred Stock would currently be convertible into 192,526 shares of Common Stock. We have been advised by the selling shareholder that its controlling person is Keith Maher.


(16) Consists of 597.5113 shares of the Series B Preferred Stock, which are convertible into 5,975,113 shares of Common Stock. We have been advised by the selling shareholder that its controlling person is Deborah Lipman. Pursuant to a Schedule 13D filed by the selling shareholder on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to the L Capital Securityholders Agreement. These shares are deemed to be beneficially owned by Andrew Lipman, a director of the Company and a Principal of KCO.


(17) Consists of (i) 69.0191 shares of the Series B Preferred Stock, which are convertible into 690,191 shares of Common Stock and (ii) Common Stock underlying 24.5060 shares of Series B Preferred Stock into which a Warrant is currently exercisable. Pursuant to a Schedule 13D filed by the selling shareholder on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to the L Capital Securityholders Agreement. The selling shareholder is a director of the Company and a Principal of KCO.

(18) Consists of (i) 200.059 shares of Series B Preferred Stock, which are convertible into 2,000,590 shares of Common Stock, and (ii) Common Stock underlying 7.3559 shares of Series B Preferred Stock into which a Warrant is currently exercisable. Pursuant to a Schedule 13D filed by the selling shareholder on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to the L Capital Securityholders Agreement. Mr. Richard Rakowski is the Chairman and Chief Executive Officer of the Company. He is also a Principal of KCO.

(19) Consists of 119.6647 shares of the Series B Preferred Stock, which are convertible into 1,196,647 shares of Common Stock. We have been advised by the selling shareholder that its controlling persons are Gerald DeBiasi and Patrice A. Reiling. Pursuant to a Schedule 13D filed by the selling shareholder on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to the L Capital Securityholders Agreement.

(20) Consists of (i) 31.8763 shares of the Series B Preferred Stock, which are convertible into 318,763 shares of Common Stock and (ii) Common Stock underlying 1.1716 shares of Series B Preferred Stock into which a Warrant is currently exercisable. Pursuant to a Schedule 13D filed by the selling shareholder on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to the L Capital Securityholders Agreement.

(21) Consists of 243.5235 shares of the Series B Preferred Stock, which are convertible into 2,435,235 shares of Common Stock. We have been advised by the selling shareholders that its controlling person is Jessica Effress. Pursuant to a Schedule 13D filed by the selling shareholder on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to the L Capital Securityholders Agreement.

(22) Consists of (i) 28.1299 shares of the Series B Preferred Stock, which are convertible into 281,299 shares of Common Stock and (ii) Common Stock underlying 9.9879 shares of Series B Preferred Stock into which a Warrant is currently exercisable.

(23) Consists of (i) 16.9261 shares of the Series B Preferred Stock, which are convertible into 169,261 shares of Common Stock and (ii) Common Stock underlying 0.6222 shares of Series B Preferred Stock into which a Warrant is currently exercisable. Pursuant to a Schedule 13D filed by the selling shareholder on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to the L Capital Securityholders Agreement.

(24) Consists of (i) 16.9261 shares of the Series B Preferred Stock, which are convertible into 169,261 shares of Common Stock and (ii) Common Stock underlying 0.6222 shares of Series B Preferred Stock into which a Warrant is currently exercisable. Pursuant to a Schedule 13D filed by the selling shareholder on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to the L Capital Securityholders Agreement.

(25) Consists of (i) 16.9261 shares of the Series B Preferred Stock, which are convertible into 169,261 shares of Common Stock and (ii) Common Stock underlying 0.6222 shares of Series B Preferred Stock into which a Warrant is currently exercisable. Pursuant to a Schedule 13D filed by the selling shareholder on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to the L Capital Securityholders Agreement.

(26) Consists of (i) 8.4631 shares of the Series B Preferred Stock, which are convertible into 84,631 shares of Common Stock and (ii) Common Stock underlying 0.3111 shares of Series B Preferred Stock into which a Warrant is currently exercisable. Pursuant to a Schedule 13D filed by the selling shareholder on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to the L Capital Securityholders Agreement.

(27) Consists of (i) 4.2314 shares of the Series B Preferred Stock, which are convertible into 42,314 shares of Common Stock and (ii) Common Stock underlying 0.1561 shares of Series B Preferred Stock into which a Warrant is currently exercisable. Pursuant to a Schedule 13D filed by the selling shareholder on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to the L Capital Securityholders Agreement.


(28) Consists of (i) 90.9975 shares of the Series B Preferred Stock, which are convertible into 909,975 shares of Common Stock and (ii) Common Stock underlying 3.3457 shares of Series B Preferred Stock into which a Warrant is currently exercisable. The selling shareholder is a former President of KAAI.


(29) Consists of (i) 18.2000 shares of the Series B Preferred Stock, which are convertible into 182,000 shares of Common Stock and (ii) Common Stock underlying 0.6691 shares of Series B Preferred Stock into which a Warrant is currently exercisable. The selling shareholder is a former Chief Financial Officer of KAAI.

(30) Consists of (i) 18.2000 shares of the Series B Preferred Stock, which are convertible into 182,000 shares of Common Stock and (ii) Common Stock underlying 0.6691 shares of Series B Preferred Stock into which a Warrant is currently exercisable. The selling shareholder is a former officer of KAAI.

(31) Consists of Common Stock underlying 11.7394 shares of Series B Preferred Stock into which a Warrant is currently exercisable.

(32) Consists of Common Stock underlying 93.9153 shares of Series B Preferred Stock into which a Warrant is currently exercisable.

(33) Consists of Common Stock underlying 17.6091 shares of Series B Preferred Stock into which a Warrant is currently exercisable.

(34) Consists of Common Stock underlying 23.4788 shares of Series B Preferred Stock into which a Warrant is currently exercisable. We have been advised by the selling shareholder that its controlling person is Marisa A. Timm, the trustee of the trust.

(35) Consists of Common Stock underlying 46.9576 shares of Series B Preferred Stock into which a Warrant is currently exercisable.

(36) Consists of 152.6123 shares of the Series B Preferred Stock, which are convertible into 1,526,123 shares of Common Stock. We have been advised by the selling shareholder that its controlling person is Cosmo Dischino, a former owner of Dischino Corporation. For information regarding Dischino Corporation's relationship with the Company, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

(37) Consists of 55.7622 shares of the Series B Preferred Stock, which are convertible into 557,622 shares of Common Stock. We acquired a spa location in Florida from the selling shareholder. The controlling person for the selling shareholder is Ford Malmin. For information regarding the selling shareholder's relationship with the Company, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

(38) Consists of (i) 95.3827 shares of the Series B Preferred Stock, which are convertible into 953,827 shares of Common Stock. The selling shareholder is a former owner of Georgette Klinger Corporation, from whom we acquired the Georgette Klinger locations and assets as described in this prospectus. For information regarding Georgette Klinger Corporation's relationship with the Company, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

(39) Consists of (i) 95.3827 shares of the Series B Preferred Stock, which are convertible into 953,827 shares of Common Stock. The selling shareholder is a former owner of Georgette Klinger Corporation, from whom we acquired the Georgette Klinger locations and assets as described in this prospectus. For information regarding Georgette Klinger Corporation's relationship with the Company, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

(40) Consists of (i) 106.3860 shares of the Series C Preferred Stock, which are convertible into 1,063,860 shares of Common Stock and (ii) Common Stock underlying 31.3055 shares of Series B Preferred Stock into which a Warrant is currently exercisable. We have been advised by the selling shareholder that its controlling person is Bruce E. Terker.

(41) Consists of (i) 425.5439 shares of the Series C Preferred Stock, which are convertible into 4,255,439 shares of Common Stock and (ii) 125.2208 shares of the Company's Series B Preferred Stock into which a Warrant is currently exercisable. We have been advised by the selling shareholder that its controlling person is Bruce E. Terker.

(42) Consists of (i) 119.6841 shares of the Series C Preferred Stock, which are convertible into 1,196,841 shares of Common Stock and (ii) Common Stock underlying 35.2182 shares of Series B Preferred Stock into which a Warrant is currently exercisable. We have been advised by the selling shareholder that its controlling person is Robert Berlacher.

(43) Consists of (i) 239.3862 shares of the Series C Preferred Stock, which are convertible into 2,393.682 shares of Common Stock and (ii) Common Stock underlying 70.4365 shares of Series B Preferred Stock into which a Warrant is currently exercisable. We have been advised by the selling shareholder that its controlling person is Robert Berlacher.

(44) Consists of (i) 132.9822 shares of the Series C Preferred Stock, which are convertible into 1,329,822 shares of Common Stock and (ii) Common Stock underlying 39.1310 shares of Series B Preferred Stock into which a Warrant is currently exercisable.

(45) Consists of (i) 53.1924 shares of the Series C Preferred Stock, which are convertible into 531,924 shares of Common Stock and (ii) Common Stock underlying 15.6522 shares of Series B Preferred Stock into which a Warrant is currently exercisable.

(46) Consists of (i) 420.2240 shares of the Series C Preferred Stock, which are convertible into 4,202,240 shares of Common Stock and (ii) Common Stock underlying 123.6547 shares of Series B Preferred Stock into which a Warrant is currently exercisable. We have been advised by the selling shareholder that its controlling persons are Jon D. Gruber and J. Patterson McBaine.

(47) Consists of (i) 127.6634 shares of the Series C Preferred Stock, which are convertible into 1,276,634 shares of Common Stock and (ii) Common Stock underlying 37.5661 shares of Series B Preferred Stock into which a Warrant is currently exercisable. We have been advised by the selling shareholder that its controlling persons are Jon D. Gruber and J. Patterson McBaine.

(48) Consists of (i) 90.4285 shares of the Series C Preferred Stock, which are convertible into 904,285 shares of Common Stock and (ii) Common Stock underlying 26.6097 shares of Series B Preferred Stock into which a Warrant is currently exercisable. We have been advised by the selling shareholder that its controlling persons are Jon D. Gruber and J. Patterson McBaine.

(49) Consists of (i) 106.3860 shares of the Series C Preferred Stock, which are convertible into 1,063,860 shares of Common Stock and (ii) Common Stock underlying 31.3055 shares of Series B Preferred Stock into which a Warrant is currently exercisable. We have been advised by the selling shareholder that its controlling person is Jon D. Gruber, the trustee of the trust.

(50) Consists of (i) 53.1924 shares of the Series C Preferred Stock, which are convertible into 531,924 shares of Common Stock and (ii) Common Stock underlying 15.6522 shares of Series B Preferred Stock into which a Warrant is currently exercisable.

(51) Consists of (i) 132.9822 shares of the Series C Preferred Stock, which are convertible into 1,329,822 shares of Common Stock and (ii) Common Stock underlying 39.1310 shares of the Company's Series B Preferred Stock into which a Warrant is currently exercisable. We have been advised by the selling shareholder that its controlling person is Mario
         J. Gabelli.

(52) Based on a Schedule 13D filed by the selling shareholder on April 26, 2005 and consists of 6,400,200 shares of Common Stock.

(53) Based on a Schedule 13D filed by Alan Gelband on April 26, 2005, consists of 3,502,660 shares of Common Stock. We have been advised by the selling shareholder that its controlling person is Alan Gelband.

(54) Consists of 1,200,000 shares of Common Stock. The selling shareholder is a former director of the Company.

(55) Consists of 137.8729 shares of Series B Preferred Stock into which a Warrant is currently exercisable. We have been advised by the selling shareholder that its controlling persons are Robert Berlacher and Greg Berlacher.

(56) Consists of (i) Common Stock underlying 8.4631 shares of the Series B Preferred Stock, which are convertible into 84,631 shares of Common Stock and (ii) Common Stock underlying 0.3111 shares of Series B Preferred Stock into which a Warrant is currently exercisable. Pursuant to a Schedule 13D filed by Daniel Witcher, Jr. on December 30, 2005, some of the shares of the Series B Preferred Stock beneficially owned by the selling shareholder are subject to certain rights in favor of FCPR L Capital, pursuant to the L Capital Securityholders Agreement.

(57) Consists of 152.6123 shares of the Series B Preferred Stock, which are convertible into 1,526,123 shares of Common Stock. We acquired a spa location in Florida from the selling shareholder. The controlling person for the selling shareholder is Janice Worth. For information regarding the selling shareholder's relationship with the Company, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

                              PLAN OF DISTRIBUTION


         We are registering the shares of Common Stock on behalf of the selling shareholders. Sales of shares may be made by selling shareholders, including their respective donees, transferees, pledges or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the Pink Sheets(R), any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:


o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

o        purchases  by  a   broker-dealer   as  principal  and  resale  by  such
         broker-dealer, including resales for its account, pursuant to this prospectus;

o ordinary brokerage transactions and transactions in which the broker solicits purchases;

o        through options, swaps or derivatives;

o        in privately negotiated transactions;

o        in making short sales or in transactions to cover short sales; and

o        put or call option transactions relating to the shares.

         The selling shareholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

         The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

         The selling shareholders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the selling shareholders and each selling shareholder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

         The selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

         Upon being notified by a selling shareholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

o the name of each such selling shareholder and of the participating broker-dealer(s);

o        the number of shares involved;

o        the initial price at which the shares were sold;

o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

o        that such  broker-dealer(s) did not conduct any investigation to verify
         the   information   set  out  or  incorporated  by  reference  in  this
         prospectus; and

o        other facts material to the transactions.

         In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling shareholder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

         We are paying all expenses and fees customarily paid by the issuer in connection with the registration of the shares. The selling shareholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                             VALIDITY OF SECURITIES

         The validity of the Common Stock offered hereby will be passed upon for us by Troutman Sanders LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements of Klinger Advanced Aesthetics, Inc., formerly Advanced Aesthetics, Inc. and subsidiaries, as of June 30, 2005 and 2004 and for the years ended June 30, 2005 and 2004 and the period from inception (June 29, 2003) through June 30, 2003, the financial statements of Georgette Klinger, Inc. for the period from July 1, 2003 through April 23, 2004, the financial statements of Wild Hare Salon, Inc. for the period from July 1, 2003 through November 26, 2003, the financial statements of Lord & Foursight, LLC for the period from July 1, 2003 through November 26, 2003 and the financial statements of Forele Ltd, Inc. for the period from July 1, 2003 through November 26, 2003, included in this prospectus have been audited by Amper, Politziner & Mattia, P.C., an independent registered public accounting firm, as stated in their reports herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION


         We have filed with the Commission a registration statement on Form S-1/A under the Securities Act with respect to the Common Stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the Common Stock offered hereby, you should refer to the registration statement and to the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. In addition, we have filed periodic reports under the Securities Exchange Act of 1934. This prospectus does not contain all of the information set forth in our periodic filings. A copy of this registration statement and the exhibits and schedules thereto may be inspected without charge at the public reference room maintained by the SEC located at 100 F Street, N.E., Washington, DC 20549. Copies of all or any portion of the registration statement and the filings may be obtained from such offices upon payment of prescribed fees. The public may obtain information on the operation of the public reference room by calling the SEC at l-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



The audited Financial Statements of Klinger Advanced Aesthetics,
     Inc., formerly Advanced Aesthetics Inc., for the fiscal years ended June 30, 2005 and 2004, and for the period from
     June 29, 2003 through June 30, 2003 and the accompanying
     notes thereto, as restated.                                          F-1

The unaudited Financial Statements for Klinger Advanced Aesthetics,
     Inc., formerly  Advanced Aesthetics Inc., for the six months ended December 31, 2005 and December 31, 2004, and the
     accompanying notes thereto, as restated.                            F-31

The audited Financial Statements of Georgette Klinger, Inc.
     for the period from July 1, 2003 through April 22, 2004
     and the accompanying notes thereto.                                 F-45

The  audited Financial Statements of Wild Hare Salon, Inc. for the period from July 1, 2003 through November 26, 2003
     and the accompanying notes thereto.                                 F-50

The audited Financial Statements of Lord & Foursight, LLC
     for the period from July 1, 2003 through November 26, 2003
     and accompanying notes thereto.                                     F-55

The audited Financial Statements of Forele Ltd, Inc. for the period from July 1, 2003 to November 26, 2003 and the
     accompanying notes thereto.                                         F-60

The unaudited Pro Forma Consolidated Statements of Operations for Klinger Advanced Aesthetics, Inc., formerly Advanced
     Aesthetics, Inc. for the year ended June 30, 2004.                  F-65

The unaudited Pro Forma Consolidated Statements of Operations for Klinger Advanced Aesthetics, Inc., formerly  Advanced
     Aesthetics Inc., for the twelve months ended June 30, 2005
     and for the six months ended December 31, 2005                      F-67

                            Advanced Aesthetics, Inc.



                          Building No. 501, Fifth Floor
                                7 Corporate Park
                               Norwalk, CT 06851
                                 (203) 295-2121

                        Audited Financial Statements and
                        related footnotes and disclosures


                For the Years Ended June 30, 2005, 2004 and 2003

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Advanced Aesthetics, Inc.:

We have audited the consolidated balance sheets of Advanced Aesthetics, Inc. and subsidiaries as of June 30, 2005 and 2004, and the related consolidated statements of operations, shareholders' deficit and cash flows for the years then ended and for the period from June 29, 2003 (Inception) to June 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Aesthetics, Inc. and subsidiaries as of June 30, 2005 and 2004 and the results of their operations and their cash flows for the years then ended and for the period from June 29, 2003 (Inception) through June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred operating losses and negative cash flows from operations since inception, and has a working capital deficiency, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to this uncertainty are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 15, the accompanying consolidated financial statements as of June 30, 2005 and for the year then ended have been restated.

/s/ Amper, Politziner & Mattia, PC
Edison, New Jersey
November 24, 2005 except for Note 7a,
which is as of November 29, 2005 and note 15, which is of February 21, 2006

                                    ADVANCED AESTHETICS, INC.
                                   CONSOLIDATED BALANCE SHEETS

------------------------------------------------------------------------------------------------------------------
                                                                                            As of June 30,
                                                                                ----------------------------------
                                                                                     2005                  2004
                                                                                 (AS RESTATED
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                                 SEE NOTE 15)
------------------------------------------------------------------------------------------------------------------
Assets:
------------------------------------------------------------------------------------------------------------------
  Current assets:
  Cash and cash equivalents                                                           $    173           $  6,689
  Restricted cash, current portion                                                       1,228              1,502
  Inventories                                                                            1,977              1,602
  Other current assets                                                                     704                508
                                                                                ---------------------------------
  Total current assets                                                                   4,082             10,301

  Property and equipment, net                                                            6,561              7,242
  Other assets                                                                             392                275
  Deferred financing costs, net                                                            330                418
  Restricted cash, non-current portion                                                     369              1,210
  Goodwill                                                                              18,072             18,072
  Other intangibles, net                                                                 7,115              5,026
                                                                                ---------------------------------
  Total assets                                                                        $ 36,921           $ 42,544
                                                                                =================================

Liabilities and Shareholders' Deficit:

Liabilities:
  Current liabilities:

  Cash overdraft                                                                      $    163                $ -
  Accounts payable                                                                       3,632                917
  Accrued expenses and other current liabilities                                         9,914              4,964
  Deferred revenue                                                                       8,882             10,025
  Current portion of long term debt                                                        744                225
                                                                                ---------------------------------
  Total current liabilities                                                             23,335             16,131
  Senior debt (net of debt discount of $1,164 and $1,475                                 8,836              8,525
  as of June 30, 2005 and 2004 respectively )
  Senior subordinated debt (net of debt discount of $1,234 and $1,465                   12,066             11,835
  as of June 30, 2005 and 2004 respectively )
  Other long term debt (net of current portion)                                          7,061              7,580
  Other long term liabilities                                                            9,780              1,491
                                                                                ---------------------------------
  Total liabilities                                                                     61,078             45,562
                                                                                ---------------------------------

Commitments and contingencies                                                                -                  -

Shareholders' deficit:

  Preferred stock, series A, cumulative, convertible, redeemable, par value              2,130              2,130
  $.01, authorized 20,000 shares, issued and outstanding 7,950 shares
  (liquidation preference of $7,950)

  Preferred stock, series B, cumulative, redeemable, par value $.01,                       965                965
  authorized 600,000 shares, issued and outstanding 1,900 shares
 (liquidation preference of $1,900)

  Preferred stock, series C, cumulative, convertible, redeemable, par value                350                350
  $.01, authorized 20,000 shares, issued and outstanding 1,300 shares
  (liquidation preference of $1,300)

  Preferred stock, series D, cumulative, convertible, redeemable, par value              8,146              8,200
  $.01, authorized as of June 30, 2005 and 2004, 8,146 shares and 8,200 shares, respectively, issued and outstanding 8,146 shares and 8,200 shares
  (liquidation preference of $8,146 and $8,200 respectively)

  Preferred stock, series E, cumulative, convertible, redeemable, par value                135                135
  $.01, authorized 500 shares, issued and outstanding 500 shares
  (liquidation preference of $500)

  Common stock, par value $.01, authorized 30,000,000 shares, issued                        93                 93
  and outstanding 9,268,609 shares
  Additional paid-in capital                                                             3,765              4,929
  Accumulated deficit                                                                  (39,741)           (19,820)
                                                                                ---------------------------------
  Total shareholders' deficit                                                          (24,157)            (3,018)
                                                                                ---------------------------------
  Total liabilities and shareholders' deficit                                         $ 36,921           $ 42,544
                                                                                =================================


The accompanying notes are an integral part of the consolidated financial statements

                                        ADVANCED AESTHETICS, INC.
                                 CONSOLIDATED STATEMENTS OF OPERATIONS

-----------------------------------------------------------------------------------------------------------------------
                                                                                                         For the Period
                                                                                                         From June 29,
                                                                                                         (inception) To
                                                                        For Year Ended June 30           June 30,
                                                                   ----------------------------------------------------
                                                                           2005
                                                                       (AS RESTATED,
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                         SEE NOTE 15)           2004               2003
                                                                   ----------------------------------------------------
Revenues:
  Service                                                             $    25,731        $    11,185        $         -
  Retail                                                                    7,202              2,124
                                                                   ----------------------------------------------------
TOTAL REVENUE                                                              32,933             13,309                  -
-----------------------------------------------------------------------------------------------------------------------
Cost of Revenue:
  Service                                                                  13,715              6,372                  -
  Retail                                                                    2,886              1,236                  -
                                                                   ----------------------------------------------------
TOTAL COST OF REVENUE                                                      16,601              7,608                  -
-----------------------------------------------------------------------------------------------------------------------

Gross margin                                                               16,332              5,701                  -
-----------------------------------------------------------------------------------------------------------------------

Selling, general and administrative expenses                               28,502             15,683              4,990
Depreciation and amortization                                               3,725              1,679                  -
-----------------------------------------------------------------------------------------------------------------------

Total operating expenses                                                   32,227             17,362              4,990
-----------------------------------------------------------------------------------------------------------------------

Operating loss                                                            (15,895)           (11,661)            (4,990)

Interest expense, net                                                       4,026              2,173                  -
-----------------------------------------------------------------------------------------------------------------------

Loss before income tax provision                                          (19,921)           (13,834)            (4,990)

Income tax provision                                                            -                  -                  -
-----------------------------------------------------------------------------------------------------------------------

Net loss                                                                  (19,921)           (13,834)            (4,990)

Dividends on preferred stock                                                1,400                488                  -
-----------------------------------------------------------------------------------------------------------------------

Net loss applicable to common shareholders                            $   (21,321)       $   (14,322)       $    (4,990)
========================================================================================================================


Basic and diluted loss per common share:                              $     (2.30)       $     (1.55)       $     (0.54)
                                                                   ====================================================

Weighted average common shares outstanding, basic and diluted           9,268,609          9,268,609          9,268,609
                                                                   ====================================================


The accompanying notes are an integral part of the consolidated financial statements


                                                      ADVANCED AESTHETICS, INC.
                                          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

------------------------------------------------------------------------------------------------------------------------------------
                                                                               TOTAL              ADDITIONAL
                                                PREFERRED STOCK              COMMON STOCK            PAID    ACCUMULATED
In thousands, except share amounts           SHARES       AMOUNT        SHARES         AMOUNT     IN CAPITAL   DEFICIT       TOTAL
------------------------------------------------------------------------------------------------------------------------------------
BEGINNING BALANCE                                 -       $     -              -     $      -      $     -     $    -       $     -

Issuance of common stock                          -             -      9,268,609           93            7                      100
Issuance of series B preferred stock,
  net of warrants of $935                     2,725         1,790                                      935                    2,725
Issuance of series C preferred stock          1,300           350                                                               350
Net loss                                          -             -                                               (4,990)      (4,990)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 2003                      4,025         2,140      9,268,609           93          942      (4,990)      (1,815)
------------------------------------------------------------------------------------------------------------------------------------
Issuance of series A preferred stock          7,950         2,130                                                             2,130
Redemption of series B preferred stock         (825)         (825)                                                             (825)
Issuance of series D preferred stock          8,200         8,200                                                             8,200
Issuance of series E preferred stock            500           135                                                               135
Issuance of warrants attached to Senior
  Debt                                            -             -                                    1,553                    1,553
Amortization of deferred-stock based
  compensation                                    -             -                                      253                      253
Issuances of stock options for intangible
  assets                                          -             -                                       57                       57
Beneficial Conversion associated with
  senior subordinated debt                        -             -                                    1,616                    1,616
Beneficial Conversion associated with
  series D preferred stock                        -             -                                      996         (996)          -
Dividends Declared                                -             -                                     (488)                    (488)
Net loss (as restated.  See Note 15)              -             -                                               (13,834)    (13,834)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 2004                     19,850        11,780      9,268,609           93        4,929      (19,820)     (3,018)
------------------------------------------------------------------------------------------------------------------------------------
Issuance costs related to series D
  preferred stock                               (54)          (54)                                                              (54)
Amortization of deferred-stock
  based compensation                              -             -                                      236                      236
Dividends Declared                                -             -                                   (1,400)                  (1,400)
Net loss                                          -             -                                               (19,921)    (19,921)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 2005                    19,796       $ 11,726      9,268,609     $     93      $ 3,765     $(39,741)   $(24,157)
(as restated, see Note 15)
------------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements

                                                      ADVANCED AESTHETICS, INC.
                                                CONSOLIDATED STATEMENTS OF CASH FLOWS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    For the Period
                                                                                                                    From June 29,
                                                                                                                    (inception) To
                                                                                    FOR YEAR ENDED JUNE 30,          June 30,
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    2005
                                                                                (AS RESTATED,
IN THOUSANDS                                                                    SEE NOTE 15)            2004              2003
-----------------------------------------------------------------------------------------------------------------------------------
Cash flows used in operating activities:
   Net loss                                                                    $    (19,921)       $   (13,834)      $    (4,990)
   Adjustments to reconcile net loss to net cash used
   by operating activities:
   Depreciation and amortization                                                      3,725              1,679                 -
   Stock-based compensation expense                                                     236                253                 -
   Interest expense recorded for beneficial conversion                                  542                229                 -

Changes in operating assets and liabilities:
   Inventories                                                                         (375)               236                 -
   Other current assets                                                                (196)              (267)                -
   Other assets                                                                        (117)                86                 -
   Accounts payable                                                                   2,715                (20)                -
   Accrued expenses                                                                   3,550              3,852                 9
   Deferred revenue                                                                  (1,143)               242                 -
-----------------------------------------------------------------------------------------------------------------------------------
   Net cash used in operating activities                                            (10,984)            (7,544)           (4,981)
-----------------------------------------------------------------------------------------------------------------------------------
Cash flows used in investing activities:
   Capital expenditures                                                              (1,197)            (3,944)                -
   Purchase of intangible asset                                                         (43)                 -                 -
   Business acquisitions, net of cash acquired                                            -            (11,064)           (1,102)
-----------------------------------------------------------------------------------------------------------------------------------
   Net cash used in investing activities                                             (1,240)           (15,008)           (1,102)
-----------------------------------------------------------------------------------------------------------------------------------

Cash flows used in financing activities:
   Cash overdraft                                                                       163                  -                 -
   Proceeds from issuance of long term debt, net of deferred
      financing costs of $440                                                             -             22,860             5,905
   Redemption of long term debt                                                           -               (800)                -
   Other Long-Term Liabilities                                                        4,484               (264)                -
   Proceeds from issuance of preferred stock, series B                                    -                  -             2,725
   Redemption of series B preferred stock                                                 -               (825)                -
   Proceeds from issuance of preferred stock, series C                                    -                  -                 -
   Proceeds from issuance of series D preferred stock                                   (54)             8,200                 -
   Decrease (Increase) in restricted cash                                             1,115             (2,712)                -
   Proceeds of Issuance of Common Stock                                                   -                  -               100
   Proceeds from issuance of Series E Preferred Stock                                     -                135
-----------------------------------------------------------------------------------------------------------------------------------
   Net cash provided by financing activities                                          5,708             26,594             8,730
-----------------------------------------------------------------------------------------------------------------------------------

Increase in cash and cash equivalents                                                (6,516)             4,042             2,647

Cash and cash equivalents - beginning of year                                         6,689              2,647                 -
-----------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents - end of year                                        $        173        $     6,689       $     2,647
===================================================================================================================================
SUPPLEMENTAL CASH FLOW INFORMATION
----------------------------------

   NON-CASH INVESTING AND FINANCING TRANSACTIONS:

      Issuance of preferred stock and debt for acquisition of businesses       $          -        $     5,180       $     1,650
      Other business acquisitions                                                         -              2,416                 -
      Licensing agreements                                                            3,805              1,498                 -
      Purchase of Property and Equipment - Capital leases                                 -                286                 -
      Accrual of preferred dividends                                                  1,400                488                 -
      Accretion of beneficial conversion feature on Preferred Stock                       -                996                 -


   CASH PAID DURING THE YEAR TO:                                                          -                  -                 -

      Income taxes                                                                        -                  -                 -
      Interest paid                                                            $      1,505        $       129       $         -


The accompanying notes are an integral part of the consolidated financial statements


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      1.    General Information and Summary of Significant Accounting Policies

Organization and Business Activity: Advanced Aesthetics, Inc. (the "Company" or "AAI") was formed in 2003 by Kidd & Company, LLC ("KCO"), a Greenwich, Connecticut based investment firm. In addition to KCO, the Company's other major investor is L Capital, a $300 million private equity fund ("L Capital") sponsored by Moet Hennessy Louis Vuitton SA. Technology Investment Capital Corp. ("TICC"), a publicly traded business development company also assisted in the financing of the Company.

AAI offers both cosmetic services and medical procedures to customers under one delivery system in facilities being rolled out across the United States. AAI brings cosmetic surgery, cosmetic dentistry, cosmetic dermatology and salon and spa services together under a single brand; giving clients access to top service providers, unique treatments and predictable results in a state-of-the-art environment. AAI co-brands its trade name with the trade names of the salons and spas AAI has acquired. AAI's salons and spas share certain corporate resources such as senior management and administrative services of AAI. As of June 30, 2005, the Company had 519 employees.

AAI commenced business operations on June 29, 2003 when it acquired Dischino Corporation. Dischino operated an established, well-known, beauty salon and spa in West Palm Beach, Florida. In November 2003, AAI acquired three additional facilities. The first was the acquisition of a Palm Beach Gardens spa and a similar facility in Boca Raton (Anushka acquisitions), and a third facility located at Boca Pointe in Boca Raton, Florida. In April 2004, AAI expanded operations by acquiring nine locations of Georgette Klinger, Inc., a well-established chain of high-end spas and beauty salons.

AAI's operating presence is national in scope, with locations in key markets such as New York (NY), Beverly Hills (CA), Boca Raton (FL), Palm Beach Gardens
(FL), West Palm Beach (FL), Dallas (TX), Chicago (IL), and Short Hills (NJ). Its flagship facilities in West Palm Beach and Palm Beach Gardens in Florida feature cosmetic dermatology, spa services, salon care and retail products on-site and cosmetic surgery and dentistry which are performed off-site.

The Company considers that it operates in one segment for spa and salon domestic operations

Basis of  Consolidation:  The  consolidated  financial  statements  include  the
accounts  of  the  Company's   wholly  owned   subsidiaries.   All   significant
intercompany accounts and transactions have been eliminated in consolidation.

Fiscal Year

The Company's fiscal year is the twelve month period ended June 30. The 2003 fiscal period is from [inception] June 29 2003 to June 30, 2003. Beginning in fiscal year 2006, the Company will follow the standard fiscal year of the retail industry, which is a 52 or 53 week period ending on the Saturday closest to June 30 of the following year.

Going Concern Disclosure: The accompanying financial statements have been prepared on the going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has experienced operating losses and negative cash flow from operations. As of June 30, 2005, the Company had a cumulative deficit of $39.7 million and a working capital deficiency of $19.42 million, as compared to June 30, 2004, the Company had a cumulative deficit of $19.8 million and a working capital deficiency of $5.8 million. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is ultimately dependent on its ability to increase sales and reduce expenses to a level that will allow it to operate profitably and sustain positive operating cash flows.

In December of 2004, the Company received a performance deposit of $5.0 million from Sephora USA, LLC (Sephora). If Sephora, pursuant to the terms of the agreement, terminates the agreement with the Company, it may have the right to recover a portion of the $5 million performance deposit. Sephora will also have the right to earn back its performance deposit if certain sales objectives are met. In July of 2005, the Company successfully raised $5.0 million in gross proceeds in the form of series F convertible preferred stock, that were subsequently exchanged for shares of Series H preferred stock. This financing was completed through a private placement of equity. In September of 2005, the Company successfully raised an additional $10.775 million in gross proceeds in the form of series G convertible preferred stock. This financing was also completed through a private placement of equity. In September of 2005, the Company raised an additional $15.0 million in gross proceeds that is currently in escrow. [See Note 14] The funds will be released from escrow for the purchase of common stock upon the Company's completion of a planned share exchange transaction expected to be completed by December of 2005 and the finalization of transaction documents with the investors.

There is no assurance that the recent financings will be sufficient to fund operations until sales and profitability improves to the point that the Company is able to operate from internally generated cash flows. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon executing the expansion plans per the business plan and obtaining additional capital and debt financing. However, there can be no assurance that these sources will provide sufficient cash inflows to enable the Company to achieve its operational objectives.

Use of Estimates: In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. The more significant management estimates are the valuation of goodwill and other intangibles, useful lives of property and equipment and intangible assets, fair value of assets acquired in business combinations, provisions for inventory obsolescence, deferred revenue expirations and various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

Cash and Cash Equivalents: Cash and cash equivalents consist of cash and temporary investments with maturities of ninety days or less.

Inventories: Inventories consist principally of hair care and skin care products held either for retail sale or for use in salon, spa and medical services. Inventories are stated at the lower of cost or market on a first-in, first-out basis.

Property & Equipment: Property and equipment are carried at cost, less accumulated depreciation and amortization. Property, equipment and improvements to leased premises are depreciated using the straight-line method over the estimated useful lives of the assets or when applicable, the term of the lease, whichever is shorter. Estimated useful lives generally range from 5 to 15 years for leasehold improvements and 3 to 7 years for fixtures and equipment. Repair and maintenance expenses, which do not improve or extend the life of the respective assets, are charged directly to expense as incurred. The Company maintains a policy to capitalize all property and equipment purchases in excess of $1,000. The assets and related depreciation and amortization accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations. Fully depreciated assets remain in the accounts until retired from service.

Acquisitions: The Company completed one acquisition during the year ended June 30, 2003 and completed four acquisitions during the year ended June 30, 2004. The purchase price has been allocated to assets acquired and liabilities assumed based on their estimated fair values at the dates of acquisition.

Goodwill: Goodwill is tested for impairment annually or more frequently in accordance with the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Fair values are estimated based on the Company's best estimate of the expected present value of future cash flows and compared with the corresponding carrying value of the reporting unit, including goodwill. The Company considers its facilities to be reporting units when it tests for goodwill impairment because that is where the Company believes goodwill naturally resides. The Company tested for goodwill at June 30, 2005 and determined that the estimated fair value of the reporting units exceeded their carrying amounts, indicating no impairment of goodwill. A similar review will be conducted annually in June, or more frequently if indicators of potential impairment exist.

The Company's impairment review process is based on a discounted future cash flow approach that uses estimates of revenues for the reporting units, driven by assumed growth rates, estimated future gross margin and expense rates, as well as acquisition integration and maturation, and appropriate discount rates. These estimates are consistent with the plans and estimates that are used to manage the underlying businesses. Charges for impairment of goodwill for a reporting unit may be incurred in the future if the reporting unit fails to achieve its assumed revenue growth rates or assumed gross margin, or if interest rates increase significantly.

Intangible Assets: Certain intangible asset amounts are based on purchase price allocations associated with acquisitions and are based upon valuations conducted by independent appraisers.

All intangible assets, other than goodwill, have been assigned an estimated finite useful life, and are amortized on a straight line basis over the number of years that approximate their respective useful lives (ranging from two to six years). Total accumulated amortization related to amortizable intangible assets was $2.8 million, $1.0 million and $0.0 for the years ended June 30, 2005, 2004 and 2003 respectively.

Impairment of Long-Lived Assets: The Company reviews long-lived assets for impairment at the facility level annually or if events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is evaluated based on the sum of undiscounted estimated future cash flows expected to result from use of the assets compared to its carrying value. If impairment is recognized, the carrying value of the impaired asset is reduced to its fair value, based on discounted estimated future cash flows.

Senior Note Offering Costs: Debt costs and transaction fees, which are directly associated with the issuance of the Senior Notes, are recorded on the balance sheet as deferred financing costs and amortized (charged to interest expense) using the straight line method over the term of the related notes. Senior Notes must be repaid before subordinated notes receive any principal payments. Amortization and deferred financing costs totaled $.3 million, $.4 million and $0.0 for years ended June 30, 2005, 2004 and 2003. If the Senior Notes are redeemed, the unamortized debt issuance costs and transaction fees related to the Senior Notes being redeemed will be charged to expense in that period.

Revenue Recognition: The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104 (SAB 104" Revenue Recognition") at the time the customer either receives services or takes possession of merchandise and pays for such service or merchandise with cash, check, gift card or a credit card.

When the Company receives payment from customers before the services have been performed or the customer has taken possession of the merchandise, which principally relates to the sale of gift cards, the amount received is recorded as deferred revenue on the Company's consolidated balance sheet. The liability remains on the balance sheet until the earlier of redemption, escheatment, or 36 months. It is the Company's and its predecessors' historical experience that the likelihood of redemption after 36 months is remote. After 36 months, 80% of the remaining liability is relieved and recognized as revenue. After 48 months, an additional 10% of the remaining liability is relieved and recognized as revenue. After 60 months, the last 10% of the remaining liability is relieved and recognized as revenue. For the years ended June 30, 2005, 2004 and 2003, the Company included $0.8 million, $0.7 and $0.0, respectively, in income related to unredeemed gift cards.

As of June 30, 2005 and 2004 deferred revenue totaled $8.882 million, $10.025 million respectively.

Cost of Revenue: Cost of sales for services include salaries associated with employees that are directly related to providing various services to clients. These services include hair cuts, hair coloring, facials, medical procedures, waxing, massages, pedicures and manicures. In addition, the cost of products utilized as part of the service is also included in cost of revenues.

Product costs are determined by utilizing the cost that the product was acquired for from various vendors and manufacturers on a first-in first-out (FIFO) basis. Significant changes in product costs, product pricing, revenue mix, shrinkage and vendor allowances and rebates could have a material impact on our gross margin.

Selling, General and Administrative Costs: Included in selling, general and administrative costs are salaries and related benefit costs for all corporate personnel and facility level personnel that are not directly associated with performing services for our clients. Selling, general and administrative costs also include all occupancy, insurance, pre-formation organizational costs, supplies, telephone, advertising, travel, professional fees and cleaning expenses.

Advertising Costs: Advertising costs include costs related to public relations, agency fees, promotional programs, and the cost of in store marketing materials. All advertising costs are expensed as incurred. Advertising costs expensed were $1.4 million for each of the years ended June 30, 2005 and 2004, respectively and $0.0 for year ended June 30, 2003.

Income Taxes: The Company provides for federal and state income taxes currently payable, as well as for those deferred due to temporary differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. Realization of deferred tax assets is ultimately dependent upon future taxable income. The effect of a change in tax rates is recognized as income or expense in the period of the change.

As of June 30, 2005 and 2004, the Company had deferred tax assets in the amounts of $17.3 million and $5.7 million, respectively. As of June 30, 2005 and 2004, 100% valuation allowances in the amounts of $17.3 million and 5.7 million respectively, were reserved; as management believes that it is more likely than not that the Company will not utilize the deferred tax asset.

Interest Expense, net: Interest expense was $4.0 million and $2.2 million for the years ended June 30, 2005 and 2004, respectively, net of interest income of $.050 million and $.048 million.

Fair Value of Financial Instruments: The Company has estimated the fair value of financial instruments using available market information and other valuation methodologies in accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." Management of the Company believes that the fair value of financial instruments, consisting of cash, accounts receivable, accounts payable and accrued liabilities, approximates carrying value due to the immediate or short-term maturity associated with these instruments and that the long term debt is carried at fair value in that it carries interest rates that are comparable to similar instruments with similar maturities.

Loss per Common Share: Basic loss per share is calculated as net loss divided by the weighted average number of common shares outstanding. The Company's dilutive securities include shares issued under the Company's stock option plan, warrants issued in conjunction with the Series B preferred stock and TICC Senior Note, convertible senior subordinated debt, Series A, Series C, Series D, and Series E convertible preferred stock. In each case, each security is evaluated to determine if the security or note is dilutive or anti-dilutive. If the security is to be deemed anti-dilutive, it is excluded from the computation for diluted loss per common share. A total of 10,197,503 equivalent shares related to convertible securities were considered anti-dilutive, due to the Company having a net loss applicable to common shareholders for the years ended June 30, 2005 and 2004 and a total of 130,000 equivalent shares related to convertible securities were considered anti-dilutive for the year ended June 30, 2003 and were therefore excluded from the loss per common share calculation. Stock options and warrants with exercise prices greater than the average market value of the Company's common stock are excluded from the computation of diluted loss per common share. A total of 3,688,207, 1,947,689, and 542,820 equivalent shares were considered anti-dilutive as of the years ended June 30, 2005, June 30, 2004, and June 30, 2003 respectively and were therefore excluded from the loss per common share calculation.

Stock-based Compensation: In December 2004, the FASB issued SFAS No. 123(R), Share Based Payment. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions (employee stock options). The statement requires the measurement of the cost of employee services received in exchange for an award of equity instruments (such as employee stock options) at fair value on the grant date. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award (the requisite service period). The Company adopted FAS 123R, "Share-Based payment", effective for its year ended June 30, 2004, applying the modified retrospective method.

Recently Issued Accounting Pronouncements

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 revises the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. SFAS No. 150 requires that those instruments be classified as liabilities in statements of financial position. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for interim periods beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's consolidated results of operations or financial position.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS 153 "Exchange of Non-monetary assets". An Amendment of APB Opinion No. 29." FAS 153 eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB 29 and replaces it with an exception for exchanges that do not have commercial substance. FAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of FAS 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FAS 153 is not expected to have a material impact on the results of operations or financial position of the Company.

In June 2005, the Financial Accounting Standards Board ("FASB") issued SFAS 154," Accounting Changes and Error Corrections". ("FAS 154"). FAS 154 replaces APB Opinion No. 20, Accounting Changes and FAS No. 3, Reporting Accounting Changes in Interim Financial Statements. FAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle. FAS 154 also requires that a change in method of depreciating or amortizing a long- lived non-financial asset be accounted for prospectively as a change in estimate, and correction of errors in previously issued financial statements should be termed a restatement. FAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

      2.    Acquisitions

Since its inception, the Company has completed five acquisitions and the purchase price for each acquisition has been allocated to assets acquired and liabilities assumed based on their estimated fair values at the dates of acquisition, as set forth in the table below.

On June 29, 2003, the Company acquired Dischino Corporation for total consideration of $2.8 million. Dischino Corporation consisted of a salon and spa business in West Palm Beach, Florida. An independent appraiser was hired to assist in estimating the fair values at date of acquisition for this acquisition. This acquisition was material to the Company's operations and the operation of this acquired company has been included in the operations of the Company since the date of acquisition.

On November 26, 2003, the Company acquired the assets of Anushka Spa and Sanctuary for total consideration of $3.6 million. Anushka Spa and Sanctuary consisted of a salon and spa business in Palm Beach Gardens, Florida. An independent appraiser was hired to assist in estimating the fair values at date of acquisition for this acquisition. This acquisition was material to the Company's operations and the operation of this acquired company has been included in the operations of the Company since the date of acquisition.

On November 26, 2003, the Company acquired the assets of Anushka Boca Spa for total consideration of $1.2 million. Anushka Boca Spa consisted of a spa business in Boca Raton, Florida. An independent appraiser was hired to assist in estimating the fair values at date of acquisition for this acquisition. This acquisition was material to the Company's operations and the operation of this acquired company has been included in the operations of the Company since the date of acquisition.

On November 26, 2003, the Company acquired the assets of Wild Hare Salon for total consideration of $4.2 million. Wild Hare Salon consisted of a salon business in Boca Raton, Florida. An independent appraiser was hired to assist in estimating the fair values at date of acquisition for this acquisition. This acquisition was material to the Company's operations and the operation of this acquired company has been included in the operations of the Company since the date of acquisition.

On April 23, 2004, the Company acquired the assets of Georgette Klinger for total consideration of $16.9 million. Georgette Klinger consisted of a chain of nine spa facilities operating in seven states across the United States. An independent appraiser was hired to assist in estimating the fair values at date of acquisition for this acquisition. This acquisition was material to the Company's operations and the operation of this acquired company has been included in the operations of the Company since the date of acquisition.

The components of the aggregate acquisition purchase prices and the allocation of the purchase prices were as follows:


                                                                                At Acquisition Date
                                              -------------------------------------------------------------------------------------
                                                  Dischino     Anushka Spa       Anushka     Wild Hare     Georgette
                                               Corporation     & Sanctuary      Boca Spa         Salon       Klinger
(Dollars in thousands)                         Acquisition     Acquisition   Acquisition   Acquisition   Acquisition         Total
                                              -------------------------------------------------------------------------------------
Components of aggregate purchase prices:
Cash                                               $ 1,102         $ 2,070         $ 725       $ 3,847       $ 4,422      $ 12,166
Stock                                                  350             700           250           310           870         2,480
Notes payable                                        1,300             400             -             -         1,000         2,700
Liabilities assumed or payable                          30             473           269            14        10,559        11,345
                                              -------------------------------------------------------------------------------------

Total                                              $ 2,782         $ 3,643       $ 1,244       $ 4,171      $ 16,851      $ 28,691
                                              =====================================================================================

Allocation of the purchase price:

Net tangible assets (liabilities) acquired           $ 899           $ 410         $ 218         $ 415       $ 4,173         6,115
Identifiable intangible assets                         809             895           570         1,730           500         4,504
Goodwill                                             1,074           2,338           456         2,026        12,178        18,072
                                              -------------------------------------------------------------------------------------

Total                                              $ 2,782         $ 3,643       $ 1,244       $ 4,171      $ 16,851      $ 28,691
                                              =====================================================================================

A portion of the purchase price for each acquisition is accounted for as goodwill rather than as identifiable intangible assets. Goodwill further represents the Company's opportunity to strategically integrate the acquired businesses and leverage the business platforms across each other. In addition, goodwill represents the growth prospects of the combined business that are not captured as part of the acquired tangible and identifiable intangible assets.

The following unaudited pro forma results are presented as if the acquisitions, except for Dischino Corporation, had occurred on July 1, 2003:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Year Ended
                                                                                                                    June 30,
In thousands, except share and per share amounts                                                                        2004
-----------------------------------------------------------------------------------------------------------------------------
Pro forma combined revenues                                                                                         $ 30,476
Pro forma combined cost of goods sold                                                                                 15,571
-----------------------------------------------------------------------------------------------------------------------------
Pro forma combined gross margin                                                                                       14,905
-----------------------------------------------------------------------------------------------------------------------------
Pro forma combined operating expenses                                                                                 28,693
Pro forma combined interest expenses and taxes, net                                                                    3,910
-----------------------------------------------------------------------------------------------------------------------------
Pro forma combined net loss                                                                                        $ (17,698)
=============================================================================================================================
Pro forma combined basic and diluted loss per share                                                                  $ (1.91)
                                                                                                         ====================
Pro forma weighted average number of common shares outstanding - basic and diluted                                 9,268,609
                                                                                                         ====================

These unaudited pro forma results are presented for comparative purposes only. The pro forma results are not necessarily indicative of what our actual results would have been had these acquisitions been completed on July 1, 2003, or of results for future periods.

      3.    Restricted Cash

Following are the components of restricted cash included in the Consolidated Balance Sheets as of June 30, 2005 and 2004:

                                                                                                            As of June 30,
                                                                                                 -----------------------------------
(Dollars in thousands)                                                                              2005                 2004
---------------------------------------------------------------------------------------------    -----------------------------------
Escrow account for prefunded interest on senior debt                                                $ 1,228               $ 2,421
Restricted certificate of deposit for Manhasset facility to collateralize lease                         200                   200
Initial restricted certificate of deposit for Beverly Hills facility to collateralize lease              72                    72
Secondary restricted certificate of deposit for Beverly Hills facility to collateralize lease            78                     -
Restricted certificate of deposit for Boca Raton facility to collateralize lease                         19                    19
                                                                                                 ---------------------------------
Total restricted cash                                                                                 1,597                 2,712

Less current portion                                                                                  1,228                 1,502
                                                                                                 ---------------------------------

Total non-current restricted cash                                                                     $ 369               $ 1,210
                                                                                                 =================================

As of June 30, 2005 and 2004  respectively,  the  Company's CEO and Chairman for
Advanced Aesthetics, Inc., Richard Rakowski, has personally guaranteed the letter of credit and restricted certificate of deposit for the Manhasset facility in the amount of $.2 million.

      4.    Property and Equipment

Following are the components of property and equipment included in the Consolidated Balance Sheets as of June 30, 2005 and 2004:


                                                                               June 30,
                                                            -------------------------------------
(Dollars in thousands)                                                 2005                2004
-------------------------------------------------------------------------------------------------
Furniture and fixtures                                                 $ 1,489           $ 1,398
Machinery and equipment                                                  1,666               987
Leasehold improvements                                                   5,628             5,201
Capital lease assets                                                       286               286
                                                            -------------------------------------
Total property and equipment                                             9,069             7,872

Accumulated depreciation and amortization                               (2,508)             (630)
                                                            -------------------------------------

Total property and equipment, net                                      $ 6,561           $ 7,242

                                                            =====================================

Depreciation and amortization expense for the years ended June 30, 2005, 2004 and 2003 was $1.9 million, $.6 million, and $0.0, respectively.

      5.    Accrued expenses and other current liabilities

Accrued expenses and other current liabilities were $9.9 million and $5.0 million as of June 30, 2005 and 2004, respectively.

                                       As of June 30,
                                --------------------------
(Dollars in thousands)               2005           2004
----------------------------------------------------------
Accrued Expenses                   $ 4,407         $ 2,692
Accrued Interest                     3,654           1,819
Accrued Dividends                    1,853             453
                                --------------------------
                                   $ 9,914         $ 4,964
                                ==========================

      6.    Intangible Assets

All intangible assets, other than goodwill, have been assigned an estimated finite useful life, and are amortized on a straight line basis over the number of years that approximate their respective useful lives (ranging from two to six years). Total amortization expense related to amortizable intangible assets for the years ended June 30, 2005, 2004 and 2003 was $1.8 million, $1.0 million, and $0.0 respectively. The following table provides additional information concerning intangible assets as of June 30, 2005 and 2004:

                             --------------------------------  -------------------------   -----------------------------------------
                               Gross Cost      Gross Cost        Amortization Expense      Net Cost As of June 30,     Estimated
(Dollars in thousands)            2005            2004             2005        2004            2005        2004       Useful Life
------------------------     --------------------------------  -------------------------   -----------------------------------------
Non-compete agreements               $ 1,687         $ 1,687        $ 1,115       $ 436           $ 572     $ 1,251     2-3 years
Trademark/trade name                   1,110           1,110            577         208           $ 533       $ 902       3 years
Customer relationships                 1,764           1,764            564         211         $ 1,200     $ 1,553       5 years
Licensing agreements                   5,247           1,441            513         168         $ 4,734     $ 1,273       5 years
Domain Name                               50              50             13           3            $ 37        $ 47     2-5 years
Sephora                                   43               -              4           -            $ 39         $ -       6 years
                             ---------------------------------------------------------------------------------------
Total                                $ 9,901         $ 6,052        $ 2,786     $ 1,026         $ 7,115     $ 5,026
                             ================================  =========================   =========================

The following table provides the amortization expense to be incurred over the next five years:

(Dollars in thousands)    For The Years Ended
                              June 30,
-------------------------------------------

          2006                     $ 2,180
          2007                       1,594
          2008                       1,334
          2009                       1,120
          2010                         887
                          -----------------
                                   $ 7,115
                          =================

      7.    Long-Term Debt and Other Long-Term Liabilities

The Company's long-term debt and other long-term liabilities as of June 30, 2005 and 2004 consist of the following:


                                                                                              Amounts Outstanding as of June 30,
                                                       Maturity         Interest Rate %       ---------------------------------
              (Dollars in thousands)                     Dates                                  2005                    2004
              ----------------------                     -----                                  ----                    ----

Senior debt (a)                                        3/31/2009              12%             $ 8,836                 $ 8,525
Senior subordinated debt (b)                           11/4/2010              10%              12,066                  11,835
Other long term debt
  Note payable                                          7/1/2010            6% - 12%            5,905                   5,905
  Seller notes payable                                   Varies             5% - 15%            1,900                   1,900
Other long term liabilities ( c)
  Long term licensing obligation [See Note 13]         12/1/2008              6%                4,555                   1,114
  Deferred construction allowance                                                                 170                     190
  Capital lease obligations                              Varies               6%                   55                     187
Deferred Liability
  Sephora [See Note 13]                               12/31/2010                                5,000                       -
                                                                                             ---------------------------------
Total                                                                                          38,487                  29,656

Less current portion                                                                              744                     225
                                                                                             ---------------------------------
Long-term portion                                                                            $ 37,743                $ 29,431
                                                                                             =================================

(a) - Senior Debt

On April 1, 2004, the Company borrowed $10.0 million from TICC under a 12% senior note due on March 31, 2009. The proceeds were used to finance the Georgette Klinger acquisition and for general working capital purposes. As part of the agreement, $2.4 million of interest expense was pre-funded and placed into an escrow account for the purpose of paying the first two years of interest expense on the note. In addition, 618,789 warrants with an exercise price of $.01 were issued in conjunction with the note. These warrants contain anti-dilution provisions in the event that the Company issues more equity in the future below a specified price. As of June 30, 2005 and 2004, this note carried a debt discount of $1.2 million and $1.5 million respectively. The debt discount was attributable to the value associated with the detachable warrants issued in conjunction with the Senior Debt. The debt discount is amortized to interest expense and recorded over the term of the note. For the years ended June 30, 2005 and 2004, the Company recorded interest expense of $.3 million and $.1 million, respectively, related to the amortization of the debt discount.

The senior note agreement contains covenants, including limitations on incurrence of debt, granting of liens, capital expenditures, mergers and consolidations. In addition, the Company may not exceed specified fixed charge coverage, total debt-to-profit, senior debt-to-profit and debt-to-equity ratios. These covenants apply in some cases to the unit level operations and in other cases to the consolidated operations, all effective for periods subsequent to June 30, 2004. As of November 29, 2005 the Company has obtained compliance waivers from TICC for all covenant tests required for the year ended June 30, 2005 and the quarter ended October 1, 2005. Further, new covenants were established for the next four fiscal quarters.

The senior note is collateralized by the assets as outlined in the Pledge and Security agreement dated April 1, 2004. The collateral for this note includes financial instruments, goods (inventory, equipment, fixtures, etc.), deposit accounts, letter of credit rights, investment securities and general intangible assets.

(b) - Senior Subordinated Debt

On November 4, 2003, the Company borrowed $13.3 million from L Capital under a subordinated convertible promissory note due on November 4, 2010. This note is subordinated to the senior debt borrowed from TICC. The proceeds from this note were utilized for three purposes: 1) to purchase three salon and spa facilities in the Florida market, 2) complete renovation and expansion of two salon and spa facilities and 3) general working capital needs of the Company. The three salon and spa facilities acquired were 1) Wild Hare Salon in Boca Raton, FL, 2) Anushka Boca Spa in Boca Raton, FL and 3) Anushka Spa and Sanctuary in Palm Beach Gardens, FL.

The Company is obligated to pay interest at a rate of 10% per annum with a minimum of $66,500 payable quarterly in cash. The remainder of the interest can be deferred at the option of the Company until either the maturity of the note or the conversion of the note to common stock. As of June 30, 2005 and 2004, the Company had $1.1 million and $.8 million, respectively, of accrued interest on the Consolidated Balance Sheet related to this note. Accumulated but unpaid interest shall only be paid to the extent necessary, upon the occurrence of an exit event, to increase the internal rate of return of the investor to a 25% annual return over five years with respect to its investment in this note after giving effect to a calculation for the value of this note including interest paid in cash as of the occurrence of an exit event. The note and any unpaid interest are convertible into 5,966,444 shares of common stock at anytime at the option of the note holder.

The Company recognized a debt discount in the amount of $1.6 million due to beneficial conversion features associated with this note. As of June 30, 2005 and 2004, this note carried a debt discount of $1.2 million and $1.4 million respectively. The debt discount is amortized to interest expense and recorded over the term of the note. The Company recorded interest expense of $.2 million for each of the years ended June 30, 2005 and 2004, related to the amortization of the debt discount.

(c) - Other Long Term Debt

On June 29, 2003, the Company executed a promissory note for $5.9 million to Kidd and Company due on July 1, 2010. Kidd & Company (KCO) paid expenses and deposits for acquisitions on behalf of AAI in connection with the formation and capitalization of the Company. The Company is obligated for 6% interest for the first year and 12% thereafter, compounded annually, through the term of the note. The Company utilizes the effective interest method to calculate interest expense for this loan. As a result of the use of this method, $.7 million of non-cash interest expense related to this note was recorded for each of the years ending June 30, 2005 and 2004, respectively. The interest can be accrued or paid at the option of the Company. The Company has chosen to accrue the interest until such time that the cash flow from operations can support payment of the interest to the note holder.

Pursuant to its terms, this note will be paid in eight separate installments equal to one-eighth of the principal plus one-eighth of the interest accrued on such date. Pursuant to an agreement between Kidd & Company, the Company, and L Capital, the first installment will be due as soon as the trailing twelve month Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) on a
consolidated basis has reached or exceeds $5.0 million. An additional installment will also be due for each additional $1.0 million of trailing twelve month EBITDA on a consolidated basis. If the Company does not achieve any of the trailing twelve month EBITDA hurdles then the note will not be paid back to the note holder. The agreement limiting the payments under the note will terminate at such time that L Capital will convert into AAI common stock or otherwise cease to hold the L Capital note or its shares of Series D preferred stock.

On June 29, 2003, the Company executed a secured note for $1.3 million to Cosmo Dischino due on June 30, 2006. The note was issued to Cosmo Dischino as part of the acquisition consideration to purchase the Dischino Corporation. The Company is obligated for 5% interest for the first year, 10% interest for the second year and 15% interest thereafter through the term of the note. The Company utilizes the effective interest method to calculate interest expense for this loan. As a result of the use of this method, $.1 million of non-cash interest expense related to this note was recorded in each of the years ended June 30, 2005 and 2004, respectively. All interest is compounded annually and payable quarterly. On December 1, 2003 the Company pre-paid $.8 million in principal back to the note holder. As of June 30, 2005. the principal balance of $.6 million remained outstanding. This note payable is secured and collateralized by the fixed assets of the West Palm Beach facility as outlined in Schedule A of the Security Agreement dated July 1, 2003.

On November 26, 2003, the Company executed a note to the shareholders of Anushka Palm Beach Gardens for $.4 million due on May 25, 2005. The note was issued to the shareholders of Anushka Palm Beach Gardens as part of the acquisition consideration to purchase the Anushka Spa and Sanctuary in Palm Beach Gardens, FL. The Company is obligated for 5% interest annually through the term of the note. All interest is compounded annually and payable quarterly.

On April 23, 2004, the Company executed a note to the Pyle Group for $1.0 million due on April 23, 2007. The note was issued to the Pyle Group as part of the acquisition consideration to purchase Georgette Klinger Inc. The Company is obligated for 5% interest annually through the term of the note. All interest is compounded annually and payable quarterly. As of June 30, 2005, the note was reissued to Judith Pyle in the amount $.5 million and Thomas Pyle in the amount $.5 million, individually under the same terms.

Redemption of Other Long Term Debt

In July 2005, the Company repaid the remaining balance of the secured note issued to Cosmo Dischino in the amount of $.5 million. In addition, in July 2005, the Company also redeemed the balance of the note payable issued to the shareholders of Anushka Palm Beach Gardens in the amount of $.4 million. Accrued interest of $3.6 and $1.8 million is included in accrued expenses as of June 30, 2005 and 2004, respectively.

Aggregate maturities of debt, gross of debt discounts for the next five years, are as follows:

(Dollars in thousands)                 For the Years
                                      Ended June 30,
---------------------------------------------------------

      2006                                 $ 1,285
      2007                                   2,289
      2008                                     855
      2009                                  10,908
      2010                                     964


      8.    Commitments and Contingencies

Litigation

The Company is a party to a number of legal actions, proceedings or claims. While any action, proceeding or claim contains an element of uncertainty, management believes that the outcome of such actions, proceedings or claims will not have a material adverse effect on the business, financial condition or results of operations.

Employment Agreements

The Company has entered into employment agreements with certain former owners of companies which were acquired in the year ended June 30, 2004. Under the terms of the agreements these employees and certain senior executives are entitled to severance benefits should their employment be involuntarily terminated. The obligation under these contracts for severance benefits is approximately $1.4 million and $1.0 million for the years ended June 30, 2005 and 2004. Further, the Company entered into an agreement with another former owner of an acquired company whereby the employee is entitled to a guaranteed salary until such time as a note for $1.3 million is repaid by the Company to the employee. In addition, should the note not be repaid within 18 months of its execution, the employee is entitled to a minimum salary of twice his guaranteed salary until such time as the note is repaid in full. The potential obligation of the Company is $.5 million per year.

Capital Leases

The Company is committed under four non-cancelable capital leases for medical equipment, and furniture and fixtures at four of the twelve operating facilities. The terms of these leases range from one year to five years which expire over the next three years. All four leases have bargain purchase options that the Company expects to exercise at the termination of each lease. Capital lease assets totaled $.3 as of June 30, 2005 and 2004, respectively, net of depreciation, and capital lease obligations totaled $.1 and $.2 million, respectively.

Operating Leases

The Company is committed under non-cancelable operating leases for all twelve of its operating facilities and three corporate office locations. The original terms of the leases range from one to ten years with many leases renewable for an additional five to ten year term at the option of the Company. Certain leases contain escalation provisions and percentage rent provisions.

Total rent expense, including real estate taxes and other expenses in the Consolidated Statement of Operations for the years ended June 30, 2005 and 2004 was $4.7 million and $1.5 million, respectively.

As of June 30, 2005 future minimum lease payments (excluding percentage rents based upon revenues) due under existing non-cancelable leases with remaining terms of greater than one year are as follows:


                                                                         (Dollars in thousands)
                                              ---------------------------------------------------------------------------
                                                     Operating lease             Capital lease               Total lease
        Fiscal year                                         payments                  payments                  payments
-----------------------------------------     -----------------------   -----------------------   -----------------------
            2006                                             $ 3,106                      $ 56                   $ 3,162
            2007                                               2,189                         1                     2,190
            2008                                               1,591                         -                     1,591
            2009                                               1,302                         -                     1,302
            2010                                               1,318                         -                     1,318
         Thereafter                                            3,495                         -                     3,495
                                              -----------------------   -----------------------   -----------------------
      Total minimum lease payments                          $ 13,001                        57                  $ 13,058
                                              =======================                             =======================

   Less: Imputed interest                                                                    2
                                                                        -----------------------
      Present value of
  capital lease obligations                                                               $ 55
                                                                        =======================

      9.    Income Taxes

The components of the deferred income tax assets as of June 30, 2005 and 2004 are as follows:

                                                             As of June 30,
                                                    ----------------------------
                                                     2005                  2004
                                                    ----------------------------

Net operating losses                                 $ 15,717          $ 3,931
Accrued liabilities and reserves                        1,162              910
Accrued interest                                          940              373
Accrued management fees                                   533              174
Property and equipment                                    482              102
Amortization of Goodwill and intangible assets            294              173
                                                    ----------------------------

Total Deferred Tax Assets                              19,128            5,663
Valuation Allowance                                   (19,128)          (5,663)
                                                    ----------------------------
Net Deferred Tax Assets                               $     -           $    -
                                                    ============================


The Company's ability to utilize the cumulative tax net operating loss carry-forward of approximately $28 million at June 30, 2005 against future taxable income will expire on June 30, 2025, and may be subject to certain limitations upon a "change in control" as defined by Section 382 of the Internal Revenue Code of 1986.

The provision for income taxes differs from the amount of income tax determined by applying the applicable statutory rate to the loss before income taxes. This difference, as shown in the following table, is due to a full reserve of our benefit for the utilization of net operating losses since utilization cannot be determined to be more likely than not per FASB 109.

                                                          As of June 30,
                                                --------------------------------
                                                 2005         2004         2003
                                                --------------------------------
Statutory Income Tax Rate                          35%         35%          35%
State Income Taxes, net of federal tax benefit      6%          5%           5%
                                                --------------------------------
Subtotal                                           41%         40%          40%
Valuation Allowance                               (41%)       (40%)        (40%)
                                                --------------------------------
Total effective tax rate                            -           -            -
                                                ================================


      10.   Shareholders' Deficit

Common Stock

General. The Company's Certificate of Incorporation authorizes the issuance of up to 30,000,000 shares of common stock. Subsequent to year end, the number of shares of common stock the Company is authorized to issue was increased to 70,000,000. Each share of stock will have voting rights on all matters requiring a vote of shareholders. Each share of common stock issued and outstanding will be identical in all respects. Except for and subject to those rights expressly granted to the holders of preferred stock, or except as may be provided by the laws of the State of Delaware, the holders of common stock have exclusively all other rights of our stockholders.

Dividends. The holders of common stock are entitled to receive, ratably, dividends when declared by the Board of Directors out of funds legally available after provision is made for each class of stock, if any, having preference over the common stock.

Liquidation Preference. In the event of liquidation, dissolution or winding up, the holders of common stock are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of all liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

Conversion. The holders of common stock have no conversion rights and they are not subject to further calls or assessments by the Company.

Preemptive Rights.  The holders of common stock have no preemptive rights.

Voting Rights. The holders of common stock are entitled to one vote for each share held of record on all matters on which the holders of common stock are entitled to vote.

Redemption. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are duly authorized, fully paid and non-assessable.

Series A Convertible Preferred Stock

General. The Company's Certificate of Designation of Series A Preferred Stock designates 20,000 shares of preferred stock as shares of Series A Preferred Stock ("Series A Preferred").

Dividends. The holders of shares of Series A Preferred are entitled to receive, out of the assets of the Company legally available dividends on each share of Series A Preferred at an annual rate of $40. All dividends will accumulate and not be paid in cash unless otherwise determined by the Board of Directors. Dividends may not be paid on the Series A Preferred unless, at the time of such payment, any and all dividends then accrued and payable on the shares of any senior stock shall have been paid in full.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, the holders of Series A Preferred are entitled, subject to the rights of holders of senior stock, if any, to receive $1,000 with respect to each share plus all accumulated but unpaid dividends thereon and upon receipt of such liquidation preference the holders of Series A Preferred shall not be entitled to any further participation in any distribution of assets of the Company with respect to the Series A Preferred held by them.

Conversion. The holders of Series A Preferred have the right to convert their shares into 50 shares of the common stock of the Company, subject to adjustment for stock split and other events.

Preemptive Rights.  The holders of Series A Preferred have no preemptive rights.

Voting Rights. Each share of Series A Preferred entitles the holder thereof to vote on all matters voted on by holders of common stock, voting together as a single class with the holders of the common stock and all other shares entitled to vote thereon as a single class with the common stock, other than the election of directors of the Company as to which the Series A Preferred shall not be entitled to vote. With respect to any such matters as to which holders of the Series A Preferred shall be entitled to vote, each issued and outstanding share of Series A Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder exercised such holder's warrants for the common stock issuable upon exercise thereof on the record date for determining the stockholders of the Company eligible to vote on any such matters.

Redemption. The Company has the right, at any time following the earlier to occur of (i) an Initial Public Offering in which the price to the public is $20 per share or more and (ii) two years from the issue date, to redeem in cash, the shares of Series A Preferred, in whole or in part, on not less than 15 days prior written notice of the date of redemption at a price per share equal to $1,000 with respect to each share plus all accumulated but unpaid dividends thereon.

Series B Preferred Stock

General. The Company's Certificate of Designation of Series B Preferred Stock designates 600,000 shares of preferred stock as shares of Series B Preferred Stock ("Series B Preferred").

Dividends. The holders of shares of Series B Preferred are entitled to receive, out of the assets of the Company legally available therefore, dividends on each share of Series B Preferred at the rate of $100 per annum with respect to the first twelve months following the date on which the Series B Preferred is first issued, which rate shall increase, on a retroactive basis, to $150 per annum commencing on the first anniversary of the date on which the Series B Preferred Stock is first issued (but in no event to exceed 10% per annum). Of the foregoing dividends, 50% will be paid in cash and 50% will accumulate and not be paid in cash unless otherwise determined by the Board of Directors. Dividends may not be paid on the Series B Preferred unless, at the time of such payment, any and all dividends then accrued and payable on the shares of any senior stock shall have been paid in full.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, the holders of Series B Preferred are entitled, subject to the rights of holders of senior stock, if any, to receive $1,000 with respect to each share plus all accumulated but unpaid dividends thereon and upon receipt of such liquidation preference the holders of Series B Preferred shall not be entitled to any further participation in any distribution of assets of the Company with respect to the Series B Preferred held by them.

Conversion. The holders of Series B Preferred have no conversion rights and they are not subject to further calls or assessments by the Company.

Preemptive Rights.  The holders of Series B Preferred have no preemptive rights.

Voting Rights. Each share of Series B Preferred shall entitle the holder thereof to vote on all matters voted on by holders of common stock, voting together as a single class with the holders of the common stock and all other shares entitled to vote thereon as a single class with the common stock, other than the election of directors of the Company as to which the Series B Preferred shall not be entitled to vote. With respect to any such matters as to which holders of the Series B Preferred shall be entitled to vote, each issued and outstanding share of Series B Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder exercised such holder's warrants for the common stock issuable upon exercise thereof on the record date for determining the stockholders of the Company eligible to vote on any such matters.

Redemption. The Company has the right to redeem in cash the shares of Series B Preferred, in whole or in part, on not less than 15 days prior written notice of the date of redemption at a price per share equal to $1,000 with respect to each share plus all accumulated but unpaid dividends thereon. On December 1, 2003, the Company redeemed $.8 million of Series B Preferred stock.

Detachable Warrants. Series B holders were issued 545,000 detachable warrants, to purchase common stock, at an exercise price of $.01 per share with a ten year term. Management allocated $.9 million for the value of these warrants utilizing the Black-Scholes Option Pricing Model.

Series C Convertible Preferred Stock

General. The Company's Certificate of Designation of Series C Preferred Stock designates 20,000 shares of preferred stock as shares of Series C Preferred Stock ("Series C Preferred").

Dividends. The holders of shares of Series C Preferred are entitled to receive, out of the assets of the Company legally available therefore, dividends on each share of Series C Preferred at an annual rate of $40. All dividends will accumulate and not be paid in cash unless otherwise determined by the Board of Directors. Dividends may not be paid on the Series C Preferred unless, at the time of such payment, any and all dividends then accrued and payable on the shares of any senior stock shall have been paid in full.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, the holders of Series C Preferred are entitled, subject to the rights of holders of senior stock, if any, to receive $1,000 with respect to each share plus all accumulated but unpaid dividends thereon and upon receipt of such liquidation preference the holders of Series C Preferred shall not be entitled to any further participation in any distribution of assets of the Company with respect to the Series C Preferred held by them.

Conversion. The holders of Series C Preferred have the right to convert their shares into 100 shares of the common stock of the Company, subject to adjustment for stock split and other events.

Preemptive Rights.  The holders of Series C Preferred have no preemptive rights.

Voting Rights. Each share of Series C Preferred shall entitle the holder thereof to vote on all matters voted on by holders of common stock, voting together as a single class with the holders of the common stock and all other shares entitled to vote thereon as a single class with the common stock, other than the election of directors of the Company as to which the Series C Preferred shall not be entitled to vote. With respect to any such matters as to which holders of the Series C Preferred shall be entitled to vote, each issued and outstanding share of Series C Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder exercised such holder's warrants for the common stock issuable upon exercise thereof on the record date for determining the stockholders of the Company eligible to vote on any such matters.

Redemption. The Company has the right, at any time following the earlier to occur of (i) an IPO in which the price to the public is $20 per share or more and (ii) two years from the issue date, to redeem in cash, the shares of Series C Preferred, in whole or in part, on not less than 15 days prior written notice of the date of redemption at a price per share equal to $1,000 with respect to each share plus all accumulated but unpaid dividends thereon.

Series D Convertible Preferred Stock

General. The Company's Certificate of Designation of Series D Preferred Stock designates 8,200 shares of preferred stock as shares of Series D Preferred Stock ("Series D Preferred").

Dividends. The holders of shares of Series D Preferred are entitled to receive annual dividends of $100 on each share of Series D Preferred. All such dividends shall accrue and be cumulative and be compounded annually at the rate of 10% per annum until paid. Accumulated but unpaid dividends shall only be paid to the extent necessary, upon the occurrence of an Exit Event (as defined in the Certificate of Designation), to increase the IRR of the Investor to a maximum of 25% with respect to its investment in the Series D Preferred. Upon conversion or redemption of any shares of Series D Preferred, all accumulated but unpaid dividends thereon shall, at the option of the Company, be paid: (i) in cash; or
(ii) by issuance of the Five-Year Note (as defined in the Certificate of Designation).

Liquidation Preference. In the event of or liquidation, dissolution or winding up, the holders of Series D Preferred are entitled, subject to the rights of holders of senior stock, if any, to receive $1,000 with respect to each share plus all accumulated but unpaid dividends thereon and upon receipt of such liquidation preference the holders of Series D Preferred shall not be entitled to any further participation in any distribution of assets of the Company with respect to the Series D Preferred held by them.

Conversion. Each share of Series D Preferred shall be convertible, at the option of the holder, into 448.60 (subject to certain adjustments) fully paid and non-assessable shares of common stock. Upon the consummation of such Threshold Transaction (as defined in the Certificate of Designation), each outstanding share of Series D Preferred shall be automatically converted into shares of common stock.

Beneficial Conversion. The Company recognized preferred dividends in the amount of $1.0 million due to beneficial conversion features associated with the Series D convertible preferred stock. Beneficial Conversion was deemed necessary by management as the conversion price of the Series D convertible preferred stock to common stock of $2.23 per share was considered below fair market value at the time of issuance.

Preemptive Rights.  The holders of Series D Preferred have no preemptive rights.

Voting Rights. Each share of Series D Preferred shall entitle the holder thereof to vote on all matters voted on by holders of common stock, voting together as a single class with the holders of the common stock and all other shares entitled to vote thereon as a single class with the common stock. Each issued and outstanding share of Series D Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of common stock issuable upon conversion thereof. The affirmative vote of the holders of more than 50% of the outstanding shares of Series D Preferred, voting separately as a single class shall be required to: (i) authorize, increase the number of authorized shares of, or issue any shares of any class or series of senior stock; or (ii) amend, alter or repeal (by merger, consolidation, combination, reclassification or otherwise) any provision of the Company's certificate of incorporation or bylaws so as to adversely affect the preferences, rights or powers of the Series D Preferred.

Redemption. Upon the occurrence of an Exit Event (liquidation of the company, IPO or sale of the business) both the holder and the Company shall have, subject to certain limitations, the right to cause the redemption of the Series D Preferred.

Series E Convertible Preferred Stock

General. The Company's Certificate of Designation of Series E Preferred Stock designates 500 shares of preferred stock as shares of Series E Preferred Stock ("Series E Preferred").

Dividends. The holders of shares of Series E Preferred are entitled to receive, out of the assets of the Company legally available therefore, dividends on each share of Series E Preferred at an annual rate of $40. All dividends will accumulate and not be paid in cash unless otherwise determined by the Board of Directors. Dividends may not be paid on the Series E Preferred unless, at the time of such payment, any and all dividends then accrued and payable on the shares of any senior stock shall have been paid in full.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, the holders of Series E Preferred are entitled, subject to the rights of holders of senior stock, if any, to receive $1,000 with respect to each share plus all accumulated but unpaid dividends thereon and upon receipt of such liquidation preference the holders of Series E Preferred shall not be entitled to any further participation in any distribution of assets of the Company with respect to the Series E Preferred held by them.

Conversion. The holders of Series E Preferred have the right to convert their shares into 50 shares of the common stock of the Company, subject to adjustment for stock split and other events as well as upon the issuance of certain additional shares of common stock of the Company.

Preemptive Rights.  The holders of Series E Preferred have no preemptive rights.

Voting Rights. Each share of Series E Preferred shall entitle the holder thereof to vote on all matters voted on by holders of common stock, voting together as a single class with the holders of the common stock and all other shares entitled to vote thereon as a single class with the common stock, other than the election of directors of the Company as to which the Series E Preferred shall not be entitled to vote. With respect to any such matters as to which holders of the Series E Preferred shall be entitled to vote, each issued and outstanding share of Series E Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder exercised such holder's warrants for the common stock issuable upon exercise thereof on the record date for determining the stockholders of the Company eligible to vote on any such matters.

Redemption. The Company has the right, at any time following the earlier to occur of (i) an IPO in which the price to the public is $20 per share or more and (ii) two years from the issue date, to redeem in cash the shares of Series E Preferred, in whole or in part, on not less than 60 days prior written notice of the date of redemption at a price per share equal to $1,000 with respect to each share plus all accumulated but unpaid dividends thereon.

      11.   Stock-Based Compensation Plan

On July 1, 2003, the shareholders of Advanced Aesthetics adopted the Advanced Aesthetics 2003 Stock Option Plan which allows the Company to grant nonqualified stock options to employees, vendors and contractors that have affiliations with the Company.

Under the 2003 Stock Option Plan, the Company is authorized to issue options to acquire 2,000,000 shares of common stock for a term not to exceed ten years from the date of grant.

The 2003 Stock Option Plan contains restrictions on transferability, time of exercise, exercise price and on disposition of any shares acquired through exercise of the options. Stock options are granted at not less than fair market value, which is determined as of the grant date utilizing the Black-Scholes Option Pricing Model. The Board of Directors determines the 2003 Stock Option Plan participants and establishes the terms and conditions of each option.

In addition to grants of stock options which were issued during the years ended June 30, 2005 and 2004, the Company has promised to grant options to employees pursuant to employee agreements. Although these options have not yet been granted, the requisite service periods related to these options commenced at the inception of employment. As a result, the Company has calculated the estimated fair value of these options, and recognized that fair value as expense in the Statement of Operations to the extent that the requisite service has been rendered. These awards will be remeasured at each period end until granted.

A summary of the Company's share option activity and related information during the years ended June 30, 2005 and 2004 are as follows:

                                                Options outstanding
                                     -------------------------------------------

                                                             Weighted Average
                                       Shares                 Exercise Price
                                     -----------------    ----------------------

Outstanding, June 30, 2003                          -               -

Granted                                     1,700,900             $4.00
Cancelled                                    (917,000)             4.00
Exercised                                           -               -
                                     -----------------    ----------------------

Outstanding, June 30, 2004                    783,900              4.00

Granted                                       442,500              4.00
Cancelled                                    (166,800)             4.00
Exercised                                           -               -
                                     -----------------    ----------------------

Outstanding, June 30, 2005                  1,059,600             $4.00
                                     -----------------    ----------------------

As of June 30, 2005, the weighted average exercise prices and remaining contractual lives of stock options are as follows:


                                                     Options outstanding                      Options exercisable
                                        ----------------------------------------------   -----------------------------
                                        Number of     Weighted average
                                         options         remaining          Weighted         Number
                                      outstandingas   contractual life      average      exercisable as     Weighted
      Range of exercise prices         of 6/30/05        (in years)      exercise price    of 6/30/05     average price
                                       ----------        ----------      --------------    ----------     -------------
Stock options issued @$4.00            1,059,600           9.01              $4.00          692,587          $4.00

Warrants outstanding as of June 30, 2005 are as follows:

                                                      Warrants outstanding
                                         ---------------------------------------
                                                                Weighted Average
                                          Shares                 Exercise Price
                                         ----------------    -------------------

Warrants granted during 2003 and
outstanding as of June 30, 2003                  545,000             $0.01

Granted                                          618,789              0.01
Cancelled                                              -               -
Exercised                                              -               -
                                         ----------------    -------------------

Outstanding, June 30, 2004                     1,163,789              0.01

Granted                                           81,750              0.01
Cancelled                                              -               -
Exercised                                              -               -
                                         ----------------    -------------------

Outstanding, June 30, 2005                     1,245,539             $0.01
                                         ================    ===================


At June 30, 2005, the weighted average exercise prices and remaining contractual lives of stock options are as follows:


                                                  Warrants outstanding                                  Warrants exercisable
                              --------------------------------------------------------    ------------------------------------------
                                                        Weighted
                                Number of               average             Weighted
                                warrants               remaining            average               Number                 Weighted
                               outstanding          contractual life        exercise           exercisable               average
Range of exercise prices      as of 6/30/05            (in years)            price            as of 6/30/05               price
------------------------      -------------            ----------            -----            -------------               -----

Warrants issued @ $.01          1,245,539                 5.40               $0.01              1,245,539                 $0.01


The stock options to be issued vest at a range of 25-33% per year over a period of two to four years. All options to be granted relate to the stock option plan approved by the shareholders of the Company. The fair value of each stock option grant was estimated using the Black-Scholes Option Pricing Model assuming a 0% dividend yield, 30% -36% expected volatility, a risk free interest rate of 3.56%
- 4.61% and expected life of the options of 5 years. Total shares underlying future options for which requisite service periods have begun are 2,447,650, 769,000, and 0 for the years ended June 30, 2005, 2004, and 2003, respectively.

For June 30, 2005 and 2004, the Company recorded expense of $.2 million and $.3 million respectively in its Consolidated Statement of Operations, which reflects the value of vested stock options in accordance with FAS 123R. Unearned compensation related to stock options to be granted was approximately $1.0 million as of June 30, 2005.

      12.   Related Party Transactions

West Palm Beach Facility Lease

The Company leases its West Palm Beach facility from Christal Inc. The majority owner of Christal Inc. is an Advanced Aesthetics employee at the West Palm Beach facility. Total rent expense to this related party amounted to $.3 million and $.2 million for the years ended June 30, 2005 and 2004.

Kidd & Company

AAI was formed by principals of KCO, a Greenwich, Connecticut based investment firm. In connection with the formation and capitalization of the Company, KCO paid expenses and deposits for acquisitions on behalf of AAI for an aggregate sum of approximately $5.9 million. In addition, affiliates of KCO including Seapine Investments, LLC ("Seapine"), trusts for the benefit of the children of William and Carla Kidd ("Kidd Trusts"), Richard Rakowski and Andrew Lipman (collectively "KCO Affiliates"), invested an aggregate of $2 million in the Company and received shares of Series B Preferred Stock, common stock and warrants to acquire common stock of the Company.

On November 25, 2003 AAI entered into a five-year Advisory Services Agreement with KCO pursuant to which KCO performed and will continue to perform advisory services for the Company. Under the Agreement, the Company is required to pay KCO an annual advisory fee, payable in quarterly installments in arrears, equal to the higher of (a) $425,000 and (b) 1% of its gross revenues for such year. For the years ended June 30, 2005 and 2004, advisory fees of $.4 million and $.3 million, respectively were recorded in the selling, general and administrative section of the Consolidated Statement of Operations. As of June 30, 2005, and 2004, $.6 million and $.2 million remain unpaid and accrued for in accrued expenses on the Consolidated Balance Sheet, respectively.

L Capital

In November 2003, L Capital invested $13,300,000 and received a subordinated convertible promissory note (convertible into shares of the common stock of the Company) and entered into a Securityholders Agreement and Registration Rights Agreement with the Company and KCO. L Capital also entered into a Share Transfer Agreement with the KCO Affiliates and other affiliates of KCO (collectively the "KCO Investors") whereby a portion of the shares of common stock held by the KCO Investors is subject to a clawback in favor of L Capital if L Capital does not recognize an investment rate of return (IRR) of 25% within five years of its investment in AAI.

In June 2004 L Capital invested an additional $8.2 million and acquired shares of the Series D Convertible Preferred Stock of the Company (convertible into shares of common stock of the Company) and concurrently entered into an amendment to the Share Transfer Agreement with the KCO Investors which increased the percentage of shares of the common stock of the Company subject to clawback in favor of L Capital.

On November 25, 2003 AAI entered into a five-year Consulting Services Agreement with L Capital pursuant to which L Capital performed and will continue to perform consulting services for the Company. Under the Agreement, the Company is required to pay L Capital an annual consulting fee, payable in quarterly installments in arrears, equal to the higher of (a) $445,000 and (b) 1% of our gross revenues plus $20,000 for such year. For the years ended June 30, 2005 and 2004, advisory fees of $.4 million and $.3 million were recorded, respectively, in the selling, general and administrative section of the Consolidated Statement of Operations. As of June 30, 2005, and 2004, $.7 million and $.3 million respectively remain unpaid and accrued for in accrued expenses on the Consolidated Balance Sheet, respectively.

      13.   Material Agreements

Agreements with Johns Hopkins

On November 21, 2003 AAI entered into a Consulting Services Agreement with Johns Hopkins Medicine, acting through Johns Hopkins Health System Corporation, and the Johns Hopkins University. Under the Agreement, Johns Hopkins agreed to provide consulting services to AAI consisting of: (i) review and assessment of its medical delivery protocol document and (ii) consultation on the development of outcomes studies methodologies. The agreement also sets forth the conditions for the use of the Johns Hopkins Trademark. The term of the agreement is until November 21, 2008. The agreement may be terminated by either party at any time with 120 days of written notice.

The consideration for the review and assessment services provided by Johns Hopkins is $5,000 per day. The consideration for the limited use of the Johns Hopkins mark is $.3 million per year payable in quarterly installments and 500 shares of our series E preferred Stock. The Johns Hopkins agreement is carried on the balance sheet at the present value of all future payments to Johns Hopkins and amortized over the term of the agreement. The carrying value of this asset was $4.6 million as of June 30, 2005 and $1.3 million as of June 30, 2004. The amount is reported as a component of Intangible Assets.

On March 23, 2005, AAI signed an amendment to the Consulting Services Agreement with Johns Hopkins Medicine, acting through Johns Hopkins Health System Corporation, and the Johns Hopkins University. The effective date of this amendment is June 1, 2005. The purpose of this amendment was to expand the oversight function that Johns Hopkins would perform for the Company to include increased medical protocol review, medical facility design and physician credentialing. In addition, the agreement expanded the use by the Company of the Johns Hopkins trade name. For the increased oversight and review services provided by Johns Hopkins, the Company agreed to increase the consideration paid to Johns Hopkins from $.3 million to $1.0 million in the first year of the contract, $1.5 million in the second year of the contract and $1.0 million annually thereafter until the term of the contract is reached. The term of the agreement is until June 1, 2010. The agreement may be terminated by either party at any time with 120 days of written notice.

Agreement with Sephora

In December 2004, the Company entered into a Retail Alliance Agreement with Sephora USA, LLC. Pursuant to the agreement the Company granted Sephora the rights to: (i) sell its Cosmedicine products in the Sephora retails stores, through its website and any other retail channel, (ii) to utilize certain of its intellectual property and methods in order to operate the AAI stores within the Sephora stores, (iii) develop with the Company the adjacent AAI facilities and
(iv) sublease retails space from the Company for the purpose of constructing and operating a Sephora store within the Company's centers. The term of the agreement is until December 31, 2010.

Upon execution of the agreement, Sephora deposited a performance deposit in an amount of $5 million with an escrow agent, which was subsequently paid to the Company. If Sephora, pursuant to the terms of the agreement, terminates the agreement with the Company it may have the right to recover a portion of the $5 million performance deposit. Sephora will also have the right to earn back its performance deposit if the arrangement is successful. The Company will be required to return to Sephora 50% of the performance deposit at such time that the "Net Revenues" of Sephora relating to the sale of Cosmedicine products plus Sephora "Capital Expenditures" (each as defined in the agreement) equals $30 million and the remaining performance deposit at such time that such "Net Revenues" plus "Capital Expenditures" equals $60 million. The Company has recorded $5 million as other long term liabilities on the Consolidated Balance Sheet as of June 30, 2005.

Sephora, with whom the Company has a strategic relationship, is a subsidiary of LVMH, SA and L Capital is a private equity fund sponsored by LVMH, SA and, as a result, Sephora and L Capital are affiliates. The Company's decision to enter into a strategic alliance with Sephora was made independent of its relationship with L Capital and all arrangements with Sephora have been negotiated on an arms length basis.

      14.   Subsequent Events

Series F convertible preferred stock financing

In July of 2005, the Company raised $5.0 million in the form of series F convertible preferred stock through a private placement. During September 2005, the series F shareholders exchanged all of their shares of series F convertible preferred stock and all of the warrants issued in connection with the series F stock for shares of a newly created series H convertible preferred stock and new warrants.

Series G convertible preferred stock financing

In September of 2005, the Company raised an additional $10.775 million [gross] in the form of series G convertible preferred stock through a private placement. The series G holders have the right to convert each share of series G preferred stock into approximately 444 shares of common stock at $2.25 per share. In addition, the Company issued warrants to the series G holders that are exercisable for thirty percent (30%) of the number of shares of common stock issuable to series G holders upon conversion of their shares of series G preferred stock. The warrants are exercisable for five years from the date of issuance and have an exercise price equal to $2.70 per share.

The following statements are brief summaries of certain provisions relating to the series G convertible preferred stock.

General. The Certificate of Designation of the series G convertible preferred stock designates 12,000 shares of preferred stock as shares of series G convertible preferred stock ("series G convertible preferred").

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, the holders of the series G convertible preferred (together with the holders of the shares of series D convertible preferred stock and series H convertible preferred stock of the Company) will receive in preference to the holders of any other class or series of capital stock of the Company, a per share amount equal to the original purchase price of a share of series G convertible preferred, plus any accrued and unpaid dividends.

Dividends. 8% per annum dividends, when, as and if declared by the Company's board of directors, prior to any dividends being paid on the common stock of the Company except that from and after the date of a Public Transaction, such rate shall be 4% per annum. At the time of conversion of any series G convertible preferred into common stock, the holder of such series G convertible preferred shall be entitled to receive payment of all accrued and unpaid dividends thereon in the form of such number of additional shares of common stock equal to (a) the amount of such dividends, divided by (b) the then applicable conversion price of the series G convertible preferred.

Voting Rights. The series G convertible preferred will vote with the common stock as a class on an as converted basis.

Conversion Rights. The series G holders have the right to convert each share of its series G convertible preferred into approximately 444 shares of common stock ($2.25/share conversion price).

Mandatory Conversion. The series G convertible preferred will be automatically converted into common stock at such time as the shares of common stock into which the series G convertible preferred is converted (and/or exchanged) are registered for resale with the SEC.

Anti-Dilution Protection. Proportional adjustments of the series G convertible preferred conversion rate will be made for splits, combinations, stock dividends, recapitalizations and the like. Additionally, in the event that the Company shall issue any additional shares of common stock or common stock equivalents at a issuance price (or deemed issuance price) less than the then effective conversion price of the series G convertible preferred, the conversion price for the Series G convertible preferred shall be subject to a weighted-average anti-dilution adjustment.

Protective Provisions. Consent of the holders of a majority of the outstanding series G convertible preferred shall be required for the consummation of the Public Transaction or any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the series G convertible preferred.

Redemption. Each holder of series G convertible preferred shall have the right, but not the obligation, to require the Company to redeem any or all of such holder's series G convertible preferred upon the earliest to occur of: (i) the liquidation or dissolution of the Company, (ii) an IPO of the Company, (iii) the sale of all or substantially all the assets of the Company, (iv) a merger, consolidation or business combination of the Company (except for the Public Transaction) and (v) a change of control of the Company, and the Company shall have such right as long as the Series G Investors would receive 2x its original investment upon such redemption or in such other transaction.

Detachable Warrants. The Company issued warrants to the series G holders that are exercisable for the number of shares of common stock equal to thirty percent (30%) of the number of shares of common stock issuable to such Series G holders upon conversion of its shares series G convertible preferred. The warrants are exercisable for five (5) years from the date of issuance and will have an exercise price equal to 120% of the Conversion Price ($2.70 per share of Company common stock). The warrants do not confer upon holders thereof any voting, dividend or other rights as stockholders of the Company.

Series H convertible preferred stock financing

During September 2005, the series F shareholders exchanged all of their shares of series F convertible preferred stock and all of the warrants issued in connection with the series F stock for shares of a newly created series H convertible preferred stock and new warrants. The series H holders have the right to convert each share of series H convertible preferred stock into approximately 444 shares of ccommon stock at $2.25 per share. In addition, the Company issued warrants to the series H holders that are exercisable for thirty percent (30%) of the number of shares of common stock issuable to series H holders upon conversion of their series H preferred stock. The warrants will be exercisable for five years from the date of issuance and will have an exercise price equal to $2.70 per share.

The terms of the series H convertible preferred stock are identical to the terms of the series G convertible preferred stock except that for series H, dividends accrue as of July 7, 2005, the date when the series F convertible preferred stock investment was made. The warrants issued to the holders of the series H convertible preferred stock are also identical to the warrants issued to the series G holders.

The following statements are brief summaries of certain provisions relating to both the series H convertible preferred stock.

General. The Certificate of Designation of series H convertible preferred stock designates 5,000 shares of preferred stock as shares of series H convertible preferred stock ("series H convertible preferred stock").

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, the holders of the series H convertible preferred stock (together with the holders of the shares of series D convertible preferred stock and series G convertible preferred stock of the Company) will receive in preference to the holders of any other class or series of capital stock of the Company, a per share amount equal to the original purchase price of a share of series H convertible preferred stock, plus any accrued and unpaid dividends.

Dividends. 8% per annum dividends, when, as and if declared by the Company's board of directors, prior to any dividends being paid on the common stock of the Company except that from and after the date of a public transaction, such rate shall be 4%. At the time of any conversion of any series H convertible preferred stock into common stock, the holder of such series H convertible preferred stock shall be entitled to receive payment of all accrued and unpaid dividends thereon in the form of such number of additional shares of common stock equal to (a) the amount of such dividends, divided by (b) the then applicable conversion price of the series H convertible preferred stock.

Voting Rights. The series H convertible preferred stock will vote with the common stock as a class on an as converted basis.

Conversion Rights. The holders have the right to convert each share of its series H convertible preferred stock into approximately 444 shares of common stock ($2.25/share conversion price).

Mandatory Conversion. The series H convertible preferred stock will be automatically converted into common stock at such time as the shares of common stock into which the series H convertible preferred stock is converted (and/or exchanged) are registered for resale with the SEC.

Anti-Dilution Protection. Proportional adjustments of the series H convertible preferred stock conversion rate will be made for splits, combinations, stock dividends, recapitalizations and the like. Additionally, in the event that the Company shall issue any additional shares of common stock or common stock equivalents at a issuance price (or deemed issuance price) less than the then effective conversion price of the series H convertible preferred stock, the conversion price for the series H convertible preferred stock shall be subject to a weighted-average anti-dilution adjustment.

Protective Provisions. Consent of the holders of a majority of the outstanding series H convertible preferred stock shall be required for the consummation of the public transaction or any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the series H convertible preferred stock.

Redemption. Each holder of series H convertible preferred stock shall have the right, but not the obligation, to require the Company to redeem any or all of such holder's series H convertible preferred stock upon the earliest to occur of: (i) the liquidation or dissolution of the Company, (ii) an IPO of the Company, (iii) the sale of all or substantially all the assets of the Company,
(iv) a merger, consolidation or business combination of the Company (except for the Public Transaction) and (v) a change of control of the Company, and the Company shall have such right as long as the holder would receive 2x its original investment upon such redemption or in such other transaction.

Detachable Warrants. The Company issued to the holders of the series H convertible preferred stock, warrants exercisable for 666,667 shares in exchange for their existing warrants. The warrants are exercisable for 5 years from July 7, 2005 and have an exercise price equal to 120% of the conversion price ($2.70 per share of the Company's common stock). The warrants do not confer upon holders thereof any voting, dividend or other rights as stockholders of the Company.

In connection with these financings, the Company incurred a finder fee which the Company netted against the gross proceeds of the above financings. Further, the Company has agreed to increase prefunded interest into the escrow account which is held for the sole purpose of paying interest to TICC. The Company has agreed to pay $2.0 million of principal to TICC.

Public Transaction and Escrow Agreement

In the near term the Company and its shareholders expect to execute a definitive share exchange agreement, (the "Public Transaction"), with a to-be-named public company ("Newco") acceptable to the Company and the holders of the series H convertible preferred stock and series G convertible preferred stock. As a result, the Company would become a subsidiary of Newco and shareholders of the Company would receive shares of common stock of Newco in exchange for their equity in the Company. It is anticipated that this will be recorded as a reverse merger for accounting purposes.

At the closing of the Public Transaction, it is anticipated that the AAI Security holders that own any series of preferred stock, except Series E, will convert their shares into shares of Company common stock and subsequently receive newly issued shares of Newco stock. In addition, it is anticipated that the KCO note and L Capital senior subordinated debt will be converted into common stock of the Company, and subsequently exchanged for shares of Newco.

In September of 2005, the Company raised an additional $15 million in gross proceeds with the affiliates of North Sound Capital ("North Sound Investors"). These funds are currently in escrow and will be released from escrow upon the Company's completion of the public transaction described above and the finalization of the transaction documents with the North Sound investors.

The North Sound investment will be an investment directly into Newco and will be based upon a $2.50 per share price of AAI common stock and 30% warrant coverage with each warrant having an exercise price of $3.00 per share. The warrants to be issued to the North Sound Investors will be substantially the same as the series G warrants and the North Sound Investors will receive similar registration rights. The North Sound Investors will also have the right to approve the Public Transaction.

Leases

Beverly Hills Lease

On July 1, 2005, the Company entered into a lease agreement to extend the lease on the Beverly Hills facility. The termination date on this lease agreement is September 30, 2015 and the lease does not contain any future renewable option clauses. The lease contains a free rent provision for the first six months of the lease and also contains a landlord allowance in the amount of $.6 million that must be utilized by the Company by June 30, 2006. As a condition to the lease, the Company is required to put up a letter of credit with varying amounts for each year of the lease as a guarantee for future rental payments. The straight lined annual rental payment commitment is $.4 million per year.

Chevy Chase Lease

The Company entered into a lease agreement on a new facility in Chevy Chase, Maryland with a commencement date of April 1, 2006. The termination date on this lease agreement is March 31, 2021. Prior to payment of any tenant allowance, however, the Company must provide the landlord with a security deposit in the amount of $.6 million in the form of a letter of credit or cash. The straight lined annual rental payment commitment is $.3 million per year and the lease contains a percentage rent clause in the amount of 6% of the facility's revenue over the breakpoint of $4.4 million.

Merritt 7 Lease

The Company entered into a lease agreement on a new facility in Norwalk, Connecticut on October 5, 2005. The term of the lease is 10 years with a total square footage of 13,240. The commencement of the lease is anticipated for November 1, 2005 for the initial 5,740 square feet of space, with the remaining space being commenced on January 1, 2006. The Company has the option to renew the lease for an additional 5 years at a fair market rental rate. The Company is obligated for security deposits over the term of the lease. The security deposit terms are as follows:

         $680,595 through the 5th lease year;
         $453,730 through the 6th lease year;
         $340,279 through the seventh lease year; and $226,854 from the commencement of the eight lease year through the end of the lease.

Agreements

In September the Company entered into a non-binding letter of intent relating to a potential sale of the Company to another company in consideration for shares of the acquiring company. No assurance can be given that the sale will be consummated. The terms of the acquisition, if consummated would not constitute a change of control.

In October the Company entered into an agreement with Mandalay Integrated Media Entertainment, LLC, (MIME), whereby MIME will provide certain media consulting services in consideration for common shares of AAI.

Royalties

In August 2005 the Company executed an agreement for the exclusive rights to an ingredient to be used in the manufacture of a skin care line. In consideration for such rights the Company agreed to royalty payments of 2.5% of its sales to Sephora with minimum payments of $17,000, $250,000, and $312,000 for calendar years 2006, 2007 and 2008 respectively.

      15.  RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

Subsequent to the issuance of the 2005 consolidated financial statements, the Company has determined that an error in accounting causing an under accrual of accrued expenses relating to management fees and accrued bonus as of June 30, 2005 . The error resulted in an understatement of $1.7 million in each of (a) accrued expenses, accumulated deficit and total shareholders deficit on AAI's consolidated balance sheet at June 30, 2005 contained in the Financial Statements and (b) selling, general and administrative expenses, operating loss, loss before income tax provision, net loss and net loss applicable to common shareholders in KAAI's consolidated statement of operations for the year ended June 30, 2005 in the Financial Statements. As a result, the consolidated balance sheets as of June 30, 2005 and the related consolidated statements of operations, cash flows and stockholders' equity have been restated to correct for this change.

In addition, the Company has included additional adjustments amounting to $.1 million to be included in this restatement.

      The following tables summarize the effect of such restatement:

      Consolidated Balance Sheet as of June 30, 2005

                                                               TRUEYOU.COM, INC.
                                                     Condensed Consolidated Balance Sheets

--------------------------------------------------------------------------------------------------------------------------------
                                                                                      FOR THE YEARS ENDED JUNE 30,
                                                                            2005                                       2005
In thousands, except share and per share amounts                         As Reported             Adjustment        (As Restated)
--------------------------------------------------------------------------------------------------------------------------------
Assets:
       Current assets:
       Cash and cash equivalents                                    $        133                $      40             $     173
       Inventories                                                         2,120                     (143)                1,977
                                                                  --------------------------------------------------------------
       Total current assets                                                4,185                     (103)                4,082
       Total assets                                                 $     37,024                $    (103)            $  36,921
                                                                  ==============================================================

Liabilities and Shareholders' Deficit:

Liabilities:
       Current liabilities:
       Accrued expenses and other current liabilities                      8,209                    1,705                 9,914
                                                                  --------------------------------------------------------------
       Total current liabilities                                          21,630                    1,705                23,335
                                                                  --------------------------------------------------------------
       Total liabilities                                                  59,373                    1,705                61,078
                                                                  --------------------------------------------------------------
       Accumulated deficit                                               (37,933)                  (1,808)              (39,740)
                                                                  --------------------------------------------------------------
       Total shareholders' deficit                                       (22,349)                  (1,808)              (24,157)
                                                                  --------------------------------------------------------------
       Total liabilities and shareholders' deficit                  $     37,024                $    (103)            $  36,921
                                                                  ==============================================================


Consolidated Statement of Income for the year ended June 30, 2005


                                                                                 FOR YEARS ENDED JUNE 30
                                                                   2005                                          2005
In thousands, except share and per share amounts              (AS REPORTED)             ADJUSTMENT          (AS RESTATED)
------------------------------------------------------------------------------------------------------------------------
Cost of Revenue:
    Service                                                       13,572               143                      13,715
TOTAL COST OF REVENUE                                             16,458               143                      16,601
------------------------------------------------------------------------------------------------------------------------

Gross margin                                                      16,475              (143)                     16,332
------------------------------------------------------------------------------------------------------------------------

Selling, general and administrative expenses                      26,837             1,665                      28,502

Total operating expenses                                          30,562             1,665                      32,227
------------------------------------------------------------------------------------------------------------------------

Operating loss                                                   (14,087)           (1,808)                    (15,895)

Loss before income tax provision                                 (18,113)           (1,808)                    (19,921)

Net loss                                                         (18,113)           (1,808)                    (19,921)

Net loss applicable to common shareholders                  $    (19,513)      $    (1,808)                $   (21,321)
=========================================================================================================================

Basic and diluted loss per common share:                    $      (2.11)      $         -                 $     (2.30)
                                                          ===============================================================

Consolidated Statements of Cash Flows for the year June 30, 2005

-----------------------------------------------------------------------------------------------------------------
                                                                       FOR THE YEARS ENDED JUNE 30
                                                                2005                                  2005
In thousands                                               (As Reported)       Adjustment          (As Restated)
-----------------------------------------------------------------------------------------------------------------
Cash flows used in operating activities:
            Net loss                                     $     (18,113)       $    (1,808)         $    (19,921)
Changes in operating assets and liabilities:
            Inventories                                           (518)               143                  (375)
            Accrued expenses                                     1,845              1,705                 3,550
-----------------------------------------------------------------------------------------------------------------
            Net cash used in operating activities              (11,024)                40                10,984
-----------------------------------------------------------------------------------------------------------------

Increase in cash and cash equivalents                           (6,556)                40                (6,516)

Cash and cash equivalents - end of year                  $         133        $        40          $        173
=================================================================================================================


    The unaudited Financial Statements for Klinger Advanced Aesthetics, Inc.,
                       formerly Advanced Aesthetics Inc.,
       for the six months ended December 31, 2005 and December 31, 2004, and the accompanying notes thereto, as restated.

                        KLINGER ADVANCED AESTHETICS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                  (unaudited)

                                                                                                    AS OF
----------------------------------------------------------------------------------- ------------------- ------------------
                                                                                       DECEMBER 31,         JUNE 30,
                                                                                    ------------------- ------------------
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                                           2005               2005
                                                                                       (Unaudited)        (As Restated)
----------------------------------------------------------------------------------- ------------------- ------------------
ASSETS:
    CURRENT ASSETS:
    Cash and cash equivalents                                                       $          13,573   $             173
    Restricted cash, current portion                                                            2,270               1,228
    Inventories                                                                                 2,532               1,977
    Other current assets                                                                        1,387                 704
                                                                                    ------------------- ------------------
          TOTAL CURRENT ASSETS                                                                 19,762               4,082

    Property and equipment, net                                                                 8,385               6,561
    Other assets                                                                                  505                 392
    Deferred financing costs, net                                                                 329                 330
    Restricted cash, non-current portion                                                            -                 369
    Goodwill                                                                                   18,072              18,072
    Other intangibles, net                                                                      5,897               7,115
                                                                                    ------------------- ------------------
          TOTAL ASSETS                                                              $          52,950   $          36,921
                                                                                    =================== ==================

LIABILITIES AND SHAREHOLDERS' DEFICIT:

LIABILITIES:
    CURRENT LIABILITIES:
    Cash overdraft                                                                  $               -   $             163
    Accounts payable                                                                            3,475               3,632
    Accrued expenses and other current liabilities                                              9,120               9,914
    Deferred revenue                                                                            9,336               8,882
    Current portion of long term debt                                                               -                 744
                                                                                    ------------------- ------------------
          TOTAL CURRENT LIABILITIES                                                            21,931              23,335
    Senior debt (net of debt discount of $1.009 million and $1.164 million as of
      December 31, 2005 and June 30, 2005, respectively)                                        8,991               8,836
    KAAI senior subordinated debt (net of debt discount $1.234 million as of June
      30, 2005)                                                                                     -              12,066
    Other long term debt (net of current portion)                                               1,000               7,061
    Convertible securities                                                                     64,882                   -
    Other long term liabilities                                                                 9,384               9,780
                                                                                    ------------------- ------------------
          TOTAL LIABILITIES                                                                   106,188              61,078
                                                                                    ------------------- ------------------

SHAREHOLDERS' DEFICIT:
    KAAI Preferred stock,  series A, cumulative,  convertible,  redeemable,  par value $.001,  authorized  20,000 shares as of December 31, 2005 and June 30,
      2005;  issued and  outstanding  0 and 7,950 as of December 31, 2005 and June
      30, 2005, respectively                                                                        -               2,130


                                                                                                    AS OF
----------------------------------------------------------------------------------- ------------------- ------------------
                                                                                       DECEMBER 31,         JUNE 30,
                                                                                    ------------------- ------------------
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                                           2005               2005
                                                                                       (Unaudited)        (As Restated)
----------------------------------------------------------------------------------- ------------------- ------------------
    KAAI Preferred  stock,  series B, cumulative,  redeemable,  par value $.001, authorized  600,000 shares as of December 31, 2005 and June 30, 2005; issued and  outstanding  0 and 1,900  shares as of  December  31, 2005 and June 30,
      2005, respectively                                                                            -                 965
    KAAI Preferred  stock,  series C, cumulative,  redeemable,  par value $.001, authorized  20,000 shares as of December 31, 2005 and June 30, 2005;  issued and  outstanding  0 and 1,300  shares as of  December  31, 2005 and June 30,
      2005, respectively                                                                            -                 350
    KAAI Preferred  stock,  series D, cumulative,  redeemable,  par value $.001, authorized  8,200 shares as of December  31, 2005 and June 30, 2005;  issued and outstanding 0 and 8,200 shares as of December 31, 2005 and June 30, 2005
      respectively                                                                                  -               8,146
    KAAI Preferred stock, series E, preferred stock, par value $.001, authorized
      500 shares as of December 31, 2005 and June 30, 2005; issued and outstanding
      500 shares a of December 31, 2005 and June 30, 2005                                           -                 135
      KAAI common stock, par value $.01, authorized 70,000,000 ; issued and
      outstanding  9,268,609 shares, as of  June 30, 2005                                           -                  93
    TrueYou Common stock, par value $0.001,  authorized  20,000,000;  issued and outstanding 14,995,513 and 12,970,515, as of December 31, 2005 and June 30,
      2005, respectively                                                                           15                   -
    Additional paid-in capital                                                                  4,288               3,765
    Accumulated deficit                                                                       (57,541)            (39,741)
                                                                                    ------------------- ------------------

    Total shareholders' deficit                                                               (53,238)            (24,157)
                                                                                    ------------------- ------------------

    Total liabilities and shareholders' deficit                                     $          52,950   $          36,921
                                                                                    =================== ==================

The accompanying notes are an integral part of the consolidated financial statements




                                                 KLINGER ADVANCED AESTHETICS, INC.
                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                                            (unaudited)


                                                                 SIX MONTHS ENDED                   THREE MONTHS ENDED
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS           DECEMBER 31,     DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
------------------------------------------------           ------------     ------------      ------------      ------------
                                                               2005             2004              2005              2004
REVENUES:
   Service                                               $       11,954    $       12,190   $        6,091    $        6,557
   Retail                                                         3,364             3,847            1,462             1,773
                                                         ---------------   ---------------  ---------------   ---------------
TOTAL REVENUE                                                    15,318            16,037            7,553             8,330
COST OF REVENUE:
   Service                                                        6,860             6,940            3,472             3,517
   Retail                                                         1,360             1,426              572               683
                                                         ---------------   ---------------  ---------------   ---------------
TOTAL COST OF REVENUE                                             8,220             8,366            4,044             4,200

GROSS MARGIN                                                      7,098             7,671            3,509             4,130

Selling, general and administrative expenses                     16,798            14,176            9,693             7,755
Depreciation and amortization                                     2,268             1,818            1,159               947
                                                         ---------------   ---------------  ---------------   ---------------
TOTAL OPERATING EXPENSES                                         19,066            15,994           10,852             8,702

Operating loss                                                  (11,968)           (8,323)          (7,343)           (4,572)
Interest expense, net                                             2,999             1,910            1,995               983
                                                         ---------------   ---------------  ---------------   ---------------
Loss before income tax provision                                (14,967)          (10,233)          (9,338)           (5,555)

Income tax provision (benefit)                                        -                 -                -                 -
------------------------------------------------         ---------------   ---------------  ---------------   ---------------

NET LOSS                                                        (14,967)          (10,233)          (9,338)           (5,555)

Dividends on preferred stock                                        362               647             (101)              376
------------------------------------------------         ---------------   ---------------  ---------------   ---------------

Net loss applicable to common shareholders               $      (15,329)   $      (10,880)  $       (9,237)   $       (5,931)
================================================         ===============   ===============  ===============   ===============


Basic and diluted loss per common share:                 $        (1.02)   $        (1.17)  $        (0.62)   $        (0.64)
================================================         ===============   ===============  ===============   ===============

Weighted average common shares outstanding,
  basic and diluted                                          14,995,513         9,268,609       14,995,513         9,268,609
================================================         ===============   ===============  ===============   ===============

  The accompanying notes are an integral part of the consolidated financial statements




                                                KLINGER ADVANCED AESTHETICS, INC.
                                         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                                                            (unaudited)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                ADDITIONAL
                                                     PREFERRED STOCK          COMMON STOCK         PAID     ACCUMULATED
IN THOUSANDS, EXCEPT SHARE AMOUNTS                 SHARES      AMOUNT      SHARES      AMOUNT   IN CAPITAL    DEFICIT       TOTAL
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 2005 (AS RESTATED)              19,796      11,726   9,268,609  $     93  $   3,765   $   (39,741)   $  (24,157)
------------------------------------------------------------------------------------------------------------------------------------

Issuance of KAAI series G preferred stock           10,775   $  10,775                                                   $   10,775
Issuance of KAAI series H preferred stock            5,000       5,000                                                        5,000
Dividends Declared                                                                                 (463)                       (463)
Issuance costs related to KAAI series G
  preferred stock (allocated) $500k                                                                (340)                       (340)
Issuance costs related to KAAI series H
  preferred stock (allocated) $500k                                                                (160)                       (160)
Issuance costs related to KAAI series G
  preferred stock (allocated) $268k                                                                (182)                       (182)
Issuance costs related to KAAI series H
  preferred stock (allocated) $268k                                                                 (86)                        (86)
Issuance costs related to KAAI series G
  preferred stock                                                                                  (195)                       (195)
Beneficial Conversion associated with KAAI
  series G preferred stock                                                                        1,073        (1,073)            -
Beneficial Conversion associated with KAAI
  series H preferred stock                                                                          463          (463)            -
Warrant attributed to KAAI series G preferred
  stock                                                         (1,073)                           1,073
Warrant attributed to KAAI series H preferred
  stock                                                           (462)                             462
Reversal of June prior period adjustment                             -
Net loss for 3 months ended Oct 1, 2005                                                                        (5,732)       (5,732)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT OCTOBER 1, 2005 (AS RESTATED)            35,571   $  25,966   9,268,609  $     93  $   5,410   $   (47,009)   $  (15,541)
------------------------------------------------------------------------------------------------------------------------------------

Exchange of KAAI Series A preferred stock for
  TrueYou Series B Preferred Stock                  (7,950)     (2,130)                                                      (2,130)
Exchange of KAAI Series B preferred stock for
  TrueYou Series B Preferred Stock                  (1,900)       (965)                                                        (965)
Exchange of KAAI Series C preferred stock for
  TrueYou Series B Preferred Stock                  (1,300)       (350)                                                        (350)
Exchange of KAAI Series D preferred stock for
  TrueYou Series B Preferred Stock                  (8,146)     (8,146)                                                      (8,146)
Exchange of KAAI Series G preferred stock for
  TrueYou series C Preferred Stock                 (10,775)     (9,702)                                                      (9,702)
Exchange of KAAI Series H preferred stock for
  TrueYou series C Preferred Stock                  (5,000)     (4,538)                                                      (4,538)
Elimination of KAAI Series E preferred stock          (500)       (135)                            135                            -
Beneficial Conversion associated with TrueYou
  Series D Preferred Stock                                                                         1295        (1,295)            -
Exchange  of KAAI common stock for TrueYou
  series B Preferred Stock                                              (9,268,609)      (93)                                   (93)
Recognition of Common Stock of TrueYou                                  14,995,513        15                                     15
Elimination of TrueYou accumulated deficit                                                        3,348                       3,348
Reclassification of TrueYou additional paid in
  capital                                                                                        (3,323)                     (3,323)
Issuance costs related to TrueYou Series D
  Preferred Stock                                                                                  (257)                       (257)
Stock based compensation expense                                                                    150                         150
Warrant attributed to TrueYou Series D Preferred
  Stock                                                                                           1,295                       1,295
Classification of KAAI series B warrants as
  liabilities                                                                                      (935)                       (935)
Classification of KAAI series G warrants as
  liabilities                                                                                    (1,073)                     (1,073)
Classification of KAAI series H warrants as
  liabilities                                                                                      (462)                       (462)
Classification of KAAI series D warrants as
  liabilities                                                                                    (1,295)                     (1,295)
Forfeiture of dividends net of dividends accrued                                                                  101           101
Net loss for the three months ended 12/31/05                                                                   (9,338)       (9,338)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2005                             -   $       -  14,995,513  $     15  $   4,288   $   (57,541)   $  (53,238)
------------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements




                                                  KLINGER ADVANCED AESTHETICS, INC.
                                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (unaudited)


                                                                                          SIX MONTHS ENDED
----------------------------------------------------------------------------------------------------------------------
IN THOUSANDS                                                                      DECEMBER 31,        DECEMBER 31,
                                                                                      2005                2004
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS USED IN OPERATING ACTIVITIES:
    Net loss                                                                    $(14,967)          $(10,232)
    Adjustments to reconcile net loss to net cash used
      in operating activities:
    Depreciation and amortization                                                  2,268                845
    Stock based compensation expense                                                 150                  -
    Non-cash interest expense                                                      1,389                  9
CHANGES IN OPERATING ASSETS AND LIABILITIES:
    Inventories                                                                     (558)              (407)
    Other current assets                                                            (641)              (542)
    Other assets                                                                    (113)              (637)
    Accounts payable                                                                (158)             1,176
    Accrued expenses                                                                 379              3,838
    Deferred revenue                                                                 454                897
-------------------------------------------------------------------------------------------------------------
        NET CASH USED IN OPERATING ACTIVITIES                                    (11,797)            (5,053)
-------------------------------------------------------------------------------------------------------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
    Capital expenditures                                                          (2,837)              (890)
    Purchase of intangible asset                                                     (38)                23
-------------------------------------------------------------------------------------------------------------
        NET CASH USED IN INVESTING ACTIVITIES                                     (2,875)              (867)
-------------------------------------------------------------------------------------------------------------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
    Cash overdraft                                                                  (163)                 -
    Restricted cash                                                                 (673)               304
    Proceeds of Issuance of long term debt net of deferred financing costs             -               (247)
    Proceeds of issuance of debt                                                       -              1,010
    Other long-term liabilities                                                     (370)                 -
    Proceeds of issuance of TrueYou Series D Preferred Stock                      15,221                  -
    Proceeds of issuance of KAAI Series G preferred stock                         10,203                  -
    Repayment of Sellers Note                                                       (900)                 -
    Proceeds of issuance of KAAI Series F preferred stock                          4,754                  -
-------------------------------------------------------------------------------------------------------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                                 28,072              1,067
-------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents                                  13,400             (4,853)
Cash and cash equivalents - beginning of period                                      173              6,689
Cash and cash equivalents - end of period                                       $ 13,573              1,836
SUPPLEMENTAL CASH FLOW INFORMATION
    NON-CASH FINANCING ACTIVITIES:
      Preferred stock dividends, net of preferred stock forfeitures             $    365           $    700
      Reclassification of preferred stock into convertible securities           $ 11,726           $      -
      Beneficial conversion feature on preferred stock                          $  2,830           $      -
      Exchange of KAAI Common Stock for TrueYou Series B Preferred Stock        $     93           $      -
      Exchange of KAAI accrued dividends for TrueYou Series B Preferred Stock   $    464           $      -
      Exchange of KAAI long term debt for TrueYou Series B Preferred Stock      $ 19,205           $      -
      Exchange of KAAI accrued interest for  TrueYou Series B Preferred Stock   $  1,598           $      -
      Classification of KAAI warrants issued with KAAI preferred stock as       $  3,765           $      -
        liabilities

  The accompanying notes are an integral part of the consolidated financial statements

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

         Unless otherwise indicated: references to "TrueYou" refer to TrueYou.Com, Inc.; references to "KAAI" refer to Klinger Advanced Aesthetics, Inc. and its consolidated subsidiaries; references to the "Company," "we," "our," and "us" refer to TrueYou.Com, Inc. and its consolidated subsidiaries (including KAAI); and the terms "fiscal quarter" and "three months" in this Quarterly Report on Form 10-Q refer to the quarter ended December 31, 2005.

1.       BUSINESS AND BASIS OF PRESENTATION

         We offer both cosmetic services and medical procedures to customers under one delivery system and bring cosmetic surgery, cosmetic dentistry and dermatology, and salon and spa services together under a single brand, giving clients access to top service providers, unique treatments and predictable results in a state of the art environment. We co-brand our trade name with the trade names of the salons and spas that we acquired. Our salons and spas share certain corporate resources such as senior management and administrative services. As of December 31, 2005 the Company had 576 employees.

         KAAI is the operating subsidiary of TrueYou. The consolidated financial statements presented herein pertain to the Company and its subsidiaries
(including KAAI) on a consolidated basis and all significant intercompany accounts and transactions have been eliminated in consolidation.

         The accompanying consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission") for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation and should be read in conjunction with KAAI's audited consolidated financial statements and related footnotes thereto for the fiscal year ended June 30, 2005 included in the Company's Current Report on Form 8-K/A, filed with the Commission on February 21, 2006.

         The consolidated balance sheet of the Company as of June 30, 2005 was derived from audited consolidated financial statements. The consolidated financial statements presented in this quarterly report are unaudited but include all adjustments that are of a normal recurring nature that management considers necessary for the fair statement of the results for the interim periods. Results for interim periods are not necessarily indicative of results for the full fiscal year.

Share Exchange Agreement:

         On December 20, 2005, the Company entered into a Share Exchange Agreement (the "Share Exchange Agreement") with KAAI and securityholders of KAAI (the "KAAI Securityholders") pursuant to which KAAI Securityholders received newly issued securities of TrueYou in exchange for their securities of KAAI.

         KAAI was formed under the name Advanced Aesthetics, Inc. in 2003 by principals of Kidd & Company, LLC ("KCO"), a Greenwich, Connecticut based principal investment firm. On January 9, 2006, Advanced Aesthetics, Inc. changed its name to Klinger Advanced Aesthetics, Inc.

Revenue Recognition:

         The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104 (SAB 104 "Revenue Recognition") at the time the customer either receives services or takes possession of merchandise and pays for such service or merchandise with cash, check, gift card or a credit card.

         When the Company receives payment from customers before the services have been performed or the customer has taken possession of the merchandise, which principally relates to the sale of gift cards, the amount received is recorded as deferred revenue on the Company's consolidated balance sheet. The liability remains on the balance sheet until the earlier of redemption, escheatment or 36 months. It is the Company's and its predecessors' historical experience that the likelihood of redemption after 36 months is remote. After 36 months, 80% of the remaining liability is relieved and recognized as revenue. After 48 months, an additional 10% of the remaining liability is relieved and recognized as revenue. After 60 months, the last 10% of the remaining liability is relieved and recognized as revenue. For the six month periods ended December 31, 2005 and 2004, the Company included $0.4 million and $0.0, respectively, in income related to unredeemed gift cards.

Cost of Revenue:

         Cost of sales for services include salaries associated with employees that are directly related to providing various services to clients. These services include hair cuts, hair coloring, facials, medical procedures, waxing, massages, pedicures and manicures. In addition, the cost of products utilized as part of the service is also included in cost of revenues.

         Product costs are determined by utilizing the cost that the product was acquired for from various vendors and manufacturers on a first-in first-out
(FIFO) basis. Significant changes in product costs, product pricing, revenue mix, shrinkage and vendor allowances and rebates could have a material impact on our gross margin.

Property & Equipment:

         Property and equipment are carried at cost, less accumulated depreciation and amortization. Property, equipment and improvements to leased premises are depreciated using the straight-line method over the estimated useful lives of the assets or when applicable, the term of the lease, whichever is shorter. Estimated useful lives generally range from 5 to 15 years for leasehold improvements and 3 to 7 years for fixtures and equipment. Repair and maintenance expenses, which do not improve or extend the life of the respective assets, are charged directly to expense as incurred. The Company maintains a policy to capitalize all property and equipment purchases in excess of $1,000. The assets and related depreciation and amortization accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations. Fully depreciated assets remain in the accounts until retired from service.

         The Company capitalizes both internal and external costs of developing or obtaining computer software for internal use. Costs incurred to develop internal-use software during the application development stage are capitalized, while data conversion, training and maintenance costs associated with internal-use software are expensed as incurred. Amortization expense related to capitalized software is determined based on an estimated useful life of five or seven years.

Goodwill:

         Goodwill is tested for impairment annually or more frequently in accordance with the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Fair values are estimated based on the Company's best estimate of the expected present value of future cash flows and compared with the corresponding carrying value of the reporting unit, including goodwill. The Company considers its facilities to be reporting units when it tests for goodwill impairment because that is where the Company believes goodwill naturally resides. The Company tested for goodwill at June 30, 2005 and determined that the estimated fair value of the reporting units exceeded their carrying amounts, indicating no impairment of goodwill. A similar review will be conducted annually in June, or more frequently if indicators of potential impairment exist.

         The Company's impairment review process is based on a discounted future cash flow approach that uses estimates of revenues for the reporting units, driven by assumed growth rates, estimated future gross margin and expense rates, as well as acquisition integration and maturation, and appropriate discount rates. These estimates are consistent with the plans and estimates that are used to manage the underlying businesses. Charges for impairment of goodwill for a reporting unit may be incurred in the future if the reporting unit fails to achieve its assumed revenue growth rates or assumed gross margin, or if interest rates increase significantly.

Recently Issued Accounting Pronouncements:

         In October 2005, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") 13-1, "Accounting for Rental Costs Incurred during the Construction Period." FSP 13-1 requires rental costs associated with ground or building operating leases that are incurred during a construction period be recognized as rental expense. FSP 13-1 becomes effective for the first reporting period beginning after December 15, 2005. KAAI is assessing the impact of the adoption of FSP 13-1 on the Company's consolidated financial statements commencing in the quarter ending March 31, 2006.

         In June 2005, the FASB's Emerging Issues Task Force reached a consensus on Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination." EITF 05-6 requires leasehold improvements purchased after the beginning of the initial lease term to be amortized over the shorter of the assets' useful life or a term that includes the original lease term plus any renewals that are reasonably assured at the date the leasehold improvements are purchased. This guidance was effective for reporting periods beginning after June 29, 2005. The adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

2.       SHAREHOLDERS DEFICIT

         On December 20, 2005, TrueYou consummated the Share Exchange Agreement with KAAI and the KAAI Securityholders. Under the terms of the Share Exchange Agreement, TrueYou issued to the KAAI Securityholders: (i) 27,926.4689 newly issued shares of Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"), each of which is convertible into 10,000 shares of TrueYou's Common Stock, par value $0.001 per share ("Common Stock"),
(ii) 8,452.0222 newly issued shares of Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock"), each of which is convertible into 10,000 shares of Common Stock and (iii) newly issued warrants to purchase 3,969.0363 shares of Series B Preferred Stock.

         Under the terms of the Share Exchange Agreement, the outstanding shares of series A preferred stock, series B preferred stock, series C preferred stock and series D preferred stock of KAAI, the outstanding senior subordinated debt, other long term debt, accrued interest on the other long term debt and certain accrued dividends, which immediately prior to the consummation of the Share Exchange Agreement were converted into KAAI's common stock, were exchanged for Series B Preferred Stock of the Company. The outstanding shares of series G preferred stock and series H preferred stock of KAAI were exchanged for Series C Preferred Stock of the Company.

         The following table reflects the amounts of KAAI securities that were converted into common stock of KAAI and subsequently exchanged for securities of the Company under the Share Exchange Agreement:

(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------------------------------
Securities exchanged for Series B Convertible Preferred Stock of the Company
       Note payable, Kidd & Company                                                    $        5,905
       Accrued Interest on note payable                                                         1,598
       Senior subordinated debt (gross)                                                        13,300
       KAAI Common Stock                                                                           93
       KAAI series A convertible preferred stock                                                2,130
       KAAI series B convertible preferred stock                                                  965
       KAAI series C convertible preferred stock                                                  350
       KAAI series D convertible preferred stock                                                8,146
       Accrued preferred dividends on KAAI preferred stock                                        464
--------------------------------------------------------------------------------------------------------
Subtotal of securities exchanged for Series B Preferred Stock of the Company           $       32,951
--------------------------------------------------------------------------------------------------------

Securities exchanged for Series C Preferred Stock of the Company
       KAAI series G redeemable convertible preferred stock                            $        9,702
       KAAI series H redeemable convertible preferred stock                                     4,538
--------------------------------------------------------------------------------------------------------
Total securities exchanged for Series C Preferred Stock of the Company                 $       14,240
--------------------------------------------------------------------------------------------------------

         On December 22, 2005, affiliates of North Sound Capital LLC and Valesco Capital Management LP invested $15.3 million in exchange for 1,530 newly issued shares of our Series D Convertible Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock" and together with the Series B Preferred Stock and the Series C Preferred Stock, the "Preferred Stock"). Issuance costs associated with the round of financing amounted to approximately $0.4 million. The Company also issued warrants to purchase shares of Series B Preferred Stock with the Series D Preferred Stock, which were valued using the Black Scholes option pricing model using the following assumptions: risk free rate of return - 4.36; term - 5 years; volatility - 30%; dividend yield - 0.0%. The value ascribed to the warrant was $1,295 and was recorded as a reduction to the Preferred Stock. As a result of the value being allocated to the warrants, a beneficial conversion feature resulted on the Series D Preferred Stock. This additional amount to Series D Preferred Stock shareholding, amounting to $1,295, was recorded as an increase in additional paid in capital and an increase in accumulated deficit.

         The shares of Series B Preferred Stock will automatically convert into Common Stock after the Company amends it Certificate of Incorporation in order to increase the number of shares of Common Stock it is authorized to issue. Subject to certain restrictions, the shares of Series C Preferred Stock and Series D Preferred Stock will automatically convert into Common Stock upon the consummation of an underwritten public offering with gross proceeds to us of not less than $30 million.

         Since the Company does not have sufficient number of authorized shares of Common Stock to allow for the conversion of the Preferred Stock into Common Stock or the exercise of warrants for Series

B Preferred Stock that may ultimately be converted into Common Stock, in accordance with EITF 00-19, the Company has reclassified these instruments to liabilities.

         As a result of value being allocated to the warrants, a beneficial conversion feature resulted on the new Series D Preferred Stock. This additional yield to Series D Preferred Stock shareholders amounting to $1,295 was recorded as an increase to additional paid in capital and an increase to accumulated deficit.

         The following table shows the effect of reclassifying the Preferred Stock and warrants:

(AMOUNTS IN THOUSANDS)
Series B Preferred Stock of the Company                    $     32,951
Series C Preferred Stock of the Company                          14,240
Series D Preferred Stock of the Company                          13,926

Warrants to purchase Series B Preferred Stock issued to
the holders of Series B Preferred Stock                             935
Warrants to purchase Series B Preferred Stock issued to
the holders of Series C Preferred Stock                           1,535
Warrants to purchase Series B Preferred Stock issued to
the holders of Series D Preferred Stock                           1,295
                                                           --------------

   Amount reclassified to convertible securities in the
   liabilities section of the balance sheet                $     64,882
                                                           --------------

         The rights and preferences of the new Preferred Stock are as follows:

Dividends:
----------

         The holders of Series B Preferred Stock have rights to receive dividends out of funds legally available when and as declared by the board of directors and are non-cumulative. The holders of the Series C Preferred Stock have the right to receive out of funds legally available cumulative dividends at a rate of 4% of the original issue price plus any accrued but unpaid dividends, whether or not declared by the Board of Directors. Upon conversion of the Series C Preferred Stock to Common Stock, each holder is entitled to receive payment of the accrued dividends, however, no payment may be made to holders of the Series C Preferred Stock unless dividends accrued on the Series D Preferred Stock are paid. The holders of the Series D Preferred Stock are entitled to receive out of funds legally available cumulative dividends at a rate equal to 4% of the liquidation preference of Series D Preferred Stock. Dividends on Series D Preferred Stock are to be payable out of legally available funds in cash or shares of Common Stock on a semi annual basis on June 30 and December 31, commencing on June 30, 2006.

         In the event that the Company declares or pays dividends on the Common Stock, the Company must also declare or pay dividends on the Series B Preferred Stock in an amount equal to the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred Stock had all of the outstanding Series B Preferred Stock been converted immediately prior to the record date for such dividend.

Voting:
-------

         Each class of Preferred Stock may vote on certain matters as a class as defined in the Company's Certificate of Incorporation. The Preferred Stock votes with the Common Stock as a class on an as-converted to Common Stock basis. In addition, the number of shares of our Series D Preferred Stock that shall be entitled to such voting rights is limited to the extent necessary to ensure that, following such conversion, the number of shares of our Common Stock then beneficially owned by each holder and any holder and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder's for purposes of the Securities and Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of shares of our Common Stock then outstanding. Consent of the holders of at least 75% of the outstanding Series D Preferred Stock and more than 50% of the outstanding Series C Preferred Stock is required for the Company to take certain actions which could adversely affect the rights of the holders of the Series D Preferred Stock and Series C Preferred Stock, respectively.

Liquidation preference:
-----------------------

         In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock and Series D Preferred Stock are entitled to receive amounts in preference to the Series B Preferred Stock and Common Stock equal to $1,916.62 and $10,000, per share, respectively, plus any dividends accrued thereon. In addition, after the preference payments are made to the holders of Series C Preferred Stock and Series D Preferred Stock, if there are remaining assets of the Company legally available for distribution, the holders of the Series C Preferred Stock and Series D Preferred Stock are entitled to receive a pro-rata portion pari passu with the Series B Preferred Stock and Common Shareholders.

Conversion:
-----------

         Upon the amendment of our Certificate of Incorporation to increase the number of shares of our Common Stock (the "Authorized Shares Increase"), each share of Series B Preferred Stock will convert into 10,000 shares of Common Stock, subject to adjustment for stock split and other events.

         Each share of Series C Preferred Stock is convertible at the option of the holder thereof, at such time as we shall have effected the Authorized Share Increase, into 10,000 shares of Common Stock, subject to adjustment for stock split and other events. Each share of Series D Preferred Stock is convertible at the option of the holder thereof, at any time following such time as we shall have effected the Authorized Share Increase, into approximately 52,175 shares of Common Stock, subject to adjustment for stock split and other events. At such time as (i) we shall have effected the Authorized Share Increase, (ii) the shares of Common Stock issuable upon conversion of the Series C Preferred Stock are registered for resale on Form S-1 or other applicable registration statement with the Securities and Exchange Commission which registration statement shall have been declared effective by the SEC or such shares may be sold without restrictions pursuant to Rule 144(k) promulgated by the SEC, and (iii) we shall have closed a sale of Common Stock by the Company in an underwritten public offering in which the aggregate gross proceeds of the offering to the Company are at least $30,000,000, each outstanding share of Series C Preferred Stock and Series D Preferred Stock shall automatically convert into shares of Common Stock.

Redemption:
-----------

         Upon a change in control of the Company, each holder of the Series C Preferred Stock and Series D Preferred Stock is entitled, at its option, to convert its shares into Common Stock, or receive payment equal to either 100% of the liquidation preference or the fair value of the Common Stock into which it may be converted into.

         In addition, upon the Company's refusal to convert any shares of Series D Preferred Stock, the holders of Series D Preferred Stock are entitled to redeem their shares for an amount equal to 100% of the liquidation preference plus all accrued and unpaid dividends.

         The warrants issued to holders of series G and H convertible preferred stock of KAAI (which have been converted into common stock and subsequently exchanged for Series D Preferred Stock of the Company) and to the holders of Series C Preferred Stock were valued using the Black Scholes method. The risk free rates used were 3.83%, 3.99%, and 4.36% for warrants issued to holders of KAAI's series G and H preferred stock and the holders of Series C Preferred Stock of the Company, respectively. Five year terms and 30% volatility were used for each of the warrant valuations.

3.       LOSS PER SHARE

         Pursuant to the Share Exchange Agreement, the holders of the KAAI's series A, series B, series C and series D preferred stock converted their securities into KAAI's common stock and subsequently exchanged their common stock for the Company's Series B Preferred Stock. The holders of KAAI's series G and series H preferred stock exchanged their stock for the Company's Series C Preferred Stock. Since there are not sufficient shares of Common Stock authorized to allow for the conversion of the Company's outstanding Preferred Stock, these shares have been excluded from the earnings per share calculation. If there were sufficient shares of authorized Common Stock available for the conversion of the Preferred Stock, each security would be evaluated to determine if the security or note is dilutive or anti-dilutive. In each case, each security is evaluated to determine if the security or note is dilutive or anti-dilutive. If the security is to be deemed anti-dilutive, it is excluded from the computation for diluted loss per common share. A total of 35,071 equivalent shares related to convertible securities were considered anti-dilutive, due to the Company having a net loss applicable to common shareholders for the three and six months ended December 31, 2005 and were therefore excluded from the loss per common share calculation. Stock options and warrants with exercise prices greater than the average market value of the Company's Common Stock are also excluded from the computation of dilutive loss per common share. The Company did not issue any options or warrants during the period ended December 31, 2005.

4.       LONG TERM DEBT AND LIABILITIES

         The  table  below   consists  of  the  Company's  long  term  debt  and
liabilities as of December 31, 2005 and June 30, 2005.

                                                         MATURITY      INTEREST RATE %     DECEMBER 31,      JUNE 30,
(AMOUNTS IN THOUSANDS)                                     DATES                               2005            2005
--------------------------------------------------------------------------------------------------------------------------
Senior debt                                              3/31/2009           12%          $       8,991   $       8,836
Senior subordinated debt, net of debt discount           11/4/2010           10%                      -          12,066
Other long term debt
     Note payable                                        7/1/2010           6%-12%                    -           5,905
     Seller notes payable                                 Varies            5%-15%                1,000           1,900
Other long term liabilities
     Long term licensing obligation                      12/1/2008            6%                  4,185           4,555
     Capital lease obligations                            Varies              6%                    199             225
Deferred liability
     Sephora                                            12/31/2010                                5,000           5,000
--------------------------------------------------------------------------------------------------------------------------
Long term debt                                                                            $      19,375   $      38,487
==========================================================================================================================

         The note payable to KCO of $5,905 along with accrued interest thereon of $1,598 was converted into KAAI's common stock, which was subsequently exchanged for Series B Preferred Stock. In addition, the senior subordinated note payable to L Capital for $13,300 was converted into KAAI's common stock and subsequently exchanged for Series B Preferred Stock. The unamortized discount on the senior subordinated debt in the amount of $1,234 was recognized as interest expense immediately upon conversion of the debt. The Company repaid a seller note during the six months ended December 31, 2005 in the amount of $900.

         As of December 31, 2005, the Company was in violation of certain financial covenants under the senior debt agreement for which the Company received a waiver and amendment (See Note 6).

5.       RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

         Subsequent to the issuance of the consolidated financial statements for the quarter ended October 1, 2005, the Company has determined that an error in accounting causing an under accrual of accrued expenses relating to management fees and the 2005 accrued bonus. While reviewing the Company's accruals for the quarter ended December 31, 2005, the Company's management discovered that former members of the Company's accounting staff booked certain non payroll related accruals to the payroll accrual. Specifically, they incorrectly credited accrued payroll for management fees that were payable to Kidd and Company, LLC and FCPR L Capital. For the fiscal year ending June 30, 2005, the aggregate accrual for such management fees was approximately $1.3 million. In addition, a certain management bonus was correctly charged as an expense and then accrued to accrued payroll. While reviewing the accrued payroll account, members of the new accounting staff who were retained by the Company, ascertained the amount that should be considered accrued payroll by calculating the amount of payroll that was owed to employees from the last pay date through the end of the fiscal period. The accountants then reversed the accrued amount for management fees and accrued bonuses. The combined errors resulted in an understatement of $1.7 million  in  each  of  (a)  accrued  expenses,  accumulated  deficit  and  total shareholders deficit on KAAI's consolidated balance sheet at June 30, 2005 contained in the Audited 2005 Financial Statements and (b) selling, general and administrative expenses, operating loss, loss before income tax provision, net loss and net loss applicable to common shareholders in KAAI's consolidated statement of operations for the year ended June 30, 2005 in the Audited 2005 Financial Statements. As a result, the consolidated balance sheets as of June 30, 2005 and October 1, 2005 and the related consolidated statements of operations, cash flows and stockholders' equity have been restated to correct for this change.

         In addition, the Company has included additional adjustments amounting to $.1 million to be included in this restatement.

         The following tables summarize the effect of such restatement:

Consolidated Balance Sheet as of June 30, 2005

---------------------------------------------------------------------------------------------------------------------
                                                                            FOR THE YEARS ENDED JUNE 30,
                                                                       2005                               2005
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                   AS REPORTED       ADJUSTMENT      (AS RESTATED)
---------------------------------------------------------------------------------------------------------------------

Assets:
                Current assets:
                Cash and cash equivalents                        $           133   $            40  $          173
                Inventories                                                2,120              (143)          1,977
                                                                 ----------------------------------------------------
                     Total current assets                                  4,185              (103)          4,082

                     Total assets                                $        37,024   $          (103) $       36,921
                                                                 ====================================================




                                      F-42

---------------------------------------------------------------------------------------------------------------------
                                                                            FOR THE YEARS ENDED JUNE 30,
                                                                       2005                               2005
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                   AS REPORTED       ADJUSTMENT      (AS RESTATED)
---------------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Deficit:

Liabilities:
                 Current liabilities:
                 Accrued expenses and other current liabilities            8,209             1,705           9,914
                                                                 ----------------------------------------------------
                      Total current liabilities                           21,630             1,705          23,335
                                                                 ----------------------------------------------------

                      Total liabilities                                   59,373             1,705          61,078
                                                                 ----------------------------------------------------

                 Accumulated deficit                                     (37,933)           (1,808)         (39,740)
                                                                 ----------------------------------------------------
                 Total shareholders' deficit                             (22,349)           (1,808)         (24,157)
                                                                 ----------------------------------------------------
                 Total liabilities and shareholders' deficit     $        37,024   $          (103) $        36,921
                                                                 ====================================================

Consolidated Statement of Operations for the year ended June 30, 2005

                                                                       2005                               2005
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                  (AS REPORTED)      ADJUSTMENT      (AS RESTATED)
--------------------------------------------------------------------------------------------------------------------
Cost of Revenue:
    Service                                                             13,572               143           13,715
TOTAL COST OF REVENUE                                                   16,458               143           16,601
--------------------------------------------------------------------------------------------------------------------

Gross margin                                                            16,475              (143)          16,332
--------------------------------------------------------------------------------------------------------------------

Selling, general and administrative expenses                            26,837             1,665           28,502

Total operating expenses                                                30,562             1,665           32,227
--------------------------------------------------------------------------------------------------------------------

Operating loss                                                         (14,087)           (1,808)         (15,895)

Loss before income tax provision                                       (18,113)           (1,808)         (19,921)

Net loss                                                               (18,113)           (1,808)         (19,921)

Net loss applicable to common shareholders                       $     (19,513)    $      (1,808)   $     (21,321)
====================================================================================================================

Basic and diluted loss per common share:                         $       (2.11)    $           -    $       (2.30)
                                                                 ====================================================

Consolidated Statements of Cash Flows for the year June 30, 2005

                                                                              FOR THE YEAR ENDED JUNE 30
                                                                       2005                               2005
IN THOUSANDS                                                      (AS REPORTED)      ADJUSTMENT      (AS RESTATED)
---------------------------------------------------------------------------------------------------------------------

Cash flows used in operating activities:
              Net loss                                           $      (18,113)   $       (1,808)  $      (19,921)
Changes in operating assets and liabilities:
              Inventories                                                  (518)              143             (375)
              Accrued expenses                                            1,845             1,705            3,550
---------------------------------------------------------------------------------------------------------------------
              Net cash used in operating activities                     (11,024)               40          (10,984)
---------------------------------------------------------------------------------------------------------------------

Increase in cash and cash equivalents                                    (6,556)               40           (6,516)

Cash and cash equivalents - end of year                          $          133    $           40   $          173
=====================================================================================================================

         Additionally, the Company has reduced it stockholders' equity as of June 30, 2005 by $1,808 million.

Subsequent to the issuance of the first quarter ended October 1, 2005 consolidated financial statements, the Company has determined that an error in accounting caused an under accrual of accrued expenses relating to the June 30, 2005 accrued bonus that resulted in a restatement of those financial statements. The error resulted in an understatement of $1.8 million in accrued expenses, accumulated deficit and total shareholders deficit on KAAI's consolidated balance sheet at October 1, 2005 contained in the Financial Statements. As a result, the accompanying consolidated balance sheets as of October 1, 2005 have been restated to correct for this change.

The following table summarizes the effect of such restatement:

Consolidated Balance Sheet as of October 1, 2005

                                                                          FOR THE QUARTER ENDED OCTOBER 1,
                                                                       2005                               2005
IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS                  (AS REPORTED)      ADJUSTMENT      (AS RESTATED)
---------------------------------------------------------------------------------------------------------------------
Liabilities:
---------------------------------------------------------------------------------------------------------------------
                 Accrued expenses and other current liabilities            7,860            (1,809)           9,669
                                                                 ----------------------------------------------------
                    Total current liabilities                             23,275            (1,809)          25,084
                                                                 ----------------------------------------------------
                 Total liabilities                                        59,656            (1,809)          61,465
                                                                 ----------------------------------------------------

                 Accumulated deficit                                     (45,200)           (1,809)         (46,639)

                 Total shareholders' deficit                             (13,372)           (1,809)         (15,541)
                                                                 ====================================================

Additionally, the Company increased it stockholders' deficit as of October 1, 2005 by $1.8 million due to the prior effect of the June 30, 2005 restatements.

6.       SUBSEQUENT EVENTS

         On January 9, 2006, Advanced Aesthetics, Inc. changed its name to Klinger Advanced Aesthetics, Inc.

         In December 2004 KAAI entered into a Services and Licensing Agreement with Johns Hopkins Medicine ("Johns Hopkins"), acting through Johns Hopkins Health System Corporation, and the Johns Hopkins University. This agreement was subject to the satisfaction of certain conditions precedent, which we had to satisfy by October 31, 2005. On November 10, 2005, the period by which we are required to satisfy the conditions precedent was extended to December 31, 2005. On January 3, 2006, the parties extended such period until March 31, 2006. Under the Agreement, Johns Hopkins agreed to provide the following services to us: (i) investigate current methods for skin care parameter testing at the point of sale; (ii) develop acceptable methods to measure the condition of clients' skin,
(iii) create a new testing  methodology to validate skin care product  efficacy,
(iv) oversee the ongoing testing of skin care products using the Johns Hopkins testing standards and (v) oversee the testing of 15 of our skin care products using the agreed upon testing standards. The term of the agreement is 5 years after the satisfaction of the conditions precedent.

         Subsequent to the quarter ended December 31, 2005, we entered into an Amendment and Consent dated February 21, 2005 (the "Amendment and Consent") with Technology Investment Capital Corp. ("TICC" ), which provided for amendments to the following financial covenants to which we are subject through the end of fiscal year 2007: Minimum Consolidated EBITDA, Consolidated Total Debt to Consolidated EBITDA, Consolidated Senior Debt Ratio, Minimum Unit EBITDAR, Minimum Unit Fixed Charge Ratio, and Minimum Unrestricted Cash Balance. The new covenants are substantially lower than the covenants set forth in our prior agreement with TICC and as such we believe they are achievable. In consideration for the Amendment and Consent, we were required to increase our escrow account for TICC interest payment by $1.0 million to cover interest payments through the end of fiscal year 2007.

         We have developed a skin care line of products called Cosmedicine, which has been tested for safety and efficacy by Johns Hopkins. We launched the products in February 2006 for exclusive distribution in Sephora USA, Inc. ("Sephora") stores and the Company's own facilities.

             Audited Financial Statements of Georgette Klinger, Inc.
                       and the accompanying notes thereto.

             For the period from July 1, 2003 through April 22, 2004

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Georgette Klinger, Inc.:

We have audited the statement of operations and cash flow statement of Georgette Klinger, Inc. (the "Company") for the period from July 1, 2003 through April 23, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows for Georgette Klinger, Inc. for the period from July 1, 2003 through April 23, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's business was acquired on April 23, 2004 by Advanced Aesthetics, Inc.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
November 30, 2005

                             Georgette Klinger, Inc.
                             Statement of Operations

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                                                             July 1, 2003 to
In thousands                                                  April 23, 2004
-----------------------------------------------------------------------------

Net revenue                                                         $ 13,375
Cost of revenue                                                        6,191
-----------------------------------------------------------------------------

Gross margin                                                           7,184
-----------------------------------------------------------------------------

Selling, general and administrative expenses                           8,733
Depreciation and amortization                                            866
-----------------------------------------------------------------------------

Total operating expenses                                               9,599
-----------------------------------------------------------------------------

Operating loss                                                        (2,415)

Interest expense, net                                                  1,377
-----------------------------------------------------------------------------

Loss before income tax provision                                      (3,792)

Income tax provision                                                       2
-----------------------------------------------------------------------------

Net loss                                                            $ (3,794)
=============================================================================


The accompanying notes are an integral part of the financial statements

                                  Georgette Klinger, Inc.
                                  Statement of Cash Flows

------------------------------------------------------------------------------------------
                                                                          July 1, 2003 to
In thousands                                                               April 23, 2004
------------------------------------------------------------------------------------------
Cash flows from operating activities:
      Net loss                                                                   $ (3,794)
      Adjustments to reconcile net loss to net cash used in
      operating activities:
           Depreciation and amortization                                              866

      Changes in working capital                                                      845
------------------------------------------------------------------------------------------

      Net cash used in operating activities                                        (2,083)
------------------------------------------------------------------------------------------

Cash flows from investing activities:

      Capital expenditures                                                           (424)
------------------------------------------------------------------------------------------

      Net cash used in investing activities                                          (424)
------------------------------------------------------------------------------------------

Cash flows from financing activities:
      Proceeds from issuance of long term debt                                      2,570

      Net cash provided by financing activities                                     2,570
------------------------------------------------------------------------------------------

Increase in cash and cash equivalents                                                  63

Cash and cash equivalents - beginning of period                                        (9)
------------------------------------------------------------------------------------------

Cash and cash equivalents - end of period                                        $     54
==========================================================================================

Supplemental cash flow information

      Cash paid during the year to:

           Income taxes                                                          $      2


The accompanying notes are an integral part of the financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  General Information and Summary of Significant Accounting Policies

Organization and Business Activity: Georgette Klinger, Inc. (the "Company") offers spa services and retail product to customers and consisted of a chain of nine spa facilities operating in seven states across the United States. On April 23, 2004, the Company's business was acquired by Advanced Aesthetics, Inc.

Use of Estimates: In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The more significant management estimates are useful lives of property and equipment, provisions for inventory obsolescence, deferred revenue expirations and various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

Cash and Cash Equivalents: Cash and cash equivalents consist of cash and temporary investments with maturities of ninety days or less.

Inventories: Inventories consist principally of hair care and skin care products held either for retail sale or for use in spa services. Inventories are stated at the lower of cost or market on a first-in, first-out basis.

Property & Equipment: Property and equipment are carried at cost, less accumulated depreciation and amortization. Property, equipment and improvements to leased premises are depreciated and amortized using the straight-line method over the estimated useful lives of the assets or when applicable, the term of the lease, whichever is shorter. Estimated useful lives generally range from 5 to 15 years for leasehold improvements and 3 to 10 years for fixtures and equipment. Repair and maintenance expenses, which do not improve or extend the life of the respective assets, are charged directly to expense as incurred. The Company maintains a policy to capitalize all property and equipment purchases in excess of $1,000. The assets and related depreciation and amortization accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations. Fully depreciated assets remain in the accounts until retired from service.

Revenue Recognition: The Company recognizes revenue at the time the customer either receives services or takes possession of merchandise and pays for such service or merchandise with cash, check, gift card or a credit card. When the Company receives payment from customers before the services have been performed or the customer has taken possession of the merchandise, which principally relates to the sale of gift cards, the amount received is recorded as deferred revenue on the Company's consolidated balance sheet.

Cost of Revenue: Cost of sales for services include salaries associated with employees that are directly related to providing various services to clients. These services include facials, waxing, massages, pedicures and manicures. In addition, the cost of products utilized as part of the service is also included in cost of revenues. Product costs are determined by utilizing the specific cost that the product was acquired for from various vendors and manufacturers.

Significant changes in product costs, product pricing, revenue mix, shrinkage and vendor allowances and rebates could have a material impact on our gross margin.

Selling, General and Administrative Costs: Included in selling, general and administrative costs are salaries and related benefit costs for all corporate personnel and facility level personnel that are not directly associated with performing services for our clients. Selling, general and administrative costs also include all occupancy, insurance, supplies, telephone, advertising, travel, professional fees and cleaning expenses.

Advertising Costs: Advertising costs include costs related to public relations, agency fees, promotional programs, and the cost of in store marketing materials. All advertising costs are expensed as incurred.

Income Taxes: The Company provides for federal and state income taxes currently payable, as well as for those deferred due to temporary differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. Realization of deferred tax assets is ultimately dependent upon future taxable income. The effect of a change in tax rates is recognized as income or expense in the period of the change. A full valuation allowance was provided for deferred tax assets as management believes that it is more likely than not that the Company will not utilize the deferred tax asset.

              Audited Financial Statements of Wild Hare Salon, Inc.
                       and the accompanying notes thereto.

           For the period from July 1, 2003 through November 26, 2003

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Wild Hare South, Inc.:

We have audited the statement of operations and cash flow statement of Wild Hare South, Inc. (the "Company") for the period from July 1, 2003 through November 26, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Wild Hare South, Inc. for the period from July 1, 2003 through November 26, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's business was acquired on November 26, 2003 by Advanced Aesthetics, Inc.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
November 30, 2005

                              Wild Hare South, Inc.
                             Statement of Operations

-------------------------------------------------------------------------------
                                                               July 1, 2003 to
In thousands                                                 November 26, 2003
-------------------------------------------------------------------------------

Net revenue                                                            $ 1,332
Cost of revenue                                                            655
-------------------------------------------------------------------------------

Gross margin                                                               677
-------------------------------------------------------------------------------

Selling, general and administrative expenses                               629
Depreciation and amortization                                               10
-------------------------------------------------------------------------------

Total operating expenses                                                   639
-------------------------------------------------------------------------------

Operating profit                                                            38
-------------------------------------------------------------------------------

Net Income                                                                $ 38
===============================================================================


The accompanying notes are an integral part of the financial statements

                                   Wild Hare South, Inc.
                                  Statement of Cash Flows


--------------------------------------------------------------------------------------
                                                                      July 1, 2003 to
In thousands                                                        November 26, 2003
--------------------------------------------------------------------------------------
Cash flows from operating activities:

      Net income                                                                 $ 38
      Adjustments to reconcile net income to net cash used
      in operating activities:
           Depreciation and amortization                                           10

      Changes in working capital                                                  (75)
--------------------------------------------------------------------------------------

      Net cash used in operating activities                                       (27)
--------------------------------------------------------------------------------------

Decrease in cash and cash equivalents                                             (27)

Cash and cash equivalents - beginning of period                                    27
--------------------------------------------------------------------------------------

Cash and cash equivalents - end of period                                         $ -
======================================================================================


The accompanying notes are an integral part of the financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  General Information and Summary of Significant Accounting Policies

Organization and Business Activity: Wild Hare South, Inc. (the "Company") offers salon services and retail product to customers and is located in Boca Raton, Florida. On November 26, 2003, the Company's business was acquired by Advanced Aesthetics, Inc.

Use of Estimates: In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The more significant management estimates are the useful lives of property and equipment, provisions for inventory obsolescence, deferred revenue expirations and various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

Cash and Cash Equivalents: Cash and cash equivalents consist of cash and temporary investments with maturities of ninety days or less.

Inventories: Inventories consist principally of hair care and skin care products held either for retail sale or for use in spa services. Inventories are stated at the lower of cost or market on a first-in, first-out basis.

Property & Equipment: Property and equipment are carried at cost, less accumulated depreciation and amortization. Property, equipment and improvements to leased premises are depreciated and amortized using the straight-line method over the estimated useful lives of the assets or when applicable, the term of the lease, whichever is shorter. Estimated useful lives generally range from 5 to 15 years for leasehold improvements and 3 to 10 years for fixtures and equipment. Repair and maintenance expenses, which do not improve or extend the life of the respective assets, are charged directly to expense as incurred. The Company maintains a policy to capitalize all property and equipment purchases in excess of $1,000. The assets and related depreciation and amortization accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations. Fully depreciated assets remain in the accounts until retired from service.

Revenue Recognition: The Company recognizes revenue at the time the customer either receives services or takes possession of merchandise and pays for such service or merchandise with cash, check, gift card or a credit card. When the Company receives payment from customers before the services have been performed or the customer has taken possession of the merchandise, which principally relates to the sale of gift cards, the amount received is recorded as deferred revenue on the Company's consolidated balance sheet.

Cost of Revenue: Cost of sales for services include salaries associated with employees that are directly related to providing various services to clients. These services include hair cuts, hair coloring, pedicures and manicures. In addition, the cost of products utilized as part of the service is also included in cost of revenues. Product costs are determined by utilizing the specific cost that the product was acquired for from various vendors and manufacturers. Significant changes in product costs, product pricing, revenue mix, shrinkage and vendor allowances and rebates could have a material impact on our gross margin.

Selling, General and Administrative Costs: Included in selling, general and administrative costs are salaries and related benefit costs for all corporate personnel and facility level personnel that are not directly associated with performing services for our clients. Selling, general and administrative costs also include all occupancy, insurance, supplies, telephone, advertising, travel, professional fees and cleaning expenses.

Advertising Costs: Advertising costs include costs related to public relations, agency fees, promotional programs, and the cost of in store marketing materials. All advertising costs are expensed as incurred.

Income taxes: No provision or benefit for income taxes is included in the financial statements. Income taxes, if any, are the responsibility of the individual Shareholders.

                         Audited Financial Statements of
                              Lord & Foursight LLC
                         and accompanying notes thereto.

           For the period from July 1, 2003 through November 26, 2003

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Lord & Foursight, LLC:

We have audited the statement of operations and cash flow statement of Lord & Foursight, LLC (the "Company") for the period from July 1, 2003 through November 26, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows for Lord & Foursight, LLC for the period from July 1, 2003 through November 26, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's business was acquired on November 26, 2003 by Advanced Aesthetics, Inc.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
November 30, 2005

                              Lord & Foursight, LLC
                             Statement of Operations

------------------------------------------------------------------------------
                                                              July 1, 2003 to
In thousands                                                November 26, 2003
------------------------------------------------------------------------------

Net revenue                                                           $ 1,807
Cost of revenue                                                           844
------------------------------------------------------------------------------

Gross margin                                                              963
------------------------------------------------------------------------------

Selling, general and administrative expenses                              698
Depreciation and amortization                                              13
------------------------------------------------------------------------------

Total operating expenses                                                  711
------------------------------------------------------------------------------

Operating profit                                                          252
------------------------------------------------------------------------------

Net Income                                                              $ 252
==============================================================================


The accompanying notes are an integral part of the financial statements

                                   Lord & Foursight, LLC
                                  Statement of Cash Flows


-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                                                     July 1, 2003 to
In thousands                                                       November 26, 2003
-------------------------------------------------------------------------------------
Cash flows from operating activities:

      Net income                                                               $ 252
      Adjustments to reconcile net income to net cash used
      in operating activities:
           Depreciation and amortization                                          13

      Changes in working capital                                                (332)
-------------------------------------------------------------------------------------

      Net cash used in operating activities                                      (67)
-------------------------------------------------------------------------------------

Increase in cash and cash equivalents                                            (67)

Cash and cash equivalents - beginning of period                                   67
-------------------------------------------------------------------------------------

Cash and cash equivalents - end of period                                        $ -
=====================================================================================


The accompanying notes are an integral part of the financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  General Information and Summary of Significant Accounting Policies

Organization and Business Activity: Lord & Foursight, LLC, d.b.a. Anushka Spa & Sanctuary (the "Company), offers salon and spa services and retail product to customers and is located in Palm Beach Gardens, Florida. On November 26, 2003, the Company's business was acquired by Advanced Aesthetics, Inc.

Use of Estimates: In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The more significant management estimates are useful lives of property and equipment, provisions for inventory obsolescence, deferred revenue expirations and various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

Cash and Cash Equivalents: Cash and cash equivalents consist of cash and temporary investments with maturities of ninety days or less.

Inventories: Inventories consist principally of hair care and skin care products held either for retail sale or for use in spa services. Inventories are stated at the lower of cost or market on a first-in, first-out basis.

Property & Equipment: Property and equipment are carried at cost, less accumulated depreciation and amortization. Property, equipment and improvements to leased premises are depreciated and amortized using the straight-line method over the estimated useful lives of the assets or when applicable, the term of the lease, whichever is shorter. Estimated useful lives generally range from 5 to 15 years for leasehold improvements and 3 to 10 years for fixtures and equipment. Repair and maintenance expenses, which do not improve or extend the life of the respective assets, are charged directly to expense as incurred. The Company maintains a policy to capitalize all property and equipment purchases in excess of $1,000. The assets and related depreciation and amortization accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations. Fully depreciated assets remain in the accounts until retired from service.

Revenue Recognition: The Company recognizes revenue at the time the customer either receives services or takes possession of merchandise and pays for such service or merchandise with cash, check, gift card or a credit card. When the Company receives payment from customers before the services have been performed or the customer has taken possession of the merchandise, which principally relates to the sale of gift cards, the amount received is recorded as deferred revenue on the Company's consolidated balance sheet.

Cost of Revenue: Cost of sales for services include salaries associated with employees that are directly related to providing various services to clients. These services include hair cuts, hair coloring, facials, waxing, massages, pedicures and manicures. In addition, the cost of products utilized as part of the service is also included in cost of revenues. Product costs are determined by utilizing the specific cost that the product was acquired for from various vendors and manufacturers. Significant changes in product costs, product pricing, revenue mix, shrinkage and vendor allowances and rebates could have a material impact on our gross margin.

Selling, General and Administrative Costs: Included in selling, general and administrative costs are salaries and related benefit costs for all corporate personnel and facility level personnel that are not directly associated with performing services for our clients. Selling, general and administrative costs also include all occupancy, insurance, supplies, telephone, advertising, travel, professional fees and cleaning expenses.

Advertising Costs: Advertising costs include costs related to public relations, agency fees, promotional programs, and the cost of in store marketing materials. All advertising costs are expensed as incurred.

Income taxes: Income taxes: No provision or benefit for income taxes is included in the financial statements. Income taxes, if any, are the responsibility of the individual members.

                Audited Financial Statements of Forele Ltd., Inc.
                       and the accompanying notes thereto.

              For the period from July 1, 2003 to November 26, 2003

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Forele LTD, Inc.:

We have audited the statement of operations and cash flow statement of Forelle LTD, Inc. (the "Company") for the period from July 1, 2003 through November 26, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows for Forelle LTD, Inc. for the period from July 1, 2003 through November 26, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's business was acquired on November 26, 2003 by Advanced Aesthetics, Inc.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
November 30, 2005

                                Forele LTD, Inc.
                             Statement of Operations

--------------------------------------------------------------------------------
                                                                July 1, 2003 to
In thousands                                                  November 26, 2003
--------------------------------------------------------------------------------

Net revenue                                                               $ 653
Cost of revenue                                                             273
--------------------------------------------------------------------------------

Gross margin                                                                380
--------------------------------------------------------------------------------

Selling, general and administrative expenses                                379
Depreciation and amortization                                                 3
--------------------------------------------------------------------------------

Total operating expenses                                                    382
--------------------------------------------------------------------------------

Operating loss                                                               (2)

Interest expense, net                                                        12
--------------------------------------------------------------------------------

Net loss                                                                  $ (14)
================================================================================

The accompanying notes are an integral part of the financial statements

                                Forele LTD, Inc.
                             Statement of Cash Flows


--------------------------------------------------------------------------------------
                                                                      July 1, 2003 to

In thousands                                                        November 26, 2003
--------------------------------------------------------------------------------------
Cash flows from operating activities:
      Net loss                                                                  $ (14)
      Adjustments to reconcile net loss to net cash used
      in operating activities:
           Depreciation and amortization                                            3

      Changes in working capital                                                  (24)
--------------------------------------------------------------------------------------

      Net cash used in operating activities                                       (35)
--------------------------------------------------------------------------------------

Increase in cash and cash equivalents                                             (35)

Cash and cash equivalents - beginning of period                                    35
--------------------------------------------------------------------------------------

Cash and cash equivalents - end of period                                         $ -
======================================================================================

Supplemental cash flow information

      Cash paid during the year to:

           Interest paid                                                          $12

The accompanying notes are an integral part of the financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  General Information and Summary of Significant Accounting Policies

Organization and Business Activity: Forele LTD, Inc., d.b.a. Anushka Boca Spa (the "Company"), offers spa services and retail product to customers and is located in Boca Raton, Florida. On November 26, 2003, the Company's business was acquired by Advanced Aesthetics, Inc.

Use of Estimates: In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The more significant management estimates are the useful lives of property and equipment, provisions for inventory obsolescence, deferred revenue expirations and various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

Cash and Cash Equivalents: Cash and cash equivalents consist of cash and temporary investments with maturities of ninety days or less.

Inventories: Inventories consist principally of hair care and skin care products held either for retail sale or for use in spa services. Inventories are stated at the lower of cost or market on a first-in, first-out basis.

Property & Equipment: Property and equipment are carried at cost, less accumulated depreciation and amortization. Property, equipment and improvements to leased premises are depreciated and amortized using the straight-line method over the estimated useful lives of the assets or when applicable, the term of the lease, whichever is shorter. Estimated useful lives generally range from 5 to 15 years for leasehold improvements and 3 to 10 years for fixtures and equipment. Repair and maintenance expenses, which do not improve or extend the life of the respective assets, are charged directly to expense as incurred. The Company maintains a policy to capitalize all property and equipment purchases in excess of $1,000. The assets and related depreciation and amortization accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations. Fully depreciated assets remain in the accounts until retired from service.

Revenue Recognition: The Company recognizes revenue at the time the customer either receives services or takes possession of merchandise and pays for such service or merchandise with cash, check, gift card or a credit card. When the Company receives payment from customers before the services have been performed or the customer has taken possession of the merchandise, which principally relates to the sale of gift cards, the amount received is recorded as deferred revenue on the Company's consolidated balance sheet.

Cost of Revenue: Cost of sales for services include salaries associated with employees that are directly related to providing various services to clients. These services include facials, waxing, massages, pedicures and manicures. In addition, the cost of products utilized as part of the service is also included in cost of revenues. Product costs are determined by utilizing the specific cost that the product was acquired for from various vendors and manufacturers.

Significant changes in product costs, product pricing, revenue mix, shrinkage and vendor allowances and rebates could have a material impact on our gross margin.

Selling, General and Administrative Costs: Included in selling, general and administrative costs are salaries and related benefit costs for all corporate personnel and facility level personnel that are not directly associated with performing services for our clients. Selling, general and administrative costs also include all occupancy, insurance, supplies, telephone, advertising, travel, professional fees and cleaning expenses.

Advertising Costs: Advertising costs include costs related to public relations, agency fees, promotional programs, and the cost of in store marketing materials. All advertising costs are expensed as incurred.

Income taxes: No provision or benefit for income taxes is included in the financial statements. Income taxes, if any, are the responsibility of the individual Shareholders.

                  Unaudited Pro Forma Consolidated Statement of
                Operations for Klinger Advanced Aesthetics, Inc.

                       For the Year ended June 30, 2004

                     Unaudited Pro Forma Condensed Combined
                       Consolidated Statement of Operation

The following unaudited pro forma condensed combined statement of operations give effect for all four acquisitions as if they all occurred on July 1, 2003. These acquisitions were accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standard (SFAS) No. 141, "Business Combinations." Under the purchase method of accounting, the total purchase price was allocated to the assets acquired and liabilities assumed of each acquisition based upon the fair values as of the completion of the acquisitions.

The unaudited pro forma condensed combined statement of operations has been prepared for illustrative purposes only and are not necessarily indicative of the condensed consolidated results of operations in future periods or the results that actually would have been realized had all four acquisitions actually occurred on July 1, 2003. The pro forma adjustments are based on the information available at the time of the preparation of this document.

The unaudited pro forma condensed combined statement of operations, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited consolidated financial statements of Advanced Aesthetics, Inc. as of and for the year ending June 30, 2004.

                                     Advanced Aesthetics, Inc.
                                 Pro Forma Statement of Operations
                                 For the year ended June 30, 2004

                                                                      From July 1, 2003 to Acquisition Date
--------------------------------------------------  -----------------------------------------------------------------------
                                                         Anushka Spa            Anushka                  Wild Hare
                                                         & Sanctuary            Boca Spa                   Salon
                                                         Acquisition           Acquisition               Acquisition
                                                     (From July 1, 2003     (From July 1, 2003       (From July 1, 2003
In thousands, except share and per share amounts      to Nov. 26, 2003)      to Nov. 26, 2003)        to Nov. 26, 2003)
--------------------------------------------------  -----------------------------------------------------------------------
Net revenue                                                    $ 1,807                  $ 653                  $ 1,332
Cost of revenue                                                    844                    273                      655
--------------------------------------------------  -----------------------------------------------------------------------

Gross margin                                                       963                    380                      677
--------------------------------------------------  -----------------------------------------------------------------------

Selling, general and administrative expenses                       698                    379                      629
Depreciation and amortization                                       13                      3                       10
--------------------------------------------------  -----------------------------------------------------------------------

Total operating expenses                                           711                    382                      639
--------------------------------------------------  -----------------------------------------------------------------------

Operating profit/(loss)                                            252                     (2)                      38

Interest expense, net                                                -                     12                        -
--------------------------------------------------  -----------------------------------------------------------------------

Income/(loss) before income tax provision                          252                    (14)                      38

Income tax provision                                                 -                      -                        -
--------------------------------------------------  -----------------------------------------------------------------------

Net Income/(loss)                                                  252                    (14)                      38

Dividends on preferred stock                                         -                      -                        -
--------------------------------------------------  -----------------------------------------------------------------------

Net Income/(loss) available to common shareholders               $ 252                  $ (14)                    $ 38
==================================================  =======================================================================

Basic and diluted loss per common share


Weighted average common shares outstanding, basic and diluted

                                                    From July 1, 2003 to Acquisition Date
--------------------------------------------------  ------------------------------------  -------------  ------------    ----------
                                                      Georgette Klinger
                                                         Acquisition                         Audited                     Pro Forma
                                                    (From July 1, 2003 to                   Financials     Pro Forma     Condensed
In thousands, except share and per share amounts       April 23, 2004)           Total     As Reported   Adjustments      Combined
--------------------------------------------------  ------------------------------------  -------------  ------------    ----------
Net revenue                                                      $ 13,375      $ 17,167       $ 13,309           $ -      $ 30,476
Cost of revenue                                                     6,191         7,963          7,608             -        15,571
--------------------------------------------------  ------------------------------------  -------------  ------------    ----------

Gross margin                                                        7,184         9,204          5,701             -        14,905
--------------------------------------------------  ------------------------------------  -------------  ------------    ----------

Selling, general and administrative expenses                        8,733        10,439         15,683             -        26,122
Depreciation and amortization                                         866           892          1,679             -         2,571
--------------------------------------------------  ------------------------------------  -------------  ------------    ----------

Total operating expenses                                            9,599        11,331         17,362             -        28,693
--------------------------------------------------  ------------------------------------  -------------  ------------    ----------

Operating profit/(loss)                                            (2,415)       (2,127)       (11,661)            -       (13,788)

Interest expense, net                                               1,377         1,389          2,173           348 (A)     3,910
--------------------------------------------------  ------------------------------------  -------------  ------------    ----------

Income/(loss) before income tax provision                          (3,792)       (3,516)       (13,834)         (348)      (17,698)

Income tax provision                                                    2             2              -             -             2
--------------------------------------------------  ------------------------------------  -------------  ------------    ----------

Net Income/(loss)                                                  (3,794)       (3,518)       (13,834)         (348)      (17,700)

Dividends on preferred stock                                            -             -            488             -           488
--------------------------------------------------  ------------------------------------  -------------  ------------    ----------

Net Income/(loss) attributable to common shareholders            $ (3,794)     $ (3,518)     $ (14,322)       $ (348)    $ (19,185)
==================================================  ====================================  =============  ============    ==========

Basic and diluted loss per common share                                                                                  $   (2.07)B
                                                                                                                         =========

Weighted average common shares outstanding, basic and diluted                                                            9,268,609B
                                                                                                                        ==========

(A) To reflect the interest expense for the senior debt and senior subordinated debt as if both financings occurred on July 1, 2003.

(B) Pro forma basic and diluted net loss per share for the twelve months ended June 30, 2004 is computed by dividing the pro forma net loss attributable to Common Shareholders for the period by the Weighted Average Common Shares outstanding for the period.

        The unaudited Pro Forma Consolidated Statements of Operations for
          Klinger Advanced Aesthetics, Inc. for the twelve months ended
            June 30, 2005 and the six months ended December 31, 2005,
                                  as restated.

On December 20, 2005, TrueYou.com, Inc. (the "Registrant") entered into a Share Exchange Agreement (the "Share Exchange Agreement") with Advanced Aesthetics, Inc., a Delaware corporation ("AAI"), and the securityholders of AAI (the "AAI Securityholders") pursuant to which the AAI Securityholders received newly issued securities of the Registrant in exchange for their securities of AAI. The merger of TrueYou.com and AAI has been accounted for as a reverse merger with AAI determined to be the acquiring entity.


The unaudited pro forma statements of operations have been prepared to reflect the consolidated results of operations of TrueYou.com and AAI for the six months ended December 31, 2005 and the year ended June 30, 2005, as if the merger had taken place on July 1, 2004.

The unaudited pro forma consolidated statements of operations should be read in conjunction with the historical financial statements and notes thereto of TrueYou.com and AAI, included elsewhere herein.

                                            ADVANCED AESTHETICS, INC.
                            UNAUDITED PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Pro-Forma
                                      Advanced Aesthetics, Inc   TrueYou.com Inc                                       Consolidated

                                               For six         For the period from                                        For six
                                             months ended       June 30, 2005 to                                        months ended
In thousands, except                         December 31,         December 20,       Adjustment                         December 31,
share and per share amounts                     2005                 2005             Reference        Adjustment           2005
------------------------------------------------------------------------------------------------------------------------------------
Revenues:
  Service                                 $     11,954          $          -                                           $     11,954
  Retail                                         3,364                     -                                                  3,364
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                                   15,318                     -                                    -            15,318
------------------------------------------------------------------------------------------------------------------------------------
Cost of Revenue:
  Service                                        6,860                     -                                                  6,860
  Retail                                         1,360                     -                                                  1,360
------------------------------------------------------------------------------------------------------------------------------------
Total Cost of Revenue                            8,220                     -                                    -             8,220
------------------------------------------------------------------------------------------------------------------------------------

Gross margin                                     7,098                     -                                    -             7,098
------------------------------------------------------------------------------------------------------------------------------------

Selling, general and
  administrative expenses                       16,798                    18            (3)(4)               (420)           16,396
Depreciation and amortization                    2,268                 2,268
------------------------------------------------------------------------------------------------------------------------------------

Total operating expenses                        19,066                    18                                 (420)           18,664
------------------------------------------------------------------------------------------------------------------------------------

Operating loss                                 (11,968)                  (18)                                 420           (11,566)
Interest expense (interest
  income), net                                   2,999                     -            (1)(2)             (1,122)            1,877
------------------------------------------------------------------------------------------------------------------------------------

Loss before income tax provision               (14,967)                  (18)                                (702)          (13,443)

Income tax provision (benefit)                       -                     -                                    -                 -
------------------------------------------------------------------------------------------------------------------------------------

Net loss                                       (14,967)                  (18)                                (702)          (13,443)

Dividends on preferred stock                       362                     -            (5)(6)                (56)              306
------------------------------------------------------------------------------------------------------------------------------------

Net loss applicable to
  common shareholders                     $    (15,329)         $        (18)                        $       (758)     $    (13,749)
====================================================================================================================================

Basic and diluted loss per
  common share:                           $      (1.02)         $      (0.00)                        $          -      $      (0.92)
                                         ===========================================================================================
Weighted average common shares
  outstanding, basic and diluted            14,995,513            12,970,515                                    -        14,995,513
                                         ===========================================================================================



               ADJUSTMENTS:
               ------------

(1)      To remove interest expense on L Capital Debt of $750

(2)      To remove interest expense on KCO Note Payable of $372

(3)      To remove KCO Management fees of $205

(4)      To remove L Capital Management fees of $215

(5)      To remove dividends on series A, B, C, D and E preferred stock of $362

(6)      To record  cumulative  dividends on the New Series D preferred stock of
         $306


                                                      ADVANCED AESTHETICS, INC.
                                      UNAUDITED PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                              Advanced                                                                  Pro-Forma
                                           Aesthetics, Inc    TrueYou.com Inc                                          Consolidated
                                           For the twelve     For the twelve                                          For the twelve
                                           months ended       months ended         Adjustment                          months ended
In thousands, except                       June 30, 2005      June 30, 2005        Reference          Adjustment      June 30, 2005
share and per share amounts                (as restated)
------------------------------------------------------------------------------------------------------------------------------------
Revenues:
  Service                                 $    25,731         $          -                                             $     25,731
  Retail                                        7,202                    -                                                    7,202
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                                  32,933                    -                                      -            32,933
------------------------------------------------------------------------------------------------------------------------------------

Cost of Revenue:
  Service                                      13,715                    -                                                   13,715
  Retail                                        2,886                    -                                                    2,886
------------------------------------------------------------------------------------------------------------------------------------
Total Cost of Revenue                          16,601                    -                                      -            16,601
------------------------------------------------------------------------------------------------------------------------------------

Gross margin                                   16,332                    -                                      -            16,332
------------------------------------------------------------------------------------------------------------------------------------

Selling, general and
  administrative expenses                      28,502                   62            (3)(4)                 (870)           27,694
Depreciation and amortization                   3,725                    4                                                    3,729
------------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                       32,227                   66                                   (870)           31,423
------------------------------------------------------------------------------------------------------------------------------------

Operating loss                                (15,895)                 (66)                                    870          (15,091)

Interest expense (interest
  income), net                                  4,026                  (23)           (1)(2)                (2,305)           1,698
------------------------------------------------------------------------------------------------------------------------------------
Loss before income tax provision              (19,921)                 (43)                                  3,175          (16,789)

Income tax provision (benefit)                      -                    -                                                        -

Net loss                                      (19,921)        $        (43)                                  3,175          (16,789)

Dividends on preferred stock                    1,400                    -            (5)(6)                  (788)             612
------------------------------------------------------------------------------------------------------------------------------------

Net loss applicable to
  common shareholders                     $   (21,321)        $        (43)                           $      2,387     $    (17,401)
====================================================================================================================================

Basic and diluted loss per
  common share:                           $     (2.30)        $      (0.00)                           $         -      $      (1.16)
                                         ===========================================================================================
Weighted average common shares
  outstanding, basic and diluted            9,268,609           12,970,515                                      -        14,995,513
                                         ===========================================================================================



         ADJUSTMENTS:
         ------------

(1)      To remove interest expense on L Capital Debt of $1,561

(2)      To remove interest expense on KCO Note Payable of $744

(3)      To remove KCO Management fees of $425

(4)      To remove L Capital Management fees of $445

(5)      To  remove  dividends  on series  A, B, C, D and E  preferred  stock of
         $1,400

(6)      To record  cumulative  dividends on the New Series D preferred stock of
         $612

================================================================================


                        515,188,042 Shares


                         TrueYou.Com Inc.


                           Common Stock

                             --------



                            PROSPECTUS

                            [ ], 2006

                             -------














================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

                  The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee.....................................................$17,640
Printing Costs...........................................................      0
Legal Fees and Expenses.................................................. 50,000
Accounting Fees and Expenses............................................. 20,000
Transfer Agent and Registrar Fees........................................      0
Miscellaneous ...........................................................      0
Total....................................................................$87,640
                                                                         -------

Item 14.  Indemnification of Directors and Officers.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         Our certificate of incorporation provides that no director shall have any personal liability to us or to any of our stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision eliminating personal liability of a director shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section.174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         Our certificate of incorporation and bylaws also provide that we may indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Under Section 145 of the General Corporation Law of the State of Delaware, in the case of actions by or in the right of Company, we are required to indemnify any director or officer and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was our director, officer, employee, or agent, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

         Our bylaws also require expenses incurred in defending a civil or criminal action, suit, or proceeding to be paid by us in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the amount advanced if it shall ultimately be determined that he is not entitled to be indemnified by us under the bylaws.

Item 15.  Recent Sales of Unregistered Securities.

         On February 14, 2003, the Alan Gelband Company Defined Contribution Pension Plan & Trust made a loan of $220,000 to TrueYou with interest at a rate of 10% per annum. As of June 30, 2004 the principal amount of this note with accrued interest was $250,266. This debt was converted into 2,502,660 shares of Common Stock at such time. In issuing such shares of Common Stock, TrueYou relied upon the exemption provided by Section 3(a)(9) of the Securities Act.

         During 2004, Alan Gelband, individually made three separate loans to TrueYou in the aggregate principal amount of $5,254 with interest at 10%. As of June 30, 2004 the aggregate principal amount plus accrued interest due under the three notes was $5,870. Alan Gelband converted this debt into 58,700 shares of Common Stock at such time. In issuing such shares of Common Stock, TrueYou relied upon the exemption provided by Section 3(a)(9) of the Securities Act.

         On July 1, 2004, the Alan Gelband Company Defined Contribution Pension Plan and Trust purchased, for $50,000, 1,000 shares of TrueYou's Series A Preferred Stock convertible into 1,000,000 shares of Common Stock. TrueYou issued these shares in a transaction exempt from the registration requirements of the Securities Act under the exemption provided by Section 4(2) thereof.

         On July 1, 2004, Mark Bieler purchased, for $50,000, 1,000 shares of TrueYou's Series A Preferred Stock convertible into 1,000,000 shares of Common Stock. TrueYou issued these shares in a transaction exempt from the registration requirements of the Securities Act under the exemption provided by Section 4(2) thereof.


         On December 20, 2005, TrueYou issued to the KAAI Securityholders: (i) 27,858.9673 newly issued shares of Series B Preferred Stock, each of which is convertible into 279,264,689 shares of TrueYou's Common Stock, (ii) 8,452.0222 newly issued shares of Series C Preferred Stock, each of which is convertible into 84,520,222 shares of TrueYou's Common Stock, and (iii) newly issued Warrants to purchase 3,969.0363 shares of Series B Preferred Stock. The Shares issues to the KAAI Security Holders under the terms of the Share Exchange Agreement were issued in a transaction exempt from the registration requirements of the Securities Act under the exemption provided by Section 4(2) thereof.


         On December 22, 2005, affiliates of North Sound Capital LLC and Valesco Capital Management LP invested $15,300,000 in exchange for 1,530 newly issued shares of our Series D Convertible Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock", and together with the Series B Preferred Stock and Series C Preferred Stock, the "Preferred Stock"), each of which is convertible into approximately 52,175 shares of Common Stock and Warrants to purchase 2,394.8396 shares of Series B Preferred Stock (the "Series D Preferred Financing"). The securities issued in connection with the Series D Preferred Financing were issued in a transaction exempt from the registration requirements of the Securities Act under the exemption provided in Section 4(2) thereof.

Item 16.  Exhibits and Financial Statement Schedules

         The  following   exhibits  are  filed  as  part  of  this  registration
statement.

Exhibit No.                              Description

  2.1 Share Exchange Agreement, dated December 20, 2005 by and among the Company and certain shareholders of KAAI. (1)

  3.1          Certificate of Incorporation of the Company. (2)

  3.2 Certificate of Amendment to Certificate of Incorporation of the Company, dated April 7, 1999. (2)

  3.3 Certificate of Designation of Series A Preferred Stock, dated July 13, 2004. (2)

  3.4 Certificate of Designation of Series B Preferred Stock, dated December 20, 2005. (1)

  3.5 Certificate of Designation of Series C Preferred Stock, dated December 20, 2005. (1)

  3.6 Certificate of Designation of Series D Preferred Stock, dated December 20, 2005. (1)

  3.7          By-Laws of the Company (2).

  5.1          Opinion of Troutman Sanders LLP (3)

  10.1 Form of Subscription Agreement among the holders of KAAI Series G Preferred Stock and KAAI. (1)

  10.2 Form of Registration Rights Agreement among KAAI and the holders of KAAI Series G Preferred Stock and the KAAI's Series H Preferred Stock. (1)

  10.3 Form of Common Stock Purchase Warrant among the holders of KAAI Series G Preferred Stock and KAAI Series H Preferred Stock and KAAI. (1)

  10.4 Securities Purchase Agreement, dated November 4, 2003, between L Capital and KAAI. (1)

  10.5 Amended and Restated Escrow Agreement, dated December 20, 2005, among KAAI, Troutman Sanders LLP and certain shareholders of KAAI. (1)

  10.6 Amended and Restated Securityholders Agreement, dated December 20, 2005, among KAAI, L Capital and certain shareholders of KAAI.
               (1)

  10.7 Registration Rights Agreement, dated November 25, 2003, between L Capital and KAAI. (1)

  10.8 Subordinated Convertible Promissory Note, dated November 26, 2003, issued by KAAI in favor of L Capital in the principal amount of $13,300,000. (1)

  10.9 Consulting Services Agreement, dated November 21, 2003, between KAAI and Johns Hopkins Medicine, acting through Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.10 First Amendment to Consulting Services Agreement, dated March 23, 2005, between KAAI and Johns Hopkins Medicine, acting through Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.11 Services and Licensing Agreement, dated December 2004, between KAAI and Johns Hopkins Medicine, acting through Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.12 Stockholders Agreement, dated December 17, 2003, among KAAI, The Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.13 Registration Rights Agreement, dated December 17, 2003, among KAAI, The Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.14 Retail Alliance Agreement, dated December 2004, between KAAI and Sephora USA, LLC. (1)

  10.15 Registration Rights Agreement, dated November 25, 2003, between KAAI and Lord & Foursight, LLC. (1)

  10.16 Registration Rights Agreement, dated November 25, 2003, between KAAI and The Robert and Catherine Amoroso Irrevocable Trust. (1)

  10.17 Registration Rights Agreement, dated November 25, 2003, between KAAI and Forele Ltd, Inc. (1)

  10.18 Asset Purchase Agreement, dated April 23, 2004, among KAAI, Advanced K, LLC, Georgette Klinger, Inc., Thomas F. Pyle, Jr. and Judith D. Pyle. (1)

  10.19 Registration Rights Agreement, dated April 23, 2003, between KAAI and Georgette Klinger, Inc. (1)

  10.20 Note and Warrant Purchase Agreement, dated March 31, 2004, among KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (1)

  10.21 Promissory Note in the principal amount of $10,000,000, dated March 31, 2004, delivered by KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation and Advanced K, LLC in connection with the Note and Warrant Purchase Agreement dated March 31, 2004 among KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (1)

  10.22        Pledge  and  Security  Agreement,  dated  March 31,  2004,  among
               Technology Capital Investment Corp., KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation and Advanced K, LLC, et al. (1)

  10.23 Guaranty Agreement, dated March 31, 2004, among Technology Capital Investment Corp., KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation and Advanced K, LLC, et al. (1)

  10.24 Securityholders Agreement, dated March 31, 2004, between KAAI and Technology Investment Capital Corp. (1)

  10.25 Common Stock Purchase Warrant, dated December 20, 2005, between the Company and Technology Investment Capital Corp. (1)

  10.26 Registration Rights Agreement, dated March 31, 2004, between KAAI and Technology Investment Capital Corp. (1)

  10.27 Letter Agreement, dated July 11, 2005, among KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, DiSchino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (1)

  10.28 Form of Warrant to Purchase Common Stock of the Company issued to certain stockholders of KAAI. (1)

  10.29 Registration Rights Agreement, dated June 30, 2003, between KAAI and each of Jon Lauck, John O'Neil, Steve Kenny, John True and Marissa A. Timm Revocable Trust U/A/D May 20, 1997. (1)

  10.30 Registration Rights Agreement, dated June 30, 2003, between KAAI and Cosmo Dischino Living Trust Dated January 9, 2002. (1)

  10.31 Employment Agreement, dated January, 1, 2005, between KAAI and Jane Terker. (1)

  10.32 Letter Agreement, dated January 9, 2005, between KAAI and John Higgins. (1)

  10.33 Letter Agreement, dated June 1, 2005, between KAAI and Carolyn Aversano. (1)


  10.34 Extension Letter, dated July 13, 2005, regarding Services and Licensing Agreement, from KAAI and agreed to by the Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.35 Agreement, dated August 12, 2005, between KAAI and Mandalay Integrated Media Entertainment, LLC. (1)

  10.36 Escrow Agreement, dated September 13, 2005, among KAAI, North Sound Capital LLC and Wiggin and Dana LLP. (1)

  10.37 Limited Waiver and Amendment, dated October 26, 2005, among KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (1)

  10.38 Extension Letter, dated November 10, 2005, regarding Services and Licensing Agreement, from KAAI and agreed to by the Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.39 Consent Letter, dated November 23, 2005, regarding Services and Licensing Agreement, from KAAI and agreed to by the Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.40 Amendment to Note and Warrant Purchase Agreement, dated November 29, 2005, among KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (1)

  10.41 Limited Waiver and Amendment, dated December 20, 2005, among KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (1)

  10.42        Side Tax Letter,  dated  December  20,  2005,  between KAAI and L
               Capital. (1)

  10.43 Form of Exchange Agreement among the holders of KAAI Series F Preferred Stock and KAAI Series H Preferred Stock. (1)

  10.44 Amended and Restated Share Transfer Agreement, dated December 20, 2005, among KAAI and certain shareholders of KAAI. (1)

  10.45 Consulting Services Agreement, dated November 25, 2003, between L Capital and KAAI. (1)

  10.46 Amendment to Consulting Services Agreement, dated December 20, 2005, between L Capital and KAAI. (1)

  10.47 Advisory Services Agreement, dated November 25, 2003, between Kidd & Company, LLC and KAAI. (1)

  10.48 Amendment to Advisory Services Agreement, dated December 20, 2005, between Kidd & Company, LLC and KAAI. (1)

  10.49 Tie-In Letter Agreement, dated December 16, 2005, among KAAI, L Capital and Kidd & Company, LLC. (1)

  10.50 Preferred Stock and Warrant Purchase Agreement, dated December 22, 2005, among the Company and the Purchasers signatory thereto.
               (1)

  10.51 Investor Rights Agreement, dated December 22, 2005, among the Company and the Investors signatory thereto. (1)

  10.52        Form of Stock Purchase Warrant of the Company. (1)

  10.53 Extension Letter, dated January 3, 2006, regarding Services and Licensing Agreement from the Company to Johns Hopkins Health System Corporation and Johns Hopkins University (4)

  10.54 Amendment and Consent, dated February 21, 2006, among the Company, KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (5)

  10.55        Extension  Letter,   dated  March  28,  2006,  regarding Services
               and Licensing Agreement from the Company to Johns Hopkins Health System Corporation and Johns Hopkins University (5)



  14           Code of Ethics. (2)

  21           List of subsidiaries of the Company. (1)


  23.1         Consent  of  Amper,   Politziner  &  Mattia,  P.C.,   Independent
               Registered Public Accounting Firm relating to the Financial Statements of KAAI, formerly Advance Aesthetics, Inc. (5)

  23.2         Consent  of  Amper,   Politziner  &  Mattia,  P.C.,   Independent
               Registered Public Accounting Firm relating to the Financial Statements of Lord & Foursight, LLC (5)

  23.3         Consent  of  Amper,   Politziner  &  Mattia,  P.C.,   Independent
               Registered Public Accounting Firm relating to the Financial Statements of Georgette Klinger, Inc. (5)

  23.4         Consent  of  Amper,   Politziner  &  Mattia,  P.C.,   Independent
               Registered Public Accounting Firm relating to the Financial Statements of Forele Ltd., Inc. (5)

  23.5         Consent  of  Amper,   Politziner  &  Mattia,  P.C.,   Independent
               Registered Public Accounting Firm relating to the Financial Statements of Wild Hare Salon, Inc. (5)


  23.6         Consent of Troutman Sanders LLP (included in Exhibit 5.1) (3)

-------------------------

(1) Incorporated by reference the Company's Current Report on Form 8-K, dated December 20, 2005, filed with the Commission on December 23, 2005, File No. 000-51158.

(2) Incorporated by reference the Company's initial filing of Form 10-SB, filed on February 10, 2005.

(3) To be filed by amendment.


(4) Previously filed with the Company's Registration Statement on Form S-1, filed with the Commission on January 13, 2006.

(5) Filed herewith.

Item 17.  Undertakings.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding)is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


         The undersigned registrant hereby undertakes that:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 29, 2006.


                                          TRUEYOU.COM INC.


                                          By: /s/ John Higgins
                                             -----------------------------------
                                             Name:  John Higgins
                                             Title: President

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Higgins as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, this amendment to the registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


     Signature                     Title                                                                   Date
     ---------                     -----                                                                   ----
  /s/ Richard Rakowski
--------------------------------
     Richard Rakowski              Chairman, Chief Executive Officer                                  March 29, 2006


    /s/ John Higgins
--------------------------------
       John Higgins                President, Interim Chief Financial Officer and Director            March 29, 2006


     /s/ Jane Terker
--------------------------------
        Jane Terker                Executive Vice President, Chief Marketing Officer and Director     March 29, 2006


   /s/ Andrew D. Lipman
--------------------------------
     Andrew D. Lipman              Director                                                           March 29, 2006


    /s/ Daniel Piette
--------------------------------
       Daniel Piette               Director                                                           March 24, 2006


   /s/ Philippe Franchet
--------------------------------
     Philippe Franchet             Director                                                           March 24, 2006


  /s/ Stephen H. Coltrin
--------------------------------
    Stephen H. Coltrin             Director                                                           March 29, 2006

Exhibit No.                              Description

  2.1 Share Exchange Agreement, dated December 20, 2005 by and among the Company and certain shareholders of KAAI. (1)

  3.1          Certificate of Incorporation of the Company. (2)

  3.2 Certificate of Amendment to Certificate of Incorporation of the Company, dated April 7, 1999. (2)

  3.3 Certificate of Designation of Series A Preferred Stock, dated July 13, 2004. (2)

  3.4 Certificate of Designation of Series B Preferred Stock, dated December 20, 2005. (1)

  3.5 Certificate of Designation of Series C Preferred Stock, dated December 20, 2005. (1)

  3.6 Certificate of Designation of Series D Preferred Stock, dated December 20, 2005. (1)

  3.7          By-Laws of the Company (2).

  5.1          Opinion of Troutman Sanders LLP (3)

  10.1 Form of Subscription Agreement among the holders of KAAI Series G Preferred Stock and KAAI. (1)

  10.2 Form of Registration Rights Agreement among KAAI and the holders of KAAI Series G Preferred Stock and the KAAI's Series H Preferred Stock. (1)

  10.3 Form of Common Stock Purchase Warrant among the holders of KAAI Series G Preferred Stock and KAAI Series H Preferred Stock and KAAI. (1)

  10.4 Securities Purchase Agreement, dated November 4, 2003, between L Capital and KAAI. (1)

  10.5 Amended and Restated Escrow Agreement, dated December 20, 2005, among KAAI, Troutman Sanders LLP and certain shareholders of KAAI. (1)

  10.6 Amended and Restated Securityholders Agreement, dated December 20, 2005, among KAAI, L Capital and certain shareholders of KAAI.
               (1)

  10.7 Registration Rights Agreement, dated November 25, 2003, between L Capital and KAAI. (1)

  10.8 Subordinated Convertible Promissory Note, dated November 26, 2003, issued by KAAI in favor of L Capital in the principal amount of $13,300,000. (1)

  10.9 Consulting Services Agreement, dated November 21, 2003, between KAAI and Johns Hopkins Medicine, acting through Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.10 First Amendment to Consulting Services Agreement, dated March 23, 2005, between KAAI and Johns Hopkins Medicine, acting through Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.11 Services and Licensing Agreement, dated December 2004, between KAAI and Johns Hopkins Medicine, acting through Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.12 Stockholders Agreement, dated December 17, 2003, among KAAI, The Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.13 Registration Rights Agreement, dated December 17, 2003, among KAAI, The Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

Exhibit No.                              Description

  10.14 Retail Alliance Agreement, dated December 2004, between KAAI and Sephora USA, LLC. (1)

  10.15 Registration Rights Agreement, dated November 25, 2003, between KAAI and Lord & Foursight, LLC. (1)

  10.16 Registration Rights Agreement, dated November 25, 2003, between KAAI and The Robert and Catherine Amoroso Irrevocable Trust. (1)

  10.17 Registration Rights Agreement, dated November 25, 2003, between KAAI and Forele Ltd, Inc. (1)

  10.18 Asset Purchase Agreement, dated April 23, 2004, among KAAI, Advanced K, LLC, Georgette Klinger, Inc., Thomas F. Pyle, Jr. and Judith D. Pyle. (1)

  10.19 Registration Rights Agreement, dated April 23, 2003, between KAAI and Georgette Klinger, Inc. (1)

  10.20 Note and Warrant Purchase Agreement, dated March 31, 2004, among KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (1)

  10.21 Promissory Note in the principal amount of $10,000,000, dated March 31, 2004, delivered by KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation and Advanced K, LLC in connection with the Note and Warrant Purchase Agreement dated March 31, 2004 among KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (1)

  10.22        Pledge  and  Security  Agreement,  dated  March 31,  2004,  among
               Technology Capital Investment Corp., KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation and Advanced K, LLC, et al. (1)

  10.23 Guaranty Agreement, dated March 31, 2004, among Technology Capital Investment Corp., KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation and Advanced K, LLC, et al. (1)

  10.24 Securityholders Agreement, dated March 31, 2004, between KAAI and Technology Investment Capital Corp. (1)

  10.25 Common Stock Purchase Warrant, dated December 20, 2005, between the Company and Technology Investment Capital Corp. (1)

  10.26 Registration Rights Agreement, dated March 31, 2004, between KAAI and Technology Investment Capital Corp. (1)

  10.27 Letter Agreement, dated July 11, 2005, among KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, DiSchino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (1)

  10.28 Form of Warrant to Purchase Common Stock of the Company issued to certain stockholders of KAAI. (1)

  10.29 Registration Rights Agreement, dated June 30, 2003, between KAAI and each of Jon Lauck, John O'Neil, Steve Kenny, John True and Marissa A. Timm Revocable Trust U/A/D May 20, 1997. (1)

  10.30 Registration Rights Agreement, dated June 30, 2003, between KAAI and Cosmo Dischino Living Trust Dated January 9, 2002. (1)

Exhibit No.                              Description

  10.31 Employment Agreement, dated January, 1, 2005, between KAAI and Jane Terker. (1)

  10.32 Letter Agreement, dated January 9, 2005, between KAAI and John Higgins. (1)

  10.33 Letter Agreement, dated June 1, 2005, between KAAI and Carolyn Aversano. (1)


  10.34 Extension Letter, dated July 13, 2005, regarding Services and Licensing Agreement, from KAAI and agreed to by the Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.35 Agreement, dated August 12, 2005, between KAAI and Mandalay Integrated Media Entertainment, LLC. (1)

  10.36 Escrow Agreement, dated September 13, 2005, among KAAI, North Sound Capital LLC and Wiggin and Dana LLP. (1)

  10.37 Limited Waiver and Amendment, dated October 26, 2005, among KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (1)

  10.38 Extension Letter, dated November 10, 2005, regarding Services and Licensing Agreement, from KAAI and agreed to by the Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.39 Consent Letter, dated November 23, 2005, regarding Services and Licensing Agreement, from KAAI and agreed to by the Johns Hopkins Health System Corporation and The Johns Hopkins University. (1)

  10.40 Amendment to Note and Warrant Purchase Agreement, dated November 29, 2005, among KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (1)

  10.41 Limited Waiver and Amendment, dated December 20, 2005, among KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (1)

  10.42        Side Tax Letter,  dated  December  20,  2005,  between KAAI and L
               Capital. (1)

  10.43 Form of Exchange Agreement among the holders of KAAI Series F Preferred Stock and KAAI Series H Preferred Stock. (1)

  10.44 Amended and Restated Share Transfer Agreement, dated December 20, 2005, among KAAI and certain shareholders of KAAI. (1)

  10.45 Consulting Services Agreement, dated November 25, 2003, between L Capital and KAAI. (1)

  10.46 Amendment to Consulting Services Agreement, dated December 20, 2005, between L Capital and KAAI. (1)

  10.47 Advisory Services Agreement, dated November 25, 2003, between Kidd & Company, LLC and KAAI. (1)

  10.48 Amendment to Advisory Services Agreement, dated December 20, 2005, between Kidd & Company, LLC and KAAI. (1)

  10.49 Tie-In Letter Agreement, dated December 16, 2005, among KAAI, L Capital and Kidd & Company, LLC. (1)

Exhibit No.                              Description


  10.50 Preferred Stock and Warrant Purchase Agreement, dated December 22, 2005, among the Company and the Purchasers signatory thereto.
               (1)

  10.51 Investor Rights Agreement, dated December 22, 2005, among the Company and the Investors signatory thereto. (1)

  10.52        Form of Stock Purchase Warrant of the Company. (1)

  10.53 Extension Letter, dated January 3, 2006, regarding Services and Licensing Agreement from the Company to Johns Hopkins Health System Corporation and Johns Hopkins University (4)

  10.54 Amendment and Consent, dated February 21, 2006, among the Company, KAAI, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, Dischino Corporation, Advanced K, LLC and Technology Investment Capital Corp. (5)

  10.55        Extension  Letter,   dated  March  28,  2006,  regarding Services
               and Licensing Agreement from the Company to Johns Hopkins Health System Corporation and Johns Hopkins University (5)


  14           Code of Ethics. (2)

  21           List of subsidiaries of the Company. (1)


  23.1         Consent  of  Amper,   Politziner  &  Mattia,  P.C.,   Independent
               Registered Public Accounting Firm relating to the Financial Statements of KAAI, formerly Advance Aesthetics, Inc. (5)

  23.2         Consent  of  Amper,   Politziner  &  Mattia,  P.C.,   Independent
               Registered Public Accounting Firm relating to the Financial Statements of Lord & Foursight, LLC (5)

  23.3         Consent  of  Amper,   Politziner  &  Mattia,  P.C.,   Independent
               Registered Public Accounting Firm relating to the Financial Statements of Georgette Klinger, Inc. (5)

  23.4         Consent  of  Amper,   Politziner  &  Mattia,  P.C.,   Independent
               Registered Public Accounting Firm relating to the Financial Statements of Forele Ltd., Inc. (5)

  23.5         Consent  of  Amper,   Politziner  &  Mattia,  P.C.,   Independent
               Registered Public Accounting Firm relating to the Financial Statements of Wild Hare Salon, Inc. (5)

  23.6         Consent of Troutman Sanders LLP (included in Exhibit 5.1) (3)


-------------------------

(1) Incorporated by reference the Company's Current Report on Form 8-K, dated December 20, 2005, filed with the Commission on December 23, 2005, File No. 000-51158.

(2) Incorporated by reference the Company's initial filing of Form 10-SB, filed on February 10, 2005.

(3) To be filed by amendment.


(4) Previously filed with the Company's Registration Statement on Form S-1, filed with the Commission on January 13, 2006.

(5) Filed herewith.